Exhibit 10.1
2006 AMENDED AND RESTATED CREDIT AGREEMENT
(Revolving Loan)
by and between
CoBank, ACB,
as Lead Arranger, Administrative Agent, and Bid Agent
and as a Syndication Party,
SunTrust Bank; Bank of America, National Association; Harris N. A.; and Wells Fargo Bank, National Association,
as Co-Syndication Agents and as Syndication Parties,
BNP Paribas; Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A. “Rabobank International”, New York Branch;
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch; Deere
Credit, Inc.; U.S. Bank National Association; Natexis Banques
Populaires; Fortis Capital Corp.; The Bank of Nova Scotia; and
Calyon New York Branch,
as Senior-Managing Agents and as Syndication Parties,
National City Bank of Indiana; M&I Marshall & Ilsley Bank;
Farm Credit Services of America, FLCA; ING Capital LLC; Comerica
Bank; AgStar Financial Services, PCA; LaSalle Bank National
Association; Société Générale; Wachovia Bank, National
Association; and HSH Nordbank AG New York Branch,
as Syndication Parties,
and
CHS INC.
dated as of May 18, 2006

2006 AMENDED AND RESTATED CREDIT AGREEMENT
(Revolving Loan)
Recitals
     A. COBANK, ACB as the Lead Arranger, Administrative Agent, and Bid Agent for the benefit of the present and future Syndication Parties, and as a Syndication Party, the Syndication Parties identified on Schedule 1 thereto, and CENEX HARVEST STATES COOPERATIVES (n/k/a CHS Inc.), a cooperative corporation formed under the laws of the State of Minnesota, entered into that certain 2005 Amended and Restated Credit Agreement (Revolving Loans) (“2005 Credit Agreement”) dated as of May 19, 2005 (“Original Effective Date”).
     B. The parties to the 2005 Credit Agreement desire to make certain amendments to, but not to discharge any indebtedness or other obligations owing under, the 2005 Credit Agreement, as incorporated in this 2006 Amended and Restated Credit Agreement (Revolving Loan).
Agreement
     THIS 2006 AMENDED AND RESTATED CREDIT AGREEMENT (“Credit Agreement”) is entered into as of the 18th day of May 2006 (“Effective Date”), by and between COBANK, ACB (“CoBank”) for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity “Administrative Agent”), the Syndication Parties identified on Schedule 1 hereto, and CHS INC., a cooperative corporation formed under the laws of the State of Minnesota, whose address is 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (“Borrower”), and amends, restates, and replaces in its entirety the 2005 Credit Agreement effective as of the Effective Date.
ARTICLE 1. DEFINED TERMS
     As used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
     1.1 Additional Costs: shall have the meaning set forth in Section 16.12.
     1.2 Adjusted Consolidated Funded Debt: All Consolidated Funded Debt of Borrower and its Consolidated Subsidiaries, plus the net present value of operating leases of Borrower and its Consolidated Subsidiaries as discounted by a rate of 8.0% per annum.
     1.3 Administrative Agent: shall initially mean CoBank, ACB.

     1.4 Administrative Agent Office: shall mean the address set forth at Subsection 16.4.2, as it may change from time to time by notice to all parties to this Credit Agreement.
     1.5 Adoption Agreement: shall have the meaning set forth in Section 2.10.
     1.6 Advance: shall mean a 5-Year Advance, a Bid Advance, and/or an Overnight Advance, as the context requires.
     1.7 Advance Date: a day (which shall be a Banking Day) on which an Advance is made.
     1.8 Advance Payment: shall have the meaning set forth in Section 15.1.
     1.9 Affected Loans: shall have the meaning set forth in Subsection 5.2.3.
     1.10 Affiliate: with respect to any Person means (a) a Subsidiary of such Person, (b) any Person in which such Person, directly or indirectly, owns more than five percent (5.0%) of the outstanding equity thereof, and (c) any Person which, directly or indirectly, (i) owns more than five percent (5.0%) of the outstanding equity of such Person, or (ii) has the power under ordinary circumstances to control the management of such Person.
     1.11 Amortization: the total amortization of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.
     1.12 Annual Operating Budget: means the annual operating budget for Borrower and its Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for Borrower and its Subsidiaries included in the booklet delivered to the Syndication Parties at the March 29, 2006 bank group meeting.
     1.13 Anti-Terrorism Laws: shall have the meaning set forth in Subsection 9.24.1.
     1.14 Applicable Lending Office: means, for each Syndication Party and for each Advance, the lending office of such Syndication Party designated as such for such Advance on its signature page hereof or in the applicable Syndication Acquisition Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its Advances are to be made and maintained.
     1.15 Authorized Officer: shall have the meaning set forth in Subsection 10.1.4.
     1.16 Bank Debt: all amounts owing hereunder, including, fees, Borrower’s obligations to purchase Bank Equity Interests, Funding Losses and all interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.
     1.17 Banking Day: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado,

Minnesota, or New York, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a LIBO Rate Period for, a LIBO Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or LIBO Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.
     1.18 Bank Equity Interests: shall have the meaning set forth in Article 7 hereof.
     1.19 Base Rate: a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion, with the consent of Borrower, which consent will not be unreasonably withheld (provided that Borrower’s consent shall not be required at any time there has occurred and is continuing a Potential Default or an Event of Default).
     1.20 Base Rate Loans: shall have the meaning set forth in Subsection 5.1.1.
     1.21 Bid: shall have the meaning set forth in Section 3.3.
     1.22 Bid Advance: shall have the meaning set forth in Section 3.1.
     1.23 Bid Agent: shall mean CoBank, ACB.
     1.24 Bid Maturity Date: shall have the meaning set forth in Section 3.2.
     1.25 Bid Rate: shall have the meaning set forth in Section 3.3.
     1.26 Bid Rate Loan: shall have the meaning set forth in Section 3.1.
     1.27 Bid Request: shall have the meaning set forth in Section 3.2.
     1.28 Bid Results Notice: shall have the meaning set forth in Section 3.3.
     1.29 Bid Selection Notice: shall have the meaning set forth in Section 3.4.
     1.30 Borrower’s Account: shall mean Borrower’s account #44070 at Wells Fargo Bank, N.A., Minneapolis, Minnesota (ABA #091000019).
     1.31 Borrower Benefit Plan: means (a) any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA); (b) any “multiple employer plan” within the meaning of Section 413 of the Code; (c) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (d) a “voluntary employees’ beneficiary association” within the meaning of Section 501(a)(9) of the Code; (e) a “welfare benefit fund” within the meaning of Section 419 of the

Code; or (f) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute.
     1.32 Borrower Indemnification Payment: shall have the meaning set forth in Section 3.11.
     1.33 Borrower Pension Plan: means each Borrower Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code.
     1.34 Capital Leases: means any lease of property (whether real, personal or mixed) by a Person which has been or should be , in accordance with GAAP, reflected on the balance sheet of such Person as a capital lease.
     1.35 Cash Collateral Account: shall have the meaning set forth in Section 4.6.
     1.36 CCC: shall have the meaning set forth in Section 3.11.
     1.37 CCC Guarantee: shall have the meaning set forth in Section 3.11.
     1.38 Change in Law: shall have the meaning set forth in Subsection 5.2.2.
     1.39 Closing Date: means May 18, 2006, provided that on or before such date (a) the Administrative Agent, the Bid Agent, the Syndication Parties, and Borrower have executed all Loan Documents to which they are parties; and (b) the conditions set forth in Section 10.1 of this Credit Agreement have been met.
     1.40 Code: means the Internal Revenue Code of 1986.
     1.41 Committed Bid Advances: shall mean the principal amount of all Bid Advances which any Syndication Party is obligated to make as a result of such Syndication Party having received a Bid Selection Notice pursuant to Section 3.4 hereof, but which has not been funded as a Bid Rate Loan.
     1.42 Committed LC Request: shall have the meaning set forth in Subsection 4.1.1.
     1.43 Committed Letter of Credit: shall mean a letter of credit issued by the Letter of Credit Bank pursuant to the provisions of Sections 4.1 and 4.2 hereof.
     1.44 Committed Letter of Credit Fee: for any Fiscal Quarter of Borrower shall be an amount equal to the 5-Year Margin in effect on the first day of such Fiscal Quarter (a) multiplied by the undrawn face amount of each Committed Letter of Credit for each day during such Fiscal Quarter, (b) divided by 360.

     1.45 Committed 5-Year Advances: the principal amount of all 5-Year Advances which any Syndication Party is obligated to make as a result of such Syndication Party having received a 5-Year Funding Notice pursuant to Section 2.3 hereof, but which has not been funded.
     1.46 Commitment Increase: shall have the meaning set forth in Section 2.10.
     1.47 Communications: shall have the meaning set forth in Subsection 16.16.1.
     1.48 Compliance Certificate: a certificate of the chief financial officer of Borrower acceptable to the Administrative Agent and in the form attached hereto as Exhibit 1.48.
     1.49 Confirmation Amount: shall have the meaning set forth in Section 3.11.
     1.50 Confirmation Request: shall have the meaning set forth in Section 3.11.
     1.51 Consolidated Cash Flow: for any period, the sum of (a) earnings before income taxes of Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; plus (b) amounts that have been deducted in the determination of such earnings before income taxes for such period for (i) Consolidated Interest Expense for such period, (ii) Depreciation for such period, (iii) Amortization for such period, and (iv) extraordinary and/or one-time non-cash losses for such period; minus (c) the amounts that have been included in the determination of such earnings before income taxes for such period for (i) extraordinary gains, (ii) extraordinary and/or one-time income, (iii) non-cash patronage income, and (iv) non-cash equity earnings in joint ventures.
     1.52 Consolidated Current Assets: the total current assets of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.
     1.53 Consolidated Current Liabilities: the total current liabilities of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.
     1.54 Consolidated Funded Debt: all indebtedness for borrowed money of Borrower and its Consolidated Subsidiaries, that is classified as long term debt in accordance with GAAP, and shall include Debt of such maturity created or assumed by Borrower or any Consolidated Subsidiary either directly or indirectly, including obligations of such maturity secured by liens upon property of Borrower or its Consolidated Subsidiaries and upon which such entity customarily pays the interest, and all rental payments under capitalized leases of such maturity.
     1.55 Consolidated Interest Expense: for any period, all interest expense of Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.
     1.56 Consolidated Members’ and Patrons’ Equity: the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Borrower and its Consolidated Subsidiaries and the minority interest in Subsidiaries, provided that the total amount of intangible assets of Borrower and its Consolidated Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and goodwill) included therein shall not exceed $30,000,000 (and to the extent such intangible assets exceed $30,000,000.00, they will not be included in the calculation of Consolidated Members’ and Patrons’ Equity); all as determined in accordance with GAAP consistently applied.
     1.57 Consolidated Subsidiary: any Subsidiary whose accounts are consolidated with those of Borrower in accordance with GAAP.
     1.58 Contributing Syndication Parties: shall have the meaning set forth in Section 15.4.
     1.59 Control Agreement: means a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by Borrower, the Administrative Agent, and the applicable securities intermediary with respect to a Securities Account (as defined in the Colorado Uniform Commercial Code) or bank with respect to a deposit account.
     1.60 Converted LC: shall have the meaning set forth in Section 4.6.
     1.61 Debt: means as to any Person: (a) indebtedness or liability of such Person for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under capital leases; (c) obligations of such Person arising under bankers’ or trade acceptance facilities; (d) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor of another Person against loss (without duplication) ; (e) all obligations secured by a lien on property owned by such Person, whether or not the obligations have been assumed; and (f) all obligations of such Person under any agreement providing for an interest rate swap, cap, cap and floor, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition.
     1.62 Default Interest Rate: a rate of interest equal to 200 basis points in excess of the Base Rate which would otherwise be applicable at the time.
     1.63 Delinquency Interest: shall have the meaning set forth in Section 15.4.
     1.64 Delinquent Amount: shall have the meaning set forth in Section 15.4.
     1.65 Delinquent Syndication Party: shall have the meaning set forth in Section 15.4.
     1.66 Depreciation: the total depreciation of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.
     1.67 Effective Date: shall have the meaning set forth on page 1.
     1.68 Embargoed Person: shall have the meaning set forth in Section 11.15.

     1.69 Environmental Laws: any federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, including any such law, statute, ordinance, rule, regulation, order or permit enacted in any foreign country where Borrower has operations or owns property, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about any of the real property interests of a Person, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time.
     1.70 Environmental Regulations: as defined in the definition of Hazardous Substances.
     1.71 ERISA: shall have the meaning set forth in Section 9.10.
     1.72 ERISA Affiliate: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term “ERISA Affiliate” shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.
     1.73 Event of Default: shall have the meaning set forth in Section 14.1.
     1.74 Event of Syndication Default: shall have the meaning set forth in Subsection 15.30.1.
     1.75 Executive Order: shall have the meaning set forth in Subsection 9.24.1.
     1.76 Existing Letters of Credit: The Letters of Credit which have been issued for the benefit of Borrower by one or more of the Syndication Parties and which are outstanding on the Closing Date as listed on Exhibit 1.76 hereto.
     1.77 Export Grain Transaction: means a transaction whereby Borrower has agreed to sell grain to a purchaser (“Importer”) located in a country other than the United States under circumstances whereby the transaction will be eligible for issuance of a Credit Guarantee Assurance by the U.S. Commodity Credit Corporation under the United States Export Credit Guarantee Programs GSM-102 or GSM-103.
     1.78 Extended Duration LC: shall have the meaning set forth in Section 4.6.
     1.79 Farm Credit System Institution: shall mean any Farm Credit Bank, any Federal land bank association, any production credit association, the banks for cooperatives, and such other institutions as may be a part of the Farm Credit System and chartered by and subject to regulation by the Farm Credit Administration.
     1.80 Fiscal Quarter: each three (3) month period beginning on the first day of each of the following months: September, December, March and June.
     1.81 Fiscal Year: a year commencing on September 1 and ending on August 31.
     1.82 5-Year Advance: shall have the meaning set forth in Section 2.1.
     1.83 5-Year Availability Period: shall mean the period from the Closing Date until the 5-Year Maturity Date or such later date as may be applicable with respect to 5-Year Advances made pursuant to Section 4.6 hereof.
     1.84 5-Year Borrowing Notice: shall have the meaning set forth in Section 2.3.
     1.85 5-Year Commitment: shall be $1,100,000,000.00, subject to (a) reduction as provided in Section 2.9 hereof; and (b) increase as provided in Section 2.10 hereof.
     1.86 5-Year Facility: shall mean the loan facility made available to Borrower under Article 2 of this Agreement.
     1.87 5-Year Facility Fee Factor: the 5-Year Facility Fee Factor determined as set forth in Schedule 2 hereto and Section 5.6 hereof.
     1.88 5-Year Facility Fee: shall have the meaning set forth in Subsection 5.5.1.
     1.89 5-Year Facility Note: shall have the meaning set forth in Section 2.4.
     1.90 5-Year Funding Notice: shall have the meaning set forth in Section 2.3.
     1.91 5-Year Margin: the 5-Year Margin determined as set forth in Schedule 2 hereto and Section 5.6 hereof.
     1.92 5-Year Maturity Date: May 18, 2011.
     1.93 Funded Debt: means, with respect to any Person, at any time, all Debt of such Person in each case maturing by its terms more than one year after the date of creation thereof, or which is renewable or extendible at the option of such Person for a period ending more than one (1) year after the date of creation thereof, and shall include Debt of such maturity created or assumed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon property of such Person and upon which such Person customarily pays the interest, and all obligations of such Person under Capital Leases of such maturity, and the net present value of obligations under Operating Leases as discounted by a rate of 8.0% per annum, and all obligations to reimburse the Letter of Credit Bank or any Syndication Party with respect to all Letters of Credit which support long-term debt, with expiration dates in excess of one year from the date of issuance thereof.

     1.94 Funding Losses: shall have the meaning set forth in Section 6.5.
     1.95 Funding Loss Notice: shall have the meaning set forth in Section 6.5.
     1.96 Funding Share: shall mean the amount of any Advance which each Syndication Party is required to fund, which shall be determined as follows: (a) for a 5-Year Advance (which shall not include a Bid Advance or an Overnight Advance), the amount of such 5-Year Advance multiplied by such Syndication Party’s Individual 5-Year Pro Rata Share as of the date of the 5-Year Funding Notice for, but without giving effect to, such 5-Year Advance; (b) for an Advance under a Bid won by such Syndication Party, the amount of such Bid; and (c) for an Overnight Advance, the amount determined as provided in Section 3.9 hereof.
     1.97 Funding Source: shall have the meaning set forth in Section 2.10.
     1.98 GAAP: generally accepted accounting principles in the United States of America, as in effect from time to time.
     1.99 Good Faith Contest: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, (c) during the period of such contest, the enforcement of any contested item is effectively stayed, and (d) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect.
     1.100 Governmental Authority: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     1.101 Hazardous Substances: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule, including any such law, statute, code, ordinance, rule, regulation enacted in any foreign country where Borrower has operations or owns property, relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.
     1.102 Holdout Lender: shall have the meaning set forth in Section 15.32.
     1.103 Importer: shall have the meaning set forth in Section 1.77.
     1.104 Importer LC: shall have the meaning set forth in Section 3.11.
     1.105 Indemnification Date: shall have the meaning set forth in Section 3.11.

     1.106 Indemnified Agency Parties: shall have the meaning set forth in Section 15.19.
     1.107 Indemnified Parties: shall have the meaning set forth in Section 13.1.
     1.108 Individual 5-Year Commitment: shall mean with respect to any Syndication Party the amount shown as its Individual 5-Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 15.27 hereof, or a reduction in the 5-Year Commitment in accordance with Section 2.9 hereof.
     1.109 Individual 5-Year Lending Capacity: shall mean with respect to any Syndication Party the amount at any time of its Individual 5-Year Commitment, less its Individual Outstanding 5-Year Obligations.
     1.110 Individual Outstanding 5-Year Obligations: shall mean with respect to any Syndication Party the total at any time, without duplication, of (a) the aggregate outstanding principal amount of all 5-Year Advances made by such Syndication Party, (b) the aggregate outstanding principal amount of all Bid Advances made by such Syndication Party, (c) the undrawn face amount of all outstanding Negotiated Letters of Credit as to which such Syndication Party is the Issuing Syndication Party, (d) such Syndication Party’s 5-Year Pro Rata Share of the undrawn face amount of all outstanding Committed Letters of Credit; (e) all of such Syndication Party’s Committed 5-Year Advances; and (f) all of such Syndication Party’s Committed Bid Advances.
     1.111 Individual 5-Year Pro Rata Share: shall mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 9 decimal points), where the numerator is such Syndication Party’s Individual 5-Year Commitment less such Syndication Party’s Individual Outstanding 5-Year Obligations; and the denominator is the 5-Year Commitment less the sum of the Individual Outstanding 5-Year Obligations of all of the Syndication Parties, determined (a) in the case of LIBO Rate Loans, at 12:00 noon (Central time) on the Banking Day Borrower delivers a 5-Year Borrowing Notice pursuant to which Borrower requests such LIBOR Loan, and (b) in all other cases, 12:00 noon (Central time) on the Banking Day Borrower delivers a 5-Year Borrowing Notice or requests a Letter of Credit under the 5-Year Facility.
     1.112 Intellectual Property: shall have the meaning set forth in Section 9.18.
     1.113 Investment: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (e) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or debts of any other Person (other than by endorsement for collection in the ordinary course of business), (f) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (g) an agreement to supply or advance any assets, goods or services not in the ordinary course of business, or (h) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.
     1.114 Issuance Fee: shall be, with respect to each Committed Letter of Credit, the greater of (a) $2,500.00; or (b) the face amount of such Letter of Credit multiplied by 20 basis points.
     1.115 Issuing Syndication Party: shall have the meaning set forth in Section 4.3.
     1.116 LC Commitment: shall be $75,000,000.00.
     1.117 LC Confirmation: shall have the meaning set forth in Section 3.11.
     1.118 LC Confirmation Commitment: means $6,000,000.00.
     1.119 Letters of Credit: collectively all Committed Letters of Credit, and all Negotiated Letters of Credit, outstanding at any time.
     1.120 Letter of Credit Bank: CoBank, ACB.
     1.121 LIBO Rate: the rate for deposits in U.S. dollars with maturities comparable to the selected LIBO Rate Period as quoted by the British Bankers’ Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, determined effective as of 11:00 A.M. (London Time) on the day which is two (2) Banking Days prior to the first day of each LIBO Rate Period, reserve adjusted for Regulation D on a demonstrated basis, with such rate modified by adding the 5-Year Margin.
     1.122 LIBO Rate Loan: shall have the meaning set forth in Subsection 5.1.2.
     1.123 LIBO Rate Period: shall have the meaning set forth in Subsection 5.1.2.
     1.124 LIBO Request: shall have the meaning set forth in Subsection 5.1.2.
     1.125 Licensing Laws: shall have the meaning set forth in Section 9.4.
     1.126 Lien: means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset).

     1.127 Loans: shall mean, collectively, all Bid Advances, all Base Rate Loans, all LIBO Rate Loans, and all Overnight Loans outstanding at any time.
     1.128 Loan Documents: this Credit Agreement and the Notes.
     1.129 Material Adverse Effect: means a material adverse effect on (a) the financial condition, results of operation, business or property of Borrower; or (b) on the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents; or (c) on the ability of the Administrative Agent or the Syndication Parties to enforce their rights and remedies against Borrower under the Loan Documents.
     1.130 Material Agreements: all agreements of Borrower, the termination or breach of which, based upon Borrower’s knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect.
     1.131 Multiemployer Plan: means a Plan meeting the definition of a “multiemployer plan” in Section 3(37) of ERISA.
     1.132 NCRA: shall have the meaning set forth in Section 12.5.
     1.133 Negotiated LC Request: shall have the meaning set forth in Subsection 4.1.2.
     1.134 Negotiated Letter of Credit: shall mean a letter of credit issued by a Syndication Party pursuant to the provisions of Sections 4.1 and 4.3 hereof and shall include all Existing Letters of Credit as to which such Syndication Party was the Issuing Syndication Party.
     1.135 Non-US Lender: shall have the meaning set forth in Section 15.31.
     1.136 Note or Notes: the 5-Year Facility Notes, and all amendments, renewals, substitutions and extensions thereof.
     1.137 OFAC: shall have the meaning set forth in Section 11.15.
     1.138 Operating Lease: means any lease of property (whether real, personal or mixed) by a Person under which such Person is lessee, other than a Capital Lease.
     1.139 Organization Documents: in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement.
     1.140 Other List: shall have the meaning set forth in Section 11.15.
     1.141 Original Effective Date: shall have the meaning set forth in Recital A.
     1.142 Overnight Advance: shall have the meaning set forth in Section 3.9.
     1.143 Overnight Advance Request: shall have the meaning set forth in Section 3.9.

     1.144 Overnight Funding Commitment: shall mean $20,000,000.00.
     1.145 Overnight Lender: shall mean CoBank.
     1.146 Overnight Maturity Date: shall have the meaning set forth in Section 3.9.
     1.147 Overnight Rate: shall have the meaning set forth in Section 3.9.
     1.148 Payment Account: shall have the meaning set forth in Section 15.11.
     1.149 Payment Distribution: shall have the meaning set forth in Section 15.11.
     1.150 PBGC: shall have the meaning set forth in Section 9.10.
     1.151 Permitted Encumbrance: shall have the meaning set forth in Section 12.3.
     1.152 Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, government or governmental agency (whether national, federal, state, provincial, country, city, municipal or otherwise, including without limitation, and instrumentality, division, agency, body or department thereof), or other entity.
     1.153 Plan: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.
     1.154 Platform: shall have the meaning set forth in Subsection 16.16.2.
     1.155 Potential Default: any event, other than an event described in Section 14.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.
     1.156 Prohibited Transaction: means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.
     1.157 Reallocation: shall have the meaning set forth in Section 16.17.
     1.158 Reduction: shall have the meaning set forth in Section 16.17.
     1.159 Regulatory Change: shall have the meaning set forth in Section 16.12.
     1.160 Replacement Lender: shall have the meaning set forth in Section 15.32.
     1.161 Reportable Event: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

     1.162 Requested 5-Year Advance: shall mean the amount of the 5-Year Advance requested by Borrower in any 5-Year Borrowing Notice.
     1.163 Required Lenders: shall mean Syndication Parties (including Voting Participants) whose aggregate Individual 5-Year Commitments constitute fifty-one percent (51.0%) of the 5-Year Commitment; provided that the number of Syndication Parties (including Voting Participants) which constitute the Required Lenders must be the lesser of (i) all, or (ii) no fewer than three (3), if fewer than three (3) Syndication Parties (including Voting Participants) would constitute fifty-one percent (51.0%) of the aggregate Individual 5-Year Commitments. Pursuant to Section 15.28 hereof, Voting Participants shall, under the circumstances set forth therein, be entitled to voting rights and to be included in determining whether certain action is being taken by the Required Lenders.
     1.164 Required License: shall have the meaning set forth in Section 9.09.
     1.165 Restricted Subsidiary: shall mean those Subsidiaries identified on Exhibit 1.165 hereto, as it may be amended from time to time with the prior written consent of Borrower, the Administrative Agent and the Required Lenders.
     1.166 SDN List: shall have the meaning set forth in Section 11.15.
     1.167 Subsidiary: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock thereof, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof, or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity, with respect to which such Person, (i) directly or indirectly owns more than fifty percent (50%) of the equity interest thereof, or (ii) directly or indirectly owns an equity interest in an amount sufficient to control the management thereof. All of Borrower’s Subsidiaries owned as of the Closing Date are set forth on Exhibit 1.167 hereto.
     1.168 Successor Agent: such Person as may be appointed as successor to the rights and duties of the Administrative Agent as provided in Section 15.22 of this Credit Agreement.
     1.169 Syndication Acquisition Agreement: shall have the meaning set forth in Section 15.27.
     1.170 Syndication Interest: shall have the meaning set forth in Section 15.1.
     1.171 Syndication Parties: shall mean those entities listed on Schedule 1 hereto as having an Individual 5-Year Commitment, and such Persons as shall from time to time execute (a) a Syndication Acquisition Agreement substantially in the form of Exhibit 15.27 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 15.27 hereof, and to become a Syndication Party hereunder; or (b) an Adoption Agreement substantially in the form of Exhibit 2.10 hereto in connection with any Commitment Increase as provided in Section 2.10 hereof.

     1.172 Syndication Party Advance Date: shall have the meaning set forth in Section 15.2.
     1.173 Term Loan Credit Agreement: shall mean that certain Credit Agreement (Term Loan) dated as of June 1, 1998 by and between Borrower (f/k/a Cenex Harvest States Cooperatives) and St. Paul Bank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, CoBank, and the other syndication parties set forth on the signature pages thereto, as by the First Amendment through the Seventh Amendment and as amended from time to time thereafter.
     1.174 2005 Credit Agreement: shall have the meaning set forth in Recital A.
     1.175 Transfer: shall have the meaning set forth in Section 15.27.
     1.176 USA Patriot Act: shall have the meaning set forth in Subsection 9.24.1.
     1.177 Voting Participant: shall have the meaning set forth in Section 15.28.
     1.178 Wire Instructions: shall have the meaning set forth in Section 15.29.
ARTICLE 2. 5-YEAR FACILITY
     2.1 5-Year Facility Loan. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 15.10 hereof), each of the Syndication Parties severally agrees to advance funds under the 5-Year Facility (each a “5-Year Advance”) upon receipt of a 5-Year Funding Notice from time to time during the 5-Year Availability Period, subject to the following limits:
          2.1.1 Individual Syndication Party 5-Year Commitment. No Syndication Party shall be required or permitted to make a 5-Year Advance which would exceed its Individual 5-Year Lending Capacity as in effect at the time of the Administrative Agent’s receipt of the 5-Year Borrowing Notice requesting such 5-Year Advance.
          2.1.2 Individual Syndication Party 5-Year Pro Rata Share. No Syndication Party shall be required or permitted to fund a 5-Year Advance under the 5-Year Facility in excess of an amount equal to its Individual 5-Year Pro Rata Share multiplied by the amount of the requested 5-Year Advance. Each Syndication Party agrees to fund its Individual 5-Year Pro Rata Share of each 5-Year Advance, except as provided in Article 3 hereof regarding Bid Advances.
     2.2 5-Year Commitment. Borrower shall not be entitled to request a 5-Year Advance in an amount which, when added to the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties, would exceed the 5-Year Commitment.
     2.3 5-Year Borrowing Notice. Borrower shall give the Administrative Agent prior written notice by facsimile (effective upon receipt) of each request for a 5-Year Advance (a) in the case of a Base Rate Loan, on or before 11:00 A.M. (Central time) on the day of making such Base Rate Loan, and (b) in the case of a LIBO Rate Loan, on or before 11:00 A.M. (Central time) at least three (3) Banking Days prior to the date of making such LIBO Rate Loan. Each notice must be in substantially the form of Exhibit 2.3 hereto (“5-Year Borrowing Notice”) and must specify (w) the amount of such 5-Year Advance (which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00), (x) the proposed date of making such 5-Year Advance, (y) whether Borrower requests that the 5-Year Advance will bear interest at (i) the Base Rate or (ii) the LIBO Rate, and (z) in the case of a LIBO Rate Loan, the initial LIBO Rate Period applicable thereto. The Administrative Agent shall, on or before 12:00 noon (Central time) of the same Banking Day, notify each Syndication Party (“5-Year Funding Notice”) of its receipt of each such 5-Year Borrowing Notice and the amount of such Syndication Party’s Funding Share thereunder. Not later than 2:00 P.M. (Central time) on the date of a 5-Year Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, such Syndication Party’s Funding Share of such 5-Year Advance. After the Administrative Agent’s receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article 10 hereof, the Administrative Agent will make such 5-Year Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account. A 5-Year Advance may be requested by the Overnight Lender as provided in Section 3.9 hereof, by a written notice to the Administrative Agent generally complying with the requirements set forth above for a 5-Year Borrowing Notice, provided that such amount shall bear interest at the Base Rate. Thereafter the Administrative Agent shall send out a 5-Year Funding Notice, each Syndication Party shall make available to the Administrative Agent such Syndication Party’s Funding Share thereof as provided above, and the Administrative Agent shall transmit such funds by wire transfer to the Overnight Lender.
     2.4 Promise to Pay; 5-Year Facility Promissory Notes. Borrower promises to pay to the order of each Syndication Party, at the office of the Administrative Agent at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or such other place as the Administrative Agent shall direct in writing, an amount equal to (a) the outstanding amount of (i) 5-Year Advances (including Overnight Advances, if any) and (ii) Bid Advances, in each case made by such Syndication Party; plus (b) any Bank Debt owing hereunder to such Syndication Party; plus (c) interest as set forth herein, payable to such Syndication Party for the account of its Applicable Lending Office. All such amounts are to be payable in the manner and at the time set forth in this Credit Agreement. At the request of any Syndication Party, made to the Administrative Agent which shall then provide notice to Borrower, Borrower, in order to further evidence its obligations to such Syndication Party as set forth above in this Section, agrees to execute its promissory note in substantially the form of Exhibit 2.4 hereto duly completed, in the stated maximum principal amount equal to such Syndication Party’s Individual 5-Year Commitment, dated the date of this Credit Agreement, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 5-Year Maturity Date (each a “5-Year Facility Note” and collectively, the “5-Year Facility Notes”).
     2.5 Advances Under 2005 Credit Agreement. The aggregate principal amount owing on the Closing Date under the 2005 Credit Agreement on account of 364-Day Advances or 5-Year Advances (as such terms are defined in the 2005 Credit Agreement) , after Borrower has made any payments required under Section 16.17 hereof, shall be treated as 5-Year Advances hereunder bearing interest at the Base Rate or the LIBO Rate and for the LIBO Rate Period, in each case as was applicable thereto under the 2005 Credit Agreement.
     2.6 Syndication Party Records. Each Syndication Party shall record on its books and records the amount of each 5-Year Advance and any unreimbursed obligations to such Syndication Party with respect to payments by such Syndication Party under Negotiated Letters of Credit issued by such Syndication Party made by it hereunder, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party’s record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the 5-Year Advances and Bid Advances funded by such Syndication Party and any unreimbursed obligations to such Syndication Party with respect to payments by such Syndication Party under Negotiated Letters of Credit issued by such Syndication Party.
     2.7 Use of Proceeds. The proceeds of the 5-Year Loans will be used by Borrower (a) to fund working capital requirements, (b) for general corporate purposes, (c) to support the issue of Letters of Credit, (d) to payoff Overnight Advances (at the request of either Borrower or the Overnight Lender), and (e) an aggregate amount not to exceed $100,000,000.00 to make required payments of principal under any commercial paper facility issued by Borrower, and Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.
     2.8 Syndication Party Funding Failure. The failure of any Syndication Party to fund its Funding Share of any requested 5-Year Advance to be made by it on the date specified for such Advance shall not relieve any other Syndication Party of its obligation (if any) to fund its Funding Share of any Advance on such date, but, except as provided in Sections 3.8 and 3.10 hereof, no Syndication Party shall be responsible for the failure of any other Syndication Party to make any Advance to be made by such other Syndication Party.
     2.9 Reduction of 5-Year Commitment. Borrower may, by written facsimile notice to the Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably reduce the 5-Year Commitment; provided that (a) such reduction must be in multiples of one-million dollars ($1,000,000.00), and (b) Borrower must simultaneously make any principal payment necessary (along with any applicable Funding Losses on account of such principal payment) so that (i) the aggregate amount of the Individual Outstanding 5-Year Obligations of all Syndication Parties does not exceed the reduced 5-Year Commitment on the date of such reduction, and (ii) the Individual Outstanding 5-Year Obligations owing to any Syndication Party do not exceed the Individual 5-Year Commitment of that Syndication Party (after reduction thereof in accordance with the following sentence). In the event the 5-Year Commitment is reduced as provided in the preceding sentence, then the Individual 5-Year Commitment of each Syndication Party shall be reduced in the same proportion as the Individual

5-Year Commitment of such Syndication Party bears to the 5-Year Commitment before such reduction.
     2.10 Increase of 5-Year Commitment. Borrower shall have the right to increase the 5-Year Commitment (“Commitment Increase”) from time to time by an amount of up to $200,000,000.00 in the aggregate; provided that each of the following conditions has been satisfied: (a) no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 15.10 hereof); (b) Borrower has submitted to the Administrative Agent a written request for such Commitment Increase, specifying (i) the aggregate dollar amount thereof, which shall be a minimum of $50,000,000.00 and in increments of $1,000,000.00, (ii) the name of one or more financial institutions or Farm Credit System Institutions (which, in any case, may be an existing Syndication Party hereunder) that has committed to provide funding of the Commitment Increase pursuant to the terms of, and as a Syndication Party under, this Agreement (each a “Funding Source”), and (iii) the amount of the Commitment Increase which each such Funding Source has committed to provide, which must be a minimum of $10,000,000.00 and in increments of $1,000,000.00; (c) each Funding Source has, unless it is at such time a Syndication Party hereunder, executed an agreement in the form of Exhibit 2.10 hereto (“Adoption Agreement”); (d) the Administrative Agent has approved each Funding Source as a Syndication Party hereunder (unless such Funding Source is already a Syndication Party), which approval shall not be unreasonably withheld; (e) each Funding Source has remitted to the Administrative Agent, by wire transfer in accordance with the Wire Instructions, the amount directed by the Administrative Agent so that such Funding Source will have funded its share (based on such Funding Source’s Individual 5-Year Pro Rata Share as recalculated as provided in clause (w) below in this Section) of all outstanding Advances other than Bid Advances and Overnight Advances, to the extent not previously funded by such Funding Source; and (f) Borrower has, if requested by such Funding Source(s), executed such additional 5-Year Facility Notes payable to such Funding Source(s) and in such amounts, as the Administrative Agent shall require to reflect the Commitment Increase. Upon the satisfaction of each of the foregoing conditions, (v) the 5-Year Commitment shall be automatically increased by the amount of the Commitment Increase; (w) the Individual 5-Year Pro Rata Share of each of the Syndication Parties, including the Funding Source, shall be recalculated by the Administrative Agent to reflect the amount of the Commitment Increase which each such Funding Source has committed to provide, and the amount of the Commitment Increase; (x) the Funding Source(s) shall be allocated a share of all existing 5-Year Advances, other than Bid Advances and Overnight Advances, and any such amounts remitted pursuant to clause (e) above shall be allocated among, and paid over to, those Persons who were Syndication Parties prior to the Commitment Increase, based on their Individual 5-Year Pro Rata Shares as they existed prior to the Commitment Increase, to reflect a reduction in their share of outstanding 5-Year Advances (other than Bid Advances and Overnight Advances); (y) to the extent that any Syndication Party is entitled to recover Funding Losses on account of having been allocated any portion of the amounts remitted pursuant to clause (e) above, Borrower shall pay to the Administrative Agent the amount of such Funding Losses which the Administrative Agent shall then forward to such Syndication Party; and (z) the Administrative Agent shall revise Schedule 1 to reflect the Commitment Increase.

ARTICLE 3. BID RATE FACILITY; OVERNIGHT FACILITY; LC CONFIRMATION FACILITY
     3.1 5-Year Facility Bid Rate Loans. Subject to the terms and conditions of this Agreement, including the procedures set forth in Article 3 hereof, each Syndication Party may in its sole discretion make Advances (each Advance made by a Syndication Party pursuant to this Section a “Bid Advance” and the total of such Advances made by the Syndication Parties the “Bid Rate Loans”) to Borrower from time to time during the 5-Year Availability Period, provided that:
          3.1.1 Individual 5-Year Commitment. No Syndication Party shall be permitted to make a Bid Advance under the 5-Year Facility which, when added to its aggregate Individual Outstanding 5-Year Obligations, would exceed such Syndication Party’s Individual 5-Year Commitment.
          3.1.2 5-Year Commitment. Borrower may not make a 5-Year Bid Request in an amount which, when added to the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties, would exceed the 5-Year Commitment.
          3.1.3 Amounts. Each 5-Year Bid Request shall be in an amount at least equal to five million dollars ($5,000,000) and in integral multiples of one million dollars ($1,000,000), and each 5-Year Bid shall be in an amount at least equal to one million dollars ($1,000,000) or the amount remaining under the Individual 5-Year Commitment of the Syndication Party submitting such 5-Year Bid, if less. Each Bid Advance made by a Syndication Party will be in the amount of its Bids, or portions thereof, under the 5-Year Facility that are accepted by Borrower in accordance with Section 3.4 hereof.
     3.2 Bid Request. No more frequently than once each Banking Day, Borrower may request offers from all Syndication Parties which have an Individual 5-Year Commitment, acting severally and not jointly, to make Bid Advances by giving the Bid Agent notice by facsimile (effective upon receipt), substantially in the form of Exhibit 3.2 hereto (“Bid Request”) on or before 9:00 A.M. (Central time) on the Banking Day the proposed Bid Rate Loan is to be made. By 9:30 A.M. (Central time) of the same Banking Day, the Bid Agent shall, by facsimile transmission, send to all of the Syndication Parties eligible to receive a Bid Request a copy of such Bid Request. Each Bid Request must specify (a) the total amount of such requested Bid Advances, (b) the individual amount of each requested Bid Advance with a different proposed Bid Maturity Date, (c) the proposed Banking Day of making such Bid Advance (which shall be the same Banking Day on which the Bid Request is submitted), and (d) the proposed maturity dates for such Bid Advances (each a “Bid Maturity Date”) which must be Banking Days and which must not extend more than thirty (30) days beyond the 5-Year Maturity Date. Borrower may request offers to make more than one Bid Rate Loan (up to a maximum of five (5) Bid Rate Loans in a single Bid Request), each with a different Bid Maturity Date, in a single Bid Request.
     3.3 Bid Procedure. Each Syndication Party with an Individual 5-Year Commitment may, in its sole discretion, submit to the Bid Agent a written quote, substantially in the form of Exhibit 3.3 hereto (“Bid”), containing an offer or offers to make one or more Bid Advances in a specified amount or amounts in response to such Bid Request (and may elect to bid with respect to any or all Bid Advances with different Bid Maturity Dates specified in the Bid Request); provided, however, each Syndication Party is limited to one Bid submission per Bid Request (which may cover more than one Bid Maturity Date) and a Syndication Party may not submit a Bid in an amount in excess of such Syndication Party’s Individual 5-Year Lending Capacity. A Bid may set forth offers for up to five (5) separate Bid Rates for each of the applicable Bid Advances, provided that each Bid shall specify the aggregate principal amount of Bid Advances for all Bid Maturity Dates that the Syndication Party submitting such Bid is willing to make at the interest rate or rates specified in such Bid (each a “Bid Rate”) pursuant to such Bid. Each Bid by a Syndication Party (other than by the Bid Agent acting in its capacity as a Syndication Party) must be submitted to the Bid Agent by facsimile not later than 10:15 A.M. (Central time) on the same Banking Day. The Bid Agent, in its capacity as a Syndication Party, may submit Bids; provided such Bids must be finalized not later than 10:00 A.M. (Central time) on the same Banking Day. Each Bid shall be irrevocable. The Bid Agent shall disregard a Bid if it (a) is not substantially in conformity with Exhibit 3.3 hereto, (b) contains qualifying or conditional language, (c) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (d) arrives after the applicable time set forth in this Section. By 10:30 A.M. (Central time) on the same Banking Day, the Bid Agent shall send copies of all Bids to Borrower by facsimile (“Bid Results Notice”).
     3.4 Bid Acceptance Procedure. Not later than 11:00 A.M. (Central time) on the same Banking Day, Borrower shall provide to the Bid Agent by facsimile notice, in the form of Exhibit 3.4 hereto, of its acceptance or rejection of each of the Bids submitted to Borrower by the Bid Results Notice (“Bid Selection Notice”). In the case of each acceptance the Bid Selection Notice shall specify the aggregate principal amount of Bid Advances for each of the Bids that are accepted. Regardless of the amounts or interest rates bid by any Syndication Party, Borrower may accept or decline any Bid in whole or in part, provided that (a) the aggregate principal amount of Bid Advances accepted may not exceed the applicable amount set forth in the related Bid Request, and (b) Borrower may not accept any offer that fails to comply with this Article 3. Bids not accepted by 11:00 A.M. will be irrevocably deemed to have been rejected by Borrower. No later than 12:00 noon (Central time) on the same Banking Day, the Bid Agent shall send, by facsimile, a copy of such Bid Selection Notice to the Administrative Agent and each Syndication Party which submitted a Bid.
     3.5 Bid Rate Loan Funding. Not later than 2:00 P.M. (Central time) on the same Banking Day, each Syndication Party that is to make one or more Bid Advances in accordance with the Bid Selection Notice shall make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, an amount sufficient to fund such Bid Advances. After the Administrative Agent’s receipt of such funds, but not later than 3:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article 10 hereof, the Administrative Agent will make the proceeds of such Bid Advances available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account.
     3.6 Syndication Party Funding Failure. In the event any Syndication Party fails to make any requested Bid Advance to be made by it on the date specified for such Advance, the

Administrative Agent (in that capacity) will advance such funds to Borrower on behalf of such Syndication Party in its role and capacity as the Administrative Agent, and therefore notwithstanding limitations, if any, contained herein relating to the Administrative Agent in its role as a Syndication Party, including its Individual 5-Year Commitment or Individual 5-Year Lending Capacity. In the event of the funding of any such Advance by the Administrative Agent, the Syndication Party failing to fund such Advance will be treated as a Delinquent Syndication Party under Section 15.4 hereof, and the Administrative Agent will be treated as a Contributing Syndication Party under such Section.
     3.7 Bid Rate Loans — Bid Maturity Date Beyond Maturity Date. Notwithstanding any other provision in this Credit Agreement that may be construed to the contrary, in the event that a Syndication Party, at its sole discretion, makes a Bid Advance to Borrower with a Bid Maturity Date later than the 5-Year Maturity Date; and (a) (i) the 5-Year Maturity Date is subsequently extended by amendment to this Credit Agreement; and (ii) such Syndication Party does not renew its Individual 5-Year Commitment at a level at least equal to the outstanding amount of such Bid Advance, then, in such case, such outstanding amount will be due and payable by Borrower, and accepted by such Syndication Party, on the 5-Year Maturity Date (as in effect prior to such extension thereof) without any liability for Funding Losses on such amount; or (b) the 5-Year Maturity Date is not subsequently extended by amendment to this Credit Agreement, then, in each such case, such outstanding amount will be repaid by Borrower in accordance with the terms of this Credit Agreement (including provision for Funding Losses) and this Credit Agreement will be deemed to continue in force for the limited purpose of facilitating such payments.
     3.8 Failure to Implement Bid Process. In the event the Bid Agent fails to hold an auction pursuant to a proper Bid Request, the Administrative Agent (in that capacity) will make an Advance to Borrower on behalf of all Syndication Parties in the amount of each Bid Advance requested in such Bid Request to bear interest at the then current Base Rate to be repaid out of proceeds of Bid Advances on the next Banking Day, and will cause the Bid Agent to hold the auction for such Bid Advances the following Banking Day.
     3.9 Overnight Advances. In addition to Borrower’s right to request a 5-Year Advance under Article 2 hereof or a Bid Advance under Section 3.1 hereof, Borrower may, subject to the terms and conditions of this Section, at any time before 2:30 P.M. (Central time) on a Banking Day, request the Overnight Lender to make an Advance to Borrower under the 5-Year Facility on the same Banking Day (“Overnight Advance”) in accordance with the provisions of this Section. Each Banking Day by 10:30 A.M. (Central time) the Overnight Lender shall notify Borrower of the interest rate (“Overnight Rate”) that it will charge on all Overnight Advances made that Banking Day. Borrower’s request for an Overnight Advance (“Overnight Advance Request”) may be made orally or in writing by facsimile (if orally, shall be confirmed in writing on the same Banking Day), must be directed to the Overnight Lender, and must specify (a) the amount of such Advance, and (b) the date when such Overnight Advance will be due and payable (“Overnight Maturity Date”), which may not be later than the fifth (5th) Banking Day thereafter. If Borrower submits an Overnight Advance Request, the Overnight Lender shall promptly, but not later than 3:30 P.M. on the same Banking Day, fund such Overnight Advance and advise the Administrative Agent in writing of the amount,

Overnight Rate, and Overnight Maturity Date of such Overnight Advance. Each Overnight Advance shall bear interest at the applicable Overnight Rate and shall be payable in full, including interest, on the Overnight Maturity Date applicable to such Overnight Advance. Such payment may, at Borrower’s discretion, and subject to the conditions of this Credit Agreement, be made by an Advance under the 5-Year Facility. Overnight Advances shall be made only by the Overnight Lender. Borrower’s entitlement to receive, and the Overnight Lender’s obligation to fund, any Overnight Advance shall be subject to the conditions and limitations set forth in Section 2.1 hereof and applicable to 5-Year Advances generally, and, in addition, the aggregate outstanding principal amount of all such Overnight Advances shall not at any time exceed the Overnight Funding Commitment. At the sole discretion of the Overnight Lender, any Overnight Advance may be paid off at any time by a 5-Year Advance requested by the Overnight Lender.
     3.10 Overnight Lender Funding Failure. In the event the Overnight Lender fails to make any requested Overnight Advance to be made by it on the date specified for such Advance, the Administrative Agent (in that capacity) may, in its sole and absolute discretion and in its role and capacity of the Administrative Agent, advance such funds to Borrower on behalf of such Overnight Lender, notwithstanding limitations, if any, contained herein relating to the Administrative Agent in its role as a Syndication Party, including its Individual 5-Year Commitment or Individual 5-Year Lending Capacity. In the event of any such advance by the Administrative Agent, the Overnight Lender will be treated as a Delinquent Syndication Party under Section 15.4 hereof, and the Administrative Agent will be treated as a Contributing Syndication Party under such Section.
     3.11 LC Confirmation Indemnification. In connection with any Export Grain Transaction, Borrower may, subject to the terms and conditions of this Section, at any time before 2:30 P.M. (Central time) on a Banking Day, request CoBank (acting in its individual capacity and not as Administrative Agent or Syndication Party) to confirm (“LC Confirmation”) the letter of credit issued by the applicable Importer’s bank (“Importer LC”), in accordance with the provisions of this Section. Borrower’s request for an LC Confirmation (“Confirmation Request”) may be made orally or in writing by facsimile (if orally, shall be confirmed in writing on the same Banking Day), must be directed to CoBank, with a copy to the Administrative Agent, and must (a) identify (i) the Export Grain Transaction, (ii) the Importer LC (and, if available, attach a copy of the Importer LC), and (iii) the issuer of the Importer LC, in each case for which the LC Confirmation is being requested; (b) specify the dollar amount to be covered by the LC Confirmation (“Confirmation Amount”), and (c) be accompanied by a written confirmation from the U.S. Department of Agriculture that (i) the Export Grain Transaction has been registered with the Commodity Credit Corporation (“CCC”) and the guarantee fee has been submitted to the CCC. In the event CoBank has not received the Credit Guarantee Assurance letter issued by the CCC (“CCC Guarantee”) and an assignment thereof to CoBank, on or before the thirtieth (30th) day following the date of CoBank’s issuance of the LC Confirmation (“Indemnification Date”), Borrower shall promptly, but no later than 3:30 P.M. on the Banking Day following the Indemnification Date, reimburse CoBank in full for the Confirmation Amount plus any additional costs or fees incurred by CoBank in connection therewith (“Borrower Indemnification Payment”). Such reimbursement may, at Borrower’s discretion, but subject to the conditions of this Credit Agreement, be made by a 5-Year Advance under the 5-Year Facility. In the event the CCC Guarantee, and written assignment thereof from

Borrower to CoBank, with respect to a specific LC Confirmation is received by CoBank on or before the Indemnification Date, Borrower shall have no further obligations regarding such LC Confirmation. LC Confirmations shall be made only by CoBank and CoBank shall be entitled to retain for its account the full amount of any fees charged to Borrower for the issuance an any LC Confirmation. Borrower’s entitlement to receive, and the CoBank’s obligation to issue, any LC Confirmation shall be subject to the conditions and limitations set forth in Section 2.1 hereof and applicable to 5-Year Advances generally, and, in addition, the aggregate amount of all outstanding LC Confirmations shall not at any time exceed the LC Confirmation Commitment. Until such time as a CCC Guarantee is issued, or Borrower makes the required Borrower Indemnification Payment with respect to a specific LC Confirmation, the Confirmation Amount of such LC Confirmation shall be included in CoBank’s Individual Outstanding 5-Year Obligations. LC Confirmations are not Letters of Credit for the purposes of this Agreement.
ARTICLE 4. LETTER OF CREDIT FACILITY
     4.1 Letter of Credit Request. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent in accordance with the provisions of Section 15.10 hereof), Borrower may request the issuance of one or more documentary letters of credit or standby letters of credit as Committed Letters of Credit or as Negotiated Letters of Credit pursuant to the conditions and limitations set forth below.
          4.1.1 Request for Committed Letter of Credit. Borrower may request issuance of a Committed Letter of Credit by providing, not later than 12:00 noon (Central time) on a Banking Day, a written request therefore (“Committed LC Request”) to the Administrative Agent and the Letter of Credit Bank. The Committed LC Request shall set forth (a) the face amount and expiry date, (b) the beneficiary, (c) the terms thereof, and (d) such other information as the Letter of Credit Bank shall request. Committed Letters of Credit shall be issued under the 5-Year Facility. In no event may the expiry date be later than 364 days past the 5-Year Maturity Date.
          4.1.2 Request for Negotiated Letter of Credit. Borrower may request issuance of a Negotiated Letter of Credit by (a) providing, no later than 11:00 A.M. (Central time) on a Banking Day, written notice to the Administrative Agent of (i) the face amount and expiry date of each Negotiated Letter of Credit which Borrower desires be issued and (ii) the identity of the Syndication Party or Parties from which Borrower intends to seek each such Negotiated Letter of Credit; (b) receiving written or oral confirmation from the Administrative Agent, to be provided no later than 11:30 A.M. (Central time), that each such Syndication Party has sufficient Individual 5-Year Lending Capacity to issue such Negotiated Letter(s) of Credit; and (c) following receipt of the confirmation described in clause (b) above, but no later than 12:00 noon (Central time), sending a written request (“Negotiated LC Request”) to each such Syndication Party requesting issuance of such Negotiated Letter(s) of Credit. Such written request shall set forth (a) the face amount and expiry date, (b) the beneficiary, (c) the terms thereof, and (d) such other information as any such Syndication Party shall request. Negotiated Letters of Credit shall be issued under the 5-Year Facility. In no event may the expiry date be later than 364 days past the 5-Year Maturity Date.
          4.1.3 Purpose. Borrower may not request issuance of a Letter of Credit for other than a purpose for which a 5-Year Advance could be requested under Section 2.7 hereof.
          4.1.4 Notification of the Administrative Agent Regarding Negotiated Letters of Credit. No later than 3:00 P.M. (Central time) on the Banking Day of issuance, reissuance, renewal, permanent reduction, or termination of a Negotiated Letter of Credit, both Borrower and the Issuing Syndication Party shall notify the Administrative Agent by facsimile of such fact, and the face amount (including the reduced face amount, as applicable), expiry date, name of beneficiary, and name of Issuing Syndication Party with respect to such Negotiated Letter of Credit.
     4.2 Committed Letters of Credit. No later than 1:00 P.M. (Central time) on the Banking Day of the receipt by the Letter of Credit Bank of a Committed LC Request, it shall, if it approves the form and substance thereof, issue the requested Committed Letter of Credit for any expiry period from seven (7) days following the date of issuance to the date which is 364 days past the 5-Year Maturity Date, subject to the following:
          4.2.1 Available Amount. The face amount of the requested Committed Letter of Credit may not exceed the lesser of (a) the amount determined by subtracting the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties from the 5-Year Commitment, or (b) the amount determined by subtracting the undrawn face amount of all Letters of Credit and Existing Letters of Credit then outstanding (including any Letter of Credit requested but not yet issued unless the Letter of Credit Bank has declined to issue the Letter of Credit) from the LC Commitment.
          4.2.2 Availability. Committed Letters of Credit may be requested for issuance only during the 5-Year Availability Period.
          4.2.3 Issuance Fee. Borrower shall pay at the time of the issuance or reissuance of each Committed Letter of Credit the Issuance Fee therefore to be distributed to the Letter of Credit Bank.
          4.2.4 Treatment of Draws. Each draw under a Committed Letter of Credit shall be funded by each of the Syndication Parties as a 5-Year Advance under the 5-Year Facility in accordance with their respective Individual 5-Year Pro Rata Share as of the date of such draw.
     4.3 Negotiated Letters of Credit. Any Syndication Party may, in its sole discretion, issue a Negotiated Letter of Credit (“Issuing Syndication Party”) for any expiry period from seven (7) days following the date of issuance to the date which is 364 days past the 5-Year Maturity Date, upon such terms and conditions as Borrower and such Issuing Syndication Party may agree; provided that (x) all Negotiated Letters of Credit must be issued on a Banking Day, and may be issued no earlier than 11:30 A.M. and no later than 2:30 P.M. (Central time), and (y) the issuance of Negotiated Letters of Credit shall also be subject to the following:

          4.3.1 Available Amount. The face amount of the requested Negotiated Letter of Credit may not exceed the lesser of (a) the amount determined by subtracting the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties from the 5-Year Commitment, (b) an amount which would exceed the Issuing Syndication Party’s Individual 5-Year Lending Capacity, or (c) the amount determined by subtracting the undrawn face amount of all Letters of Credit and Existing Letters of Credit then outstanding (including any Committed Letter of Credit requested but not yet issued unless the Letter of Credit Bank has declined to issue the Letter of Credit) from the LC Commitment. Prior to the issuance of a Negotiated Letter of Credit, the Issuing Syndication Party shall confirm with the Administrative Agent that the issuance of such Negotiated Letter of Credit will not result in the limitations set forth in this Subsection being exceeded.
          4.3.2 Availability. Negotiated Letters of Credit may be requested for issuance only during the 5-Year Availability Period.
          4.3.3 Fees. Borrower will be required to pay only such fees as the Issuing Syndication Party and Borrower agree upon in connection with each such Negotiated Letter of Credit and all such fees shall be collected by, paid to, and retained by the Issuing Syndication Party.
          4.3.4 Treatment of Draws. Each draw under a Negotiated Letter of Credit shall be treated as a 5-Year Advance by the Issuing Syndication Party under the 5-Year Facility and shall bear interest at the Base Rate until paid in full.
     4.4 Notice Regarding Negotiated Letters of Credit. No later than 3:00 P.M. (Central time) on the Banking Day of issuance, reissuance, renewal, permanent reduction, or termination of a Negotiated Letter of Credit, both Borrower and the Issuing Syndication Party shall notify the Administrative Agent by facsimile of such fact, and the face amount (including the reduced face amount, as applicable), expiry date, name of beneficiary, and name of Issuing Syndication Party with respect to such Negotiated Letter of Credit.
     4.5 Existing Letters of Credit. Borrower and each Syndication Party agree that each Existing Letter of Credit shall, as of the Closing Date: (a) if it was issued as a Negotiated Letter of Credit under the 2005 Credit Agreement, be deemed to have been issued as a Negotiated Letter of Credit under the 5-Year Facility, and that the actual issuer thereof, upon such issuer’s execution of this Credit Agreement, shall for all purposes be deemed to be the Issuing Syndication Party hereunder with respect to each such Existing Letter of Credit; or (b) if it was issued as a Committed Letter of Credit under the 2005 Credit Agreement, be deemed to have been issued as a Committed Letter of Credit under the 5-Year Facility, and that the issuer thereof shall for all purposes be deemed to have been the Letter of Credit Bank hereunder with respect to each such Existing Letter of Credit.
     4.6 Cash Collateral Account. Upon (a) the occurrence of an Event of Default, or (b) the occurrence of the date which is 105 days prior to the 5-Year Maturity Date, Borrower shall immediately (x) establish an account, if one has not previously been established, with the Administrative Agent, or with such other financial institution as shall be approved by the

Required Lenders (“Cash Collateral Account”); (y) deposit by wire transfer funds into such Cash Collateral Account in an amount equal to (i) in the case of the application of clause (a) of this Section, the undrawn face amount of all Letters of Credit then outstanding, or (ii) in the case of the application of clause (b) of this Section, the undrawn face amount of all Letters of Credit which on that date have an expiry date later than the 5-Year Maturity Date (each an “Extended Duration LC”); and (z) take such action, including the execution and delivery (and, where requested, obtaining the execution thereof by third parties) of security documents, Control Agreements, financing statements, and/or such other documents as the Administrative Agent may require, in order to grant to the Administrative Agent, on behalf of the Syndication Parties, a first lien security interest on such Cash Collateral Account and the funds on deposit therein. In addition, Borrower shall, on the date of issuance of each Extended Duration LC which is issued on, or any time subsequent to the date which is 105 days prior to, the 5-Year Maturity Date, deposit by wire transfer funds into such Cash Collateral Account in an amount equal to the face amount of each such Extended Duration LC unless a deposit was made on account of such Extended Duration LC pursuant to clause (y) above. In the event that Borrower fails or refuses to establish and fund the Cash Collateral Account as required above, the Syndication Parties shall establish such an account in the name of the Administrative Agent and fund such account by a 5-Year Advance in the same way that a draw under any such Letter of Credit would be funded. Notwithstanding any other provision contained in this Credit Agreement or any of the other Loan Documents, (l) draws made against any Committed Letter of Credit on or after the date of funding of the Cash Collateral Account with respect to such Committed Letter of Credit, shall be funded out of the funds on deposit in the Cash Collateral Account rather than out of 5-Year Advances; and (m) draws made against any Negotiated Letter of Credit on or after the date of funding of the Cash Collateral Account with respect to such Negotiated Letter of Credit shall be funded out of the funds on deposit in the Cash Collateral Account rather than as a 5-Year Advance by such Issuing Syndication Party, to the extent, with respect to clause (l) and clause (m), that the funds deposited into the Cash Collateral Account with respect to such Letter of Credit remain on deposit in the Cash Collateral Account. At and after such time as there no longer exists any Event of Default, the Administrative Agent shall within a reasonable time after receipt of a written request therefore from Borrower (which Borrower may send at any time after the date all Events of Default have been cured (if cure is allowed) or waived pursuant to the provisions of this Credit Agreement), refund to Borrower the amounts in the Cash Collateral Account which was deposited therein on account of such Events of Default (less any amounts withdrawn from the Cash Collateral Account to fund draws on any Letters of Credit). Any draw under an Extended Duration LC funded as a 5-Year Advance shall be repaid by Borrower no later than the next Banking Day if such draw occurs after the 5-Year Maturity Date to the extent that it is not funded out of the Cash Collateral Account as provided above. Upon receiving proof satisfactory to the Administrative Agent of the termination, reduction in amount, or expiration of any Extended Duration LC, and unless an Event of Default has occurred and is continuing, and so long as there remains on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Extended Duration LC’s which remain outstanding, the Administrative Agent shall within a reasonable time after receiving a written request therefore from Borrower, refund to Borrower an amount equal to the undrawn face amount of such terminated or expired Extended Duration LC or the amount by which the undrawn face amount of such Extended Duration LC has been reduced, as applicable. In the event of the extension of the 5-Year

Maturity Date to a date beyond the expiry date of an Extended Duration LC, each Extended Duration LC whose expiry date is no longer later than the 5-Year Maturity Date as so extended ( each hereinafter referred to as a “Converted LC”), shall no longer be deemed to be an Extended Duration LC, and unless an Event of Default has occurred and is continuing, and so long as there remains on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Extended Duration LC’s, excluding each such Converted LC, the Administrative Agent shall within a reasonable time after receipt of a written request therefore from Borrower (which Borrower may send at any time after the effective date of such extension of the 5-Year Maturity Date), refund to Borrower an amount equal to the undrawn face amount of each such Converted LC.
     4.7 Reimbursement Obligation Unconditional. All draws under the Letters of Credit are absolutely, unconditionally, and irrevocably reimbursable by Borrower and shall be funded as 5-Year Advances (or as provided otherwise in Section 4.6 hereof), notwithstanding:
               (a) any lack of validity or enforceability of the Letter of Credit, any of the documents referenced in the Letter of Credit, or any other agreement or instrument related to any such documents;
               (b) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the beneficiary or any transferee of the Letter of Credit (or any person for whom the beneficiary or transferee may be acting);
               (c) any statement, draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or the draw certificate was otherwise unauthorized, it being expressly understood and agreed by Borrower that neither the Letter of Credit Bank nor any Syndication Party (including any Syndication Party issuing a Negotiated Letter of Credit) shall have any liability on account of any lack of authorization or forgery and any recovery from third parties on account of such lack of authorization or such forgery shall be the sole responsibility of Borrower; or
               (d) the payment of a draw against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, unless such payment is made as a result of the gross negligence or willful misconduct of the issuer of the Letter of Credit.
ARTICLE 5. INTEREST; FEES; AND MARGINS
     5.1 Interest. Except as provided in Article 3 hereof, interest on all Loans shall be calculated as follows:
          5.1.1 Base Rate Option. Unless Borrower requests and receives a LIBO Rate Loan pursuant to Subsection 5.1.2 hereof, the outstanding principal balance owing hereunder for 5-Year Advances shall bear interest at the Base Rate (each a “Base Rate Loan”).
          5.1.2 LIBO Rate Option. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower included in a 5-Year Borrowing

Notice, all or any part of the outstanding principal balance owing hereunder for 5-Year Advances may bear interest at the LIBO Rate (each a “LIBO Rate Loan”); provided that Borrower may have no more than ten (10) LIBO Rate Loans outstanding at any time. To effect this option, the 5-Year Borrowing Notice must specify (a) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (b) the period selected by Borrower during which the LIBO Rate is to be applied (“LIBO Rate Period”), which may be any period of one, two, three, or six months, but must expire no later than the 5-Year Maturity Date. In addition, Borrower may convert any Base Rate Loan to a LIBO Rate Loan, or continue a LIBO Rate Loan, by making a written request therefore (“LIBO Request”) to the Administrative Agent by facsimile at least three (3) Banking Days prior to the first date of the LIBO Rate Period therefore, specifying (y) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (z) the LIBO Rate Period selected by Borrower during which the LIBO Rate is to be applied. The Administrative Agent shall incur no liability in acting upon a request which it believed in good faith had been made by a properly authorized employee of Borrower. Following the expiration of the LIBO Rate Period for any LIBO Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another LIBO Rate Loan as provided in this Subsection.
     5.2 Additional Provisions for LIBO Rate Loans.
          5.2.1 Limitation on LIBO Rate Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBO Rate for any LIBO Rate Period:
               (a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in accordance with the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Credit Agreement; or
               (b) any Syndication Party determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such LIBO Rate Period is to be determined do not adequately cover the cost to the Syndication Parties of making or maintaining such LIBO Rate Loans for such LIBO Rate Period;
then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans, or continue LIBO Rate Loans, and Borrower shall, on the last days of the then current applicable LIBO Rate Periods for the outstanding LIBO Rate Loans, either prepay such LIBO Rate Loans or such LIBO Rate Loans shall automatically be converted into a Base Rate Loan in accordance with Section 5.1 hereof.
          5.2.2 LIBO Rate Loan Unlawful. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof subsequent to the Closing Date (each, a “Change in Law”) shall make it unlawful for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by telephone (in which case it must be promptly followed by a writing) or facsimile, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and shall provide a copy of such written notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan), and in the latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the LIBO Rate Period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such LIBO Rate Period. Upon the occurrence of any of the foregoing events on account of any Change in Law, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.
          5.2.3 Treatment of Affected Loans. If the obligations of any Syndication Party to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Subsection 5.2.1 or 5.2.2 hereof (all LIBO Rate Loans so affected being herein called “Affected Loans”), such Syndication Party’s Affected Loans shall, on the last day(s) of the then current LIBO Rate Period(s) for the Affected Loans (or, in the case of a conversion required by Subsection 5.2.1 or 5.2.2, on such earlier date as such Syndication Party may specify to Borrower), be automatically converted into Base Rate Loans for the account of such Syndication Party. To the extent that such Syndication Party’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party’s Affected Loans shall be applied instead to its Base Rate Loans. All Advances which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans.
     5.3 Default Interest Rate. All past due payments on 5-Year Advances, Bid Advances, Overnight Advances, or of any other Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.
     5.4 Interest Calculation. Interest on all Loans shall be calculated on the actual number of days the principal owing thereunder is outstanding with the daily rate calculated on the basis of a year consisting of 360 days. In calculating interest, the Advance Date shall be included and the date each payment is received shall be excluded.

     5.5 Fees. Borrower shall pay or cause to be paid the following fees:
          5.5.1 5-Year Facility Fee. A non-refundable fee (“5-Year Facility Fee”) calculated in arrears as of the end of each of Borrower’s Fiscal Quarters following the Closing Date, until the Loans are paid in full, all Letters of Credit are canceled or have expired, and the Syndication Parties have no further obligation to make a 5-Year Advance or issue Letters of Credit hereunder. The 5-Year Facility Fee for each such period shall be equal to (a) the average daily 5-Year Commitment in effect during such period, (b) multiplied by the average daily 5-Year Facility Fee Factor in effect during such period, as converted to a daily rate using a year of 360 days, (c) with the product there of being further multiplied by the number of days in such period. The 5-Year Facility Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each such Fiscal Quarter, for distribution to each Syndication Party in the ratio that its Individual 5-Year Commitment bears to the 5-Year Commitment as calculated by the Administrative Agent on the last day of each such period.
          5.5.2 Committed Letter of Credit Fee. Borrower shall pay the non-refundable Committed Letter of Credit Fee calculated in arrears as of the last day of each of Borrower’s Fiscal Quarters. The Committed Letter of Credit Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each of Borrower’s Fiscal Quarters, for distribution to each Syndication Party in the ratio that its Individual 5-Year Commitment bears to the 5-Year Commitment as calculated by the Administrative Agent on the last day of each such period.
     5.6 5-Year Margin; 5-Year Facility Fee Factor . If the Compliance Certificate with respect to any Fiscal Quarter is not received by the Administrative Agent by the date required as provided in Subsections 11.2.1 and 11.2.2 hereof, the 5-Year Margin and the 5-Year Facility Fee Factor for the period commencing on the first day of the Fiscal Quarter commencing immediately after the Fiscal Quarter for which such Compliance Report was required, shall each be determined based on Tier 1 of Schedule 2 for that entire Fiscal Quarter.
     5.7 Special Interest Rates. Notwithstanding the provisions of Section 5.1 hereof, balances of each of the loans described on Exhibit 5.7 hereto as having been made under the 5-Year Facility or the 364-Day Facility under the 2005 Credit Agreement, shall be treated as Bid Rate Loans made under the 5-Year Facility hereunder, and, in either case, shall bear interest at the “Interest Rate” set forth in such Exhibit to and including the “Bid Maturity Date” set forth in such Exhibit, and they shall each be due and payable on their respective Bid Maturity Date as set forth in such Exhibit.
     ARTICLE 6. PAYMENTS; FUNDING LOSSES
     6.1 Principal Payments. Principal shall be payable on the 5-Year Maturity Date; provided that (a) principal owing on all Bid Advances shall be payable (i) on the Bid Maturity Date as provided in the Bid under which such Bid Advance was made, if such date is earlier than the 5-Year Maturity Date, and (ii) as provided in Section 3.7 hereof; (b) principal owing on all

Overnight Advances shall be payable on the applicable Overnight Maturity Date; and (c) prepayments may be made only as provided in Section 6.5 hereof.
     6.2 Interest Payments. Interest shall be payable as follows: (a) interest on Base Rate Loans shall be payable monthly in arrears on the first Banking Day of the next month, (b) interest on LIBO Rate Loans shall be payable on the last day of the LIBO Rate Period therefor unless the LIBO Rate Period is longer than three (3) months, in which case interest shall also be payable on each three month anniversary of the first day of the applicable LIBO Rate Period, (c) interest on each Bid Rate Loan shall be payable on the Bid Maturity Date therefor unless the Bid Maturity Date is more than three (3) months from the date of the Advance under such Bid Rate Loan, in which case interest shall also be payable on each three month anniversary of the date of the relevant Advance, (d) interest on Overnight Advances shall be payable on the Overnight Maturity Date, and (e) interest on all Loans then accrued and unpaid shall be payable on the 5-Year Maturity Date.
     6.3 Application of Principal Payments. Principal payments and prepayments shall be applied (a) to principal amounts owing under the 5-Year Facility, including to Overnight Advances, as Borrower directs in writing (provided that Bid Rate Loans may not be prepaid); or (b) if Borrower provides no specific direction, then to principal amounts owing (i) under those Overnight Advances with respect to which the Overnight Maturity Date has occurred, then (ii) under those Bid Rate Loans with respect to which the Bid Maturity Date has occurred, then (iii) under the 5-Year Facility (other than Bid Rate Loans or Overnight Advances), then (iv) under those Overnight Advances with respect to which the Overnight Maturity Date has not occurred. Subject to the provisions of the foregoing sentence, payments shall be applied first to Base Rate Loans and then to LIBO Rate Loans unless Borrower directs otherwise in writing. However, upon the occurrence and during the continuance of an Event of Default or Potential Default, all payments shall be applied, first to fees, second to interest, third to principal pro-rata to all Loans, fourth to the Cash Collateral Account, and last to any other Bank Debt.
     6.4 Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Credit Agreement and the other Loan Documents shall be made to the Administrative Agent in immediately available federal funds, to be received no later than 1:00 P.M. Central time of the Banking Day on which such payment is due (or the following Banking Day if such date is not a Banking Day) by wire transfer through Federal Reserve Bank, Kansas City, as provided in the Wire Instructions (or to such other account as the Administrative Agent may designate by notice).
          6.4.1 Payments to Be Free and Clear. All sums payable by Borrower under this Credit Agreement and the other Loan Documents shall be paid without setoff or counterclaim and free and clear of, and without any deduction or withholding on account of, any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (excluding taxes imposed on or measured by the net income or net profits of the recipient of such payment, and franchise taxes imposed in lieu thereof).

          6.4.2 Grossing-up of Payments. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by Borrower to the Administrative Agent or any Syndication Party under any of the Loan Documents:
               (a) Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;
               (b) Borrower shall pay any such tax when such tax is due, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Syndication Party, as the case may be) on behalf of and in the name of the Administrative Agent or such Syndication Party;
               (c) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Syndication Party, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and
               (d) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax which it is required by clause (b) above to pay, Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;
provided that no such additional amount shall be required to be paid to any Syndication Party under clause (c) above except to the extent that any change after the date on which such Syndication Party became a Syndication Party in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Syndication Party became a Syndication Party, in respect of payments to such Syndication Party
     6.5 Voluntary Prepayments. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Loans at any time in integral multiples of $1,000,000.00 (or the entire outstanding balance, if less) and subject to a $5,000,000.00 minimum prepayment on LIBO Rate Loans (or the entire outstanding balance, if less), on any Banking Day; provided that (a) in the event of prepayment of any LIBO Rate Loan, whether voluntary (including payments pursuant to Section 2.10 hereof) or on account of acceleration (i) Borrower must provide three (3) Banking Days notice to the Administrative Agent prior to making such prepayment, and (ii) Borrower must, at the time of making such prepayment, pay all accrued but unpaid interest and all Funding Losses applicable to such prepayment, and (b) Borrower shall not have the right to prepay any Bid Rate Loan before the applicable Bid Maturity Date, but if a Bid Rate Loan is deemed prepaid on account of acceleration, Borrower must pay all Funding Losses applicable to such prepayment. Principal amounts prepaid may be reborrowed under the terms and conditions of this Credit Agreement. “Funding Losses” shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain such LIBO Rate Loan or Bid Rate Loan) incurred by such Syndication Party as a result of such payment (regardless of whether the Syndication Party actually funded with such deposits); provided that such amount shall in no event be less than $300.00 with respect to any Syndication Party. In the event of any such payment, each Syndication Party which had funded the LIBO Rate Loan being paid (or the Syndication Party which made the Bid Advance being prepaid) shall, promptly after being notified of such payment, send written notice (“Funding Loss Notice”) to the Administrative Agent by facsimile setting forth the amount of attributable Funding Losses and the method of calculating the same. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.
     6.6 Distribution of Principal and Interest Payments. The Administrative Agent shall distribute payments of principal and interest among the Syndication Parties as follows:
          6.6.1 Principal and Interest Payments on 5-Year Advances. Principal and interest payments on 5-Year Advances shall be remitted to the Syndication Parties in the ratio in which they funded the 5-Year Advance to which such payments are applied.
          6.6.2 Principal and Interest Payments on Bid Advances. Principal and interest payments on Bid Advances shall be remitted to the Syndication Party which made the Bid Advance to which such payments are applied.
          6.6.3 Principal and Interest Payments on Overnight Advances. Principal and interest payments on Overnight Advances shall be remitted to the Overnight Lender.
ARTICLE 7. BANK EQUITY INTERESTS
     Borrower agrees to purchase such equity interests in CoBank (“Bank Equity Interests”) as CoBank may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Credit Agreement, of the following with respect to CoBank (a) the bylaws, (b) a written description of the terms and conditions under which the Bank Equity Interests are issued, (c) the most recent annual report, and if more recent than the latest annual report, the latest quarterly report. CoBank reserves the right to sell participations under the provisions of Section 15.27 on a non-patronage basis. In addition, Borrower agrees to purchase such equity interests in any Farm Credit System Institution which is a Syndication Party hereunder as such Farm Credit System Institution may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally and as is required by any written agreement Borrower may execute with any such Farm Credit System Institution.

ARTICLE 8. SECURITY
     The obligations of Borrower under this Credit Agreement shall be unsecured, except (a) with respect to the Cash Collateral Account as provided in Section 4.6; (b) the statutory lien in favor of CoBank, but not any other Syndication Parties, in the Bank Equity Interests; and (c) the statutory lien, if any, in favor of any Farm Credit System Institution (but not any other Syndication Parties), which may require Borrower to purchase equity interests as provided in Article 7 hereof, in such equity interests.
ARTICLE 9. REPRESENTATIONS AND WARRANTIES
     To induce the Syndication Parties to make the Loans and issue Negotiated Letters of Credit, and the Letter of Credit Bank to issue Committed Letters of Credit, and recognizing that the Syndication Parties, the Administrative Agent, the Letter of Credit Bank, and the Bid Agent are relying thereon, Borrower represents and warrants as follows:
     9.1 Organization, Good Standing, Etc. Borrower: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) qualifies as a cooperative association under the laws of its state of incorporation; (c) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (d) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party. Each Subsidiary: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (c) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business.
     9.2 Corporate Authority, Due Authorization; Consents. Borrower has taken all corporate action necessary to execute, deliver and perform its obligations under the Loan Documents to which it is a party. All consents or approvals of any Person which are necessary for, or are required as a condition of Borrower’s execution, delivery and performance of and under the Loan Documents, have been obtained.
     9.3 Litigation. Except as described on Exhibit 9.3 hereto, there are no pending legal or governmental actions, proceedings or investigations to which Borrower or any Subsidiary is a party or to which any property of Borrower or any Subsidiary is subject which might reasonably be expected to result in any Material Adverse Effect and, to Borrower’s knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.
     9.4 No Violations. The execution, delivery and performance of its obligations under the Loan Documents will not: (a) violate any provision of Borrower’s articles of incorporation or bylaws, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency; (b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained (“Licensing Laws”).
     9.5 Binding Agreement. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.
     9.6 Compliance with Laws. Borrower and each Subsidiary are in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance could reasonably be expected to result in a Material Adverse Effect.
     9.7 Principal Place of Business; Place of Organization. Borrower’s place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 11.1 hereof are kept, is located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077. Borrower is a cooperative corporation formed under the laws of the State of Minnesota.
     9.8 Payment of Taxes. Except as shown on Exhibit 9.8 hereto, Borrower and each Subsidiary have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due, and have paid when due all other taxes, assessments or impositions levied or assessed against Borrower or any Subsidiary, or their business or properties, except where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect. Exhibit 9.8 specifically indicates all such taxes, if any, which are subject to a Good Faith Contest.
     9.9 Licenses and Approvals. Borrower and each Subsidiary have ownership of, or license to use, or have been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to have a Material Adverse Effect (“Required Licenses”). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower’s knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower’s rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect.
     9.10 Employee Benefit Plans. Exhibit 9.10 sets forth as of the Closing Date a true and complete list of each Borrower Benefit Plan that is maintained by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries participates or to which Borrower or any of its Subsidiaries is obligated to contribute, in each case as of the Closing Date. Borrower and its Subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”), to the extent applicable to them, and have not received any notice to the contrary from the Pension Benefit Guaranty Corporation (“PBGC”).
     9.11 Equity Investments. Borrower does not now own any stock or other voting or equity interest, directly or indirectly, in any Person valued at the greater of book value or market value at $5,000,000 or more, other than: (a) the Bank Equity Interests, and (b) as set forth on Exhibit 9.11.
     9.12 Title to Real and Personal Property. Borrower and each Subsidiary have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of the Borrower and its Subsidiaries referred to in Section 9.13 hereof, except (a) any properties or assets disposed of in the ordinary course of business, and (b) for defects in title and encumbrances which could not reasonably be expected to result in a Material Adverse Effect; and none of the properties of Borrower or any Restricted Subsidiary are subject to any Lien, except as permitted by Section 12.3 hereof. All such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower and each Subsidiary which constitute Material Agreements are in full force and effect and afford Borrower or such Subsidiary peaceful and undisturbed possession of the subject matter thereof.
     9.13 Financial Statements. The consolidated balance sheets of Borrower and its Subsidiaries as of August 31, 2005, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the unqualified opinion thereon, dated November 3, 2005 of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have been furnished to the Administration Agent and the Syndication Parties, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. Since August 31, 2005, there has been no material adverse change in the financial condition, results of operations, business or prospects of Borrower or any of its

Subsidiaries. As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since August 31, 2005. No information, exhibit, or report furnished by Borrower or any of its Subsidiaries to the Administration Agent or the Syndication Parties in connection with the negotiation of this Credit Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Administration Agent and/or the Syndication Parties.
     9.14 Environmental Compliance. Except as set forth on Exhibit 9.14 hereto, Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Exhibit 9.14 hereto, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.
     9.15 Fiscal Year. Each fiscal year of Borrower begins on September 1 of each calendar year and ends on August 31 of the following calendar year.
     9.16 Material Agreements. Neither Borrower nor, to Borrower’s knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.
     9.17 Regulations U and X. No portion of any Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any “margin security” or “margin stock” as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
     9.18 Trademarks, Tradenames, etc. Borrower owns or licenses all patents, trademarks, trade names, service marks and copyrights (collectively, “Intellectual Property”) that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Borrower. Borrower is not a licensee under any written license for any patent, trademark, tradename, service mark or copyright other than shrinkwrap licenses for “off-the-shelf” software used by Borrower in the conduct of its business. The Intellectual Property is in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property being revoked, invalidated, modified, or limited.

     9.19 No Default on Outstanding Judgments or Orders. Borrower and each Subsidiary have satisfied all judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.
     9.20 No Default in Other Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     9.21 Acts of God. Neither the business nor the properties of Borrower or any Subsidiary are currently affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     9.22 Governmental Regulation. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.
     9.23 Labor Matters and Labor Agreements. Except as set forth in Exhibit 9.23 hereto: (a) As of the Closing Date, there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time. (b) There is no organizing activity involving Borrower pending or, to Borrower’s knowledge, threatened by any labor union or group of employees. (c) There are, to Borrower’s knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition. (d) There are no complaints or charges against Borrower pending or, to Borrower’s knowledge threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual. (e) There are no strikes or other labor disputes against Borrower that are pending or, to Borrower’s knowledge, threatened. (f) Hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C. § 201 et seq.) or any other applicable law dealing with such matters. The representations made in clauses (b) through (f) of this Section are made with respect to those occurrences described which could, considered in the aggregate, reasonably be expected to have a Material Adverse Effect.
     9.24 Anti-Terrorism Laws.
          9.24.1 Violation of Law. Neither the Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (“Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“USA Patriot Act”).
          9.24.2 Classification. Neither Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:
               (a) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
               (b) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
               (c) a Person or entity with which any Syndication Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
               (d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
               (e) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.
          9.24.3 Conduct of Business. Neither Borrower nor to the knowledge of Borrower, any of its brokers or other agents acting in any capacity in connection with the Loans (a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) of Subsection 9.24.2 above, (b) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (c) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     9.25 Disclosure. The representations and warranties contained in this Article 9 and in the other Loan Documents or in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions.
ARTICLE 10. CONDITIONS TO CLOSING AND ADVANCES
     10.1 Conditions to Closing. The obligation of the Syndication Parties to make any Advances or issue any Negotiated Letters of Credit, and the obligation of the Letter of Credit Bank to issue any Committed Letters of Credit hereunder are subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties (except that satisfaction of Subsection 10.1.6 shall be determined in the reasonable discretion of the Administrative Agent and the Syndication Parties), of each of the following conditions precedent:
          10.1.1 Loan Documents. The Administrative Agent shall have received duly executed originals of the Loan Documents.
          10.1.2 Approvals. The Administrative Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Borrower, necessary for, or required as a condition of the validity and enforceability of the Loan Documents to which it is a party.
          10.1.3 Organizational Documents. The Administrative Agent shall have received: (a) good standing certificate, dated no more than thirty (30) days prior to the Closing Date, for Borrower for its state of incorporation; (b) a copy of the articles of incorporation of Borrower (and any amendments thereto) certified by the Secretary of State of its state of organization, or, in lieu thereof, at the discretion of Borrower a certificate from the Secretary or Assistant Secretary of Borrower that the copy of such articles of incorporation and amendments thereto provided to the Administrative Agent in connection with the closing of the 2005 Credit Agreement remains true, correct, and complete and that there have been no further amendments thereto; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower, or, in lieu thereof, at the discretion of Borrower a certificate from the Secretary or Assistant Secretary of Borrower that the copy of such by laws provided to the Administrative Agent in connection with the closing of the 2005 Credit Agreement remains true, correct, and complete and that there have been no further amendments thereto.
          10.1.4 Evidence of Corporate Action. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; and (b) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers.
          10.1.5 Evidence of Insurance. Borrower shall have provided the Administrative Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan

Documents, or, in lieu thereof, at the discretion of Borrower a certificate from the Chief Financial Officer of Borrower that there has been no change in Borrower’s insurance from that described in such insurance certificates provided to the Administrative Agent in connection with the closing of the 2005 Credit Agreement.
          10.1.6 Appointment of Agent for Service. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent (which, unless the Administrative Agent specifically advised Borrower to the contrary, shall include any such evidence provided in connection with the 2005 Credit Agreement unless such evidence has been subsequently rescinded or terminated) that Borrower has appointed The Corporation Company to serve as its agent for service of process at their Denver, Colorado office (presently at 1675 Broadway), and that The Corporation Company has accepted such appointment by Borrower.
          10.1.7 No Material Change. No change shall have occurred in the condition or operations of Borrower since August 31, 2005 which could reasonably be expected to result in a Material Adverse Effect.
          10.1.8 Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.5 hereof and any other fees owing to the Administrative Agent which are due on the Closing Date, and all expenses owing pursuant to Section 16.1 hereof.
          10.1.9 Bank Equity Interest Purchase Obligation. Borrower shall have purchased such Bank Equity Interests as CoBank may require pursuant to Article 7 hereof.
          10.1.10 Opinion of Counsel. Borrower shall have provided a favorable opinion of its counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require.
          10.1.11 Further Assurances. Borrower shall have provided and/or executed and delivered to the Administrative Agent such further assignments, documents or financing statements, in form and substance satisfactory to the Administrative Agent, that Borrower is to execute and/or deliver pursuant to the terms of the Loan Documents or as the Administrative Agent may reasonably request.
     10.2 Conditions to Advances and to Issuance of Letters of Credit. The Syndication Parties’ obligation to fund each Advance or to issue a Negotiated Letter of Credit, and the obligation of the Letter of Credit Bank to issue Committed Letters of Credit is subject to the satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent, as well as those set forth in Section 10.1 hereof, and each request by Borrower for an Advance or Letter of Credit shall constitute a representation by Borrower, upon which the Administrative Agent may rely, that the conditions set forth in Subsections 10.2.1 and 10.2.2 hereof have been satisfied:
          10.2.1 Default. As of the Advance Date or the issuance date of a Letter of Credit, as the case may be, no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Advance requested shall not result in an Event of Default or Potential Default.
          10.2.2 Representations and Warranties. The representations and warranties of Borrower herein shall be true and correct in all material respects on and as of the date on which the Advance is to be made or the Letter of Credit is to be issued as though made on such date. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available U.S. funds all fees set forth in Section 5.5 hereof which are then due and payable, including all expenses owing pursuant to Section 16.1 hereof.
ARTICLE 11. AFFIRMATIVE COVENANTS
     From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full, all Letters of Credit and Existing Letters of Credit have expired, and the Syndication Parties have no obligation to make any Advance or issue a Negotiated Letter of Credit, and the Letter of Credit Bank has no obligation to issue any Committed Letters of Credit hereunder, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent, the Syndication Parties, and the Letter of Credit Bank:
     11.1 Books and Records. Borrower shall at all times keep, and cause each Subsidiary to keep, proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.
     11.2 Reports and Notices. Borrower shall provide to the Administrative Agent the following reports, information and notices:
          11.2.1 Annual Financial Statements. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any Fiscal Year of Borrower occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for the Borrower and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by PricewaterhouseCoopers, or other independent public accountants of nationally recognized standing selected by the Borrower and satisfactory to the Administrative Agent, and to be accompanied by a copy of the management letter of such accountants addressed to the board of directors of Borrower related to such annual audit; and annual financial statements of Borrower. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Annual Report on Form 10-K as prepared and filed in accordance with the requirements of the Securities Exchange Commission shall be deemed to satisfy the requirements of this Subsection if accompanied by the required unqualified accountant’s certification. Such annual financial statements or Form 10-K’s required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent.

          11.2.2 Quarterly Financial Statements. As soon as available but in no event more than forty-five (45) days after the end of each Fiscal Quarter (except the last Fiscal Quarter of Borrower’s Fiscal Year) the following financial statements or other information concerning the operations of Borrower and its Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet, (b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Quarterly Report on Form 10-Q as prepared and filed in accordance with the requirements of the Securities Exchange Commission shall be deemed to satisfy the requirements of this Subsection other than clause (d) hereof. Such quarterly financial statements or Form 10-Q’s required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments).
          11.2.3 Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.
          11.2.4 ERISA Reports. As soon as possible and in any event within twenty (20) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of Borrower’s Chief Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this subsection (6) unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of ten million dollars ($10,000,000).
          11.2.5 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of ten million dollars ($10,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect.

          11.2.6 Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted or could reasonably be expected to result in, a Material Adverse Effect.
          11.2.7 Notice of Environmental Proceedings. Without limiting the provisions of Subsection 11.2.5 hereof, promptly after Borrower’s receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or any Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
          11.2.8 Regulatory and Other Notices. Promptly after Borrower’s receipt thereof, copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.
          11.2.9 Adverse Action Regarding Required Licenses. As soon as Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower’s knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, prompt written notice thereof and Borrower shall contest any such action in a Good Faith Contest.
          11.2.10 Budget. Promptly upon becoming available and in any event within thirty (30) days after the beginning of each Fiscal Year, a copy of the Annual Operating Budget for the next succeeding Fiscal Year and for each Fiscal Year through the 5-Year Maturity Date approved by Borrower’s board of directors, together with the assumptions and projections on which such budget is based and a copy of forecasts of operations and capital expenditures (including investments) for each Fiscal Year; provided that the Annual Operating Budget for the Fiscal Year ending August 31, 2006 shall be required on the Closing Date. In addition, if any material changes are made to such budget or projections or forecasts during the year, then Borrower will furnish copies to the Administrative Agent of any such changes promptly after such changes have been approved.
          11.2.11 Additional Information. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as the Administrative Agent or any Syndication Party may from time to time reasonably request.
     11.3 Maintenance of Existence and Qualification. Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence in good standing under the laws of its state of organization. Borrower shall, and shall cause each Subsidiary to, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect.
     11.4 Compliance with Legal Requirements and Agreements. Borrower shall, and shall cause each Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or such Subsidiary, as applicable) or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or any Subsidiary, as applicable) is a party or by which it or any of its (or any Subsidiary, or any of such Subsidiary’s, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute an Event of Default unless such failure could reasonably be expected to have a Material Adverse Effect.
     11.5 Compliance with Environmental Laws. Without limiting the provisions of Section 11.4 of this Credit Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or any Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest.
     11.6 Taxes. Borrower shall pay or cause to be paid, and shall cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or Subsidiary’s, as applicable) employees’ earnings, unless (a) the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest and Borrower has established adequate reserves therefor in accordance with GAAP.
     11.7 Insurance. Borrower shall maintain, and cause each Subsidiary to maintain, insurance with one or more financially sound and reputable insurance carrier or carriers reasonably acceptable to the Administrative Agent, in such amounts (including deductibles) and covering such risks (including fidelity coverage) as are usually carried by companies engaged in the same or a similar business and similarly situated, provided, however, that Borrower may, to the extent permitted by Law, provide for appropriate self-insurance with respect to workers’ compensation. At the request of Administrative Agent, copies of all policies (or such other proof of compliance with this Section as may be reasonably satisfactory) shall be delivered to the Administrative Agent. All such insurance policies shall contain a provision requiring at least ten (10) days’ notice to Borrower prior to any cancellation for non-payment of premiums and at least forty-five (45) days’ notice to Borrower of cancellation for any other reason or of non-renewal. With respect to all such insurance policies, Borrower shall provide the Administrative Agent with (a) within ten (10) days after obtaining such knowledge, written notice of any material modification of which it has knowledge; and (b) one or more certificates of insurance which shall include the agreement of the broker/insuror representative providing such certificates to provide to the Administrative Agent at least ten (10) days’ notice prior to any cancellation of any such insurance policies for non-payment of premiums and at least forty-five (45) days’ notice prior to cancellation of any such insurance policies for any other reason, and of non-renewal or material modification of any such insurance policies. No later than forty (40) days prior to expiration, Borrower shall give the Administrative Agent (x) satisfactory written evidence of renewal of all such policies with premiums paid, or (y) a written report as to the steps being taken by Borrower to renew or replace all such policies, provided that notwithstanding the receipt of such written report, the Administrative Agent may at any time thereafter give Borrower written notice to provide the Administrative Agent with such evidence as described in clause (x), in which case Borrower must do so within ten (10) days of such notice. Borrower agrees to pay all premiums on such insurance as they become due (including grace periods), and will not permit any condition to exist which would wholly or partially invalidate any insurance thereon.
     11.8 Maintenance of Properties. Borrower shall maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
     11.9 Payment of Liabilities. Borrower shall pay, and shall cause its Subsidiaries to pay, all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as Capital Leases; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) (a) the failure to pay such liabilities within such time period could not reasonably be expected to result in a Material Adverse Effect, or (b) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect.
     11.10 Inspection. Borrower shall permit, and cause its Subsidiaries to permit, the Administrative Agent or any Syndication Party or their agents, during normal business hours or at such other times as the parties may agree, to inspect the assets and operations of Borrower and its Subsidiaries and to examine, and make copies of or abstracts from, Borrower’s properties, books, and records, and to discuss the affairs, finances, operations, and accounts of Borrower and its Subsidiaries with their respective officers, directors, employees, and independent certified public accountants (and by this provision Borrower authorizes said accountants to discuss with the Administrative Agent or any Syndication Party or their agents the finances and affairs of Borrower); provided, that, in the case of each meeting with the independent accountants Borrower is given an opportunity to have a representative present at such meeting.
     11.11 Required Licenses; Permits; Intellectual Property; Etc. Borrower shall duly and lawfully obtain and maintain in full force and effect, and shall cause its Subsidiaries to obtain and maintain in full force and effect, all Required Licenses and Intellectual Property as appropriate for the business being conducted and properties owned by Borrower or such Subsidiaries at any given time.
     11.12 ERISA. Borrower shall make or cause to be made, and cause each Subsidiary to make or cause to be made, all payments or contributions to all Borrower Pension Plans covered by Title IV of ERISA, which are necessary to enable those Borrower Pension Plans to continuously meet all minimum funding standards or requirements.
     11.13 Maintenance of Commodity Position. Borrower shall protect its commodity inventory holdings or commitments to buy or sell commodities against adverse price movements, including the taking of equal and opposite positions in the cash and futures markets, to minimize losses and protect margins in commodity production, storage, processing and marketing as is recognized as financially sound and reputable by prudent business persons in the commodity business.
     11.14 Financial Covenants. Borrower shall maintain the following financial covenants:
          11.14.1 Working Capital. Borrower shall have at all times Consolidated Current Assets minus Consolidated Current Liabilities of not less than $250,000,000.
          11.14.2 Consolidated Funded Debt to Consolidated Cash Flow. Borrower shall have at all times and measured as of the end of each Fiscal Quarter, a ratio of Consolidated Funded Debt divided by Consolidated Cash Flow, as measured on the previous consecutive four Fiscal Quarters, of no greater than 3.00 to 1.00.
          11.14.3 Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity. Borrower shall not permit the ratio of Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity to exceed at any time .80 to 1.00.
     11.15 Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of Borrower that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury, and/or to the knowledge of Borrower, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law, or the Loans made by the Syndication Parties would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to the knowledge of Borrower, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans are in violation of law.
     11.16 Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of Borrower, as of the date hereof, based upon reasonable inquiry by Borrower, none of the funds of Borrower, that are used to repay the Loans shall be derived from any unlawful activity, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.
ARTICLE 12. NEGATIVE COVENANTS
     From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full, all Letters of Credit and Existing Letters of Credit have expired or been fully drawn, the Syndication Parties have no obligation to make any Advance or issue any Negotiated Letter of Credit, and the Letter of Credit Bank has no obligation to issue any Committed Letters of Credit hereunder, Borrower agrees that it will observe and comply with the following covenants:
     12.1 Borrowing. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) create, incur, assume or permit to exist, directly or indirectly, any Debt, except for: (a) Debt of Borrower arising under this Credit Agreement and the other Loan Documents; (b) trade payables arising in the ordinary course of business; (c) Capital Leases in existence from time to time; (d) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (e) unsecured Debt; (f) Debt in existence on the date hereof as set forth in Exhibit 12.1 attached hereto; (g) Debt of Borrower incurred pursuant to the Term Loan Credit Agreement; (h) documentary and standby letters of credit issued at the request of Borrower or any Restricted Subsidiary by a financial institution other than the Letter of Credit Bank or a Syndication Party, provided the aggregate undrawn face amount of all such letters of credit together with the undrawn face amount under all of the Letters of Credit does not exceed $75,000,000, and provided further that the aggregate undrawn face amount of all such letters of credit together with all 5-Year Advances, the undrawn face amount of all the Letters of Credit and unreimbursed obligations with respect to payments made under all the Letters of Credit shall not exceed the 5-Year Commitment; and (i) such other Debt agreed upon in writing between Borrower and the Syndication Parties.
     12.2 No Other Businesses. Borrower shall not engage in any material respects in any business activity or operations other than operations or activities (a) in the agriculture industry, (b) in the food industry, or (c) which are not substantially different from or are related to its present business activities or operations.
     12.3 Liens. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following Liens (“Permitted Encumbrances”):

               (a) Liens for taxes or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent (i) are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred, and (ii) the aggregate amount of liabilities so secured (including interest and penalties) does not exceed $10,000,000 at any one time outstanding;
               (b) Liens imposed by Law, such as mechanic’s, worker’s, repairman’s, miner’s, agister’s, attorney’s, materialmen’s, landlord’s, warehousemen’s and carrier’s Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest;
               (c) Liens under workers’ compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business of Borrower or the Restricted Subsidiary, as applicable, and not in connection with the borrowing of money;
               (d) Any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or the Restricted Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been established, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and its Restricted Subsidiaries so secured (including interest and penalties) shall not be in excess of $10,000,000.00 at any one time outstanding;
               (e) Easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Restricted Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;
               (f) Liens arising in the ordinary course of business and created in connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard);
               (g) Liens on land, buildings and equipment existing at the time of their acquisition or Liens to secure the payment of all or any part of the purchase price of such land, buildings or equipment or to secure Funded Debt incurred prior to, at the time of, or within one- hundred eighty (180) days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, provided that any such Liens shall not encumber any other property of Borrower or its Restricted Subsidiaries;

               (h) Liens assumed in connection with permitted mergers and acquisitions, but only to the extent that such Liens shall secure only Funded Debt and shall not encumber any other property of Borrower or any Restricted Subsidiary;
               (i) Liens on financed property created or incurred in connection with leases, mortgages, conditional sales contracts, security interests or arrangements for the retention of title entered into by Borrower or any of its Restricted Subsidiaries to secure “industrial revenue bonds” as defined in Section 103(b)(2) of the Code and treated as obligations described in legislation similar to the provisions of said Sections of the Code enacted in any State of the United States or Puerto Rico, which are issued to finance property useful and intended to be used in carrying on the business of Borrower or any of its Restricted Subsidiaries, provided that upon creation of any such Lien Borrower or such Restricted Subsidiary shall incur Funded Debt secured thereby in conformity with the provisions of Section 12.1 hereof;
               (j) Liens on property or assets of a Restricted Subsidiary to secure Debt of such Restricted Subsidiary to Borrower;
               (k) Liens of CoBank and other cooperatives, respectively, on Investments by Borrower in the stock, participation certificates, or allocated reserves of CoBank or other cooperatives, respectively, owned by Borrower;
               (l) All precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Restricted Subsidiary pursuant to the terms of an Operating Lease or Capital Lease;
               (m) Liens securing its reimbursement obligations under any letter of credit issued in connection with the acquisition of an asset; provided that (i) the lien attaches only to such asset, and (ii) the lien is released upon satisfaction of such reimbursement obligation; and
               (n) Liens to secure and provide credit support, up to a maximum of $25,000,000.00, for regulated exchange or over-the-counter hedging transactions.
     12.4 Sale of Assets. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any material part of its now owned or hereafter acquired assets during any twelve (12) month period commencing September 1, 2005 and each September 1 thereafter, except: (a) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (b) the sale or other disposition of assets no longer necessary or useful for the conduct of its business, and (c) leases of assets to an entity in which Borrower has at least a fifty-percent (50%) interest in ownership, profits, and governance. For purposes of this Section, “material part” shall mean ten percent (10%) or more of the lesser of the book value or the market value of the assets of Borrower or such Restricted Subsidiary as shown on the balance sheets thereof as of the August 31 immediately preceding each such twelve (12) month measurement period.

     12.5 Liabilities of Others. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except: (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower’s or any Restricted Subsidiary’s business; and (b) guarantees made from time to time, whether in existence on the Closing Date or made subsequent thereto, by Borrower and its Restricted Subsidiaries in the ordinary course of their respective businesses with respect to the liabilities and obligations of Persons including National Cooperative Refinery Association (“NCRA”); provided, however, that the aggregate amount of all indebtedness guaranteed under this clause (b) shall not exceed $150,000,000.00 in the aggregate.
     12.6 Loans. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) lend or advance money, credit, or property to any Person, except for: (a) loans to Restricted Subsidiaries; (b) trade credit extended in the ordinary course of business and advances against the purchase price for the purchase by Borrower of goods or services in the ordinary course of business; (c) the loan to NCRA advanced on February 28, 2005 and as evidenced by that certain loan agreement and that certain promissory note each dated October 1, 2004; (d) loans made by Borrower to its members on open account maintained by such members with Borrower or made by Borrower to its members pursuant to its Affiliate Financing CoBank Participation Program; (e) loans made to agricultural producers; (f) loans, in the amount of open account credit balances owing by Borrower to its customers for goods purchased from such customers by Borrower; and (g) loans made to Cofina Financial, LLC (a joint venture between Borrower and Cenex Finance Association); provided that at all times the aggregate outstanding principal amount of all such loans retained by Borrower and (with respect to clauses (e) and (g)) any such Restricted Subsidiary under clauses (d), (e), and (g) of this Section shall not exceed $200,000,000.00.
     12.7 Merger; Acquisitions; Business Form; Etc. Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or form or create any new Subsidiary (other than a Restricted Subsidiary formed by Borrower), change its business form from a cooperative corporation, or commence operations under any other name, organization, or entity, including any joint venture; provided, however,
               (a) The foregoing shall not prevent any consolidation, acquisition, or merger if after giving effect thereto:
               (i) The book value of Borrower and its subsidiaries does not increase due to all such mergers, consolidations or acquisitions by an aggregate amount in excess of $100,000,000.00 in any Fiscal Year of Borrower;
               (ii) Borrower is the surviving entity; and

               (iii) No Event of Default or Potential Default shall have occurred and be continuing.
               (b) The foregoing shall not prevent Borrower from forming or creating any new Subsidiary provided:
               (i) The Investment in such Subsidiary does not violate any provision of Section 12.8 hereof; and
               (ii) Such Subsidiary shall not acquire all or substantially all of the assets of any Person except through an acquisition, consolidation, or merger satisfying the requirements of clause (a) of this Section.
     12.8 Investments. Except for the purchase of Bank Equity Interests, Borrower shall not (nor shall it permit any of its Restricted Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person, except that Borrower and the Restricted Subsidiaries may own, purchase or acquire:
               (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody’s Investors Service, Inc. or A1 by Standard & Poor’s Corporation on the date of acquisition;
               (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;
               (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;
               (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;
               (e) Investments permitted under Sections 12.5, 12.6, and 12.7;
               (f) Investments in Persons, which are not Restricted Subsidiaries, identified, including the book value of each such Investment, on Exhibit 12.8(f) hereto; provided that the amount of such Investment shall not increase above the amount shown in Exhibit 12.8(f),except for Investments made pursuant to clauses (h) through (k) of this Section subsequent to the Closing Date;
               (g) Investments (by Borrower) in the Restricted Subsidiaries;
               (h) Investments in the form of non-cash patronage dividends in any Person;

               (i) Investments in NCRA in addition to (1) non-cash patronage dividends, and (2) those Investments in NCRA by Borrower prior to the Closing Date, as shown, by amount and date, on Exhibit 12.8(i) hereto, provided that the maximum amount of Investments in NCRA subsequent to the Closing Date pursuant to this clause (i) shall not exceed $170,000,000.00;
               (j) Investments in Ventura Foods, LLC in addition to those Investments in Ventura Foods, LLC by Borrower prior to the Closing Date, as shown, by amount and date, on Exhibit 12.8(j) hereto, provided that the maximum amount of Investments in Ventura Foods, LLC subsequent to the Closing Date pursuant to this clause (j) shall not exceed $80,000,000.00; and
               (k) Investments, in addition to those permitted by clauses (a) through (j) above, in an aggregate amount not exceeding $250,000,000.00.
     12.9 Transactions With Related Parties. Borrower shall not purchase, acquire, provide, or sell any equipment, other personal property, real property or services from or to any Subsidiary (other than a Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable than would be obtained by Borrower in a comparable arm’s-length transaction with an unrelated Person.
     12.10 Patronage Refunds, etc. Borrower shall not, directly or indirectly, in any Fiscal Year (a) declare or pay any cash patronage refunds to patrons or members which in the aggregate exceed 20% of Borrower’s consolidated net patronage income for the Fiscal Year of Borrower preceding the Fiscal Year in which such patronage refunds are to be paid, (b) directly or indirectly redeem or otherwise retire its equity, or (c) make any cash distributions of any kind or character in respect of its equity, unless, in the case of (a), (b), or (c), (i) at the time of taking such action no Event of Default or Potential Default exists hereunder and (ii) after giving effect thereto no Event of Default or Potential Default would exist hereunder.
     12.11 Change in Fiscal Year. Borrower shall not change its Fiscal Year from a year ending on August 31 unless required to do so by the Internal Revenue Service, in which case Borrower agrees to such amendment of the terms Fiscal Quarter and Fiscal Year, as used herein, as the Administrative Agent reasonably deems necessary.
     12.12 ERISA. Borrower shall not: (a) engage in or permit any transaction which could result in a “prohibited transaction” (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code with respect to any Borrower Benefit Plan; (b) engage in or permit any transaction or other event which could result in a “reportable event”( as such term is defined in Section 4043 of ERISA) for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the end of any Fiscal Year, in excess of five percent (5.0%) of net worth (determined in accordance with GAAP) of Borrower and its Consolidated Subsidiaries, whether or not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any Multiemployer Plan that Borrower may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto; or (f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the PBGC.
     12.13 Anti-Terrorism Law. Borrower shall not (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Subsection 9.24.2 above, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming Borrower’ compliance with this Section).
ARTICLE 13. INDEMNIFICATION
     13.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold the Administrative Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives (“Indemnified Parties”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents; (b) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Credit Agreement or the other Loan Documents; (c) the exercise by the Administrative Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents; or (d) all acts or omissions of the beneficiary of any Letter of Credit, and for such purposes, such beneficiary shall be deemed Borrower’s agent; provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower’s indemnification obligation under this Section with counsel of Borrower’s choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party’s satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys’ fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.
     13.2 Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys’ fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 11.5 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure of a judgment lien; provided that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to, any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The indemnification and covenants of this Section shall survive the termination of this Credit Agreement and other covenants.

ARTICLE 14. EVENTS OF DEFAULT; RIGHTS AND REMEDIES
     14.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall, at the option of the Administrative Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 14.1(f) all amounts owing hereunder and under the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:
               (a) Failure of Borrower to pay (i) when due, whether by acceleration or otherwise, any principal in accordance with this Credit Agreement or the other Loan Documents, or (ii) within five (5) days of the date when due, whether by acceleration or otherwise, any interest or amounts other than principal in accordance with this Credit Agreement or the other Loan Documents.
               (b) Any representation or warranty set forth in any Loan Document, any 5-Year Borrowing Notice, any financial statements or reports or projections or forecasts, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower.
               (c) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 11.7 (only if such default is with respect to the last sentence of such Section), 11.10, 11.14, 11.15, 11.16, 12.1, 12.4, 12.5, 12.7, 12.10, or 12.13 of this Credit Agreement; provided that a default under Subsection 11.14.1 hereof shall not constitute an Event of Default nor a Potential Default if Borrower is in compliance with such Subsection within five (5) Banking Days after the earlier of (i) the date on which Borrower discovers that it is not in compliance with such test, or (ii) the date by which Borrower is required by Subsections 11.2.1 or 11.2.2 hereof to provide quarterly or year-end financial statements and/or Compliance Certificates to the Administrative Agent.
               (d) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 3.11, 11.2, 11.4, 11.5, 11.6, 11.7 (except as provided in clause (c) of this Section), 11.8, 11.9, (except as provided in Section 14.1(e)), 11.11, 11.12, 11.13, 12.3, 12.6, 12.8, 12.9, or 12.11 of this Credit Agreement, and such failure continues for fifteen (15) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent.
               (e) The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures have occurred and are continuing is at least $10,000,000.00.
               (f) Borrower applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, and is not withdrawn or dismissed within sixty (60) days thereafter.
               (g) Failure of Borrower to comply with any other provision of this Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 14.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent.
               (h) The entry of one or more judgments in an aggregate amount in excess of $5,000,000.00 against Borrower not stayed, discharged or paid within thirty (30) days after entry.
               (i) The occurrence at any time from the Original Effective Date to the Closing Date of any circumstance which would have constituted an Event of Default under the 2005 Credit Agreement.
               (j) The occurrence of an “Event of Default” under the Term Loan Credit Agreement.
     14.2 No Advance. The Syndication Parties shall have no obligation to make any Advance or issue any Negotiated Letter of Credit, and the Letter of Credit Bank shall have no obligation to issue a Committed Letter of Credit if a Potential Default or an Event of Default shall occur and be continuing.
     14.3 Rights and Remedies. In addition to the remedies set forth in Section 14.1 and 14.2 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise, subject to the provisions of Section 15.8 hereof, all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

ARTICLE 15. AGENCY AGREEMENT
     15.1 Funding of Syndication Interest. Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Funding Share of the Advances (“Advance Payment”) as determined pursuant to the terms and conditions contained herein and in particular, Articles 2, 3, and 4 hereof. Each Syndication Party’s interest (“Syndication Interest”) in each Advance hereunder shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or any other Syndication Party.
     15.2 Syndication Parties’ Obligations to Remit Funds. Each Syndication Party agrees to remit its Funding Share of each Advance to the Administrative Agent as, and within the time deadlines (“Syndication Party Advance Date”), required in this Credit Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for an Advance to be made by such Syndication Party that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such Advance in accordance with the terms of this Credit Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by 2:00 P.M. (Central time) on the Banking Day due, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (Central time), and until the next Banking Day if payment is not received until after 2:00 P.M.), at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Syndication Party’s Advance for purposes of this Credit Agreement. If such Syndication Party does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable at the time to such Advance at the time.
     15.3 Notices to Administrative Agent. On or prior to 3:00 P.M. (Central time) on each Banking Day, each Syndication Party will provide the Administrative Agent with the information required by Section 4.4 hereof regarding each Negotiated Letter of Credit issued by such Syndication Party, and all payments or reimbursements made to such Syndication Party on account of Negotiated Letters of Credit on such Banking Day.
     15.4 Syndication Party’s Failure to Remit Funds. If a Syndication Party (“Delinquent Syndication Party”) fails to remit its Funding Share (a) of a 5-Year Advance, or (b) of a Bid

Advance, in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the “Delinquent Amount”), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the “Contributing Syndication Parties”), in which case (w) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the Delinquent Syndication Party and shall not be counted in determining the Individual Outstanding 5-Year Obligations of any Contributing Syndication Party, and (x) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points (“Delinquency Interest”) until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) advanced) on the same Banking Day as such payments are received by the Administrative Agent if received no later than 2:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party’s Payment Distribution and any fee distributions or distributions made under Section 15.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the Individual 5-Year Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party’s interest in its Advances shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. This Section shall also be applicable to Advances funded by the Administrative Agent (y) under Section 3.8 hereof, in which case the Administrative Agent, in its capacity as such, shall be deemed to be the Contributing Syndication Party, and (z) under Section 3.10 hereof, in which case the Administrative Agent, in its capacity as such, shall be deemed to be the Contributing Syndication Party and the Overnight Lender shall be deemed to be the Delinquent Syndication Party. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (Central time) shall be deemed to have been received on the next Banking Day.
     15.5 Agency Appointment. Each of the Syndication Parties hereby designates and appoints the Administrative Agent to act as agent to service and collect the Loans and its respective Advances and Notes, if any, and to take such action on behalf of such Syndication Party with respect to the Loans and such Advances and Notes, if any, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent.
     15.6 Power and Authority of the Administrative Agent. Without limiting the generality of the power and authority vested in the Administrative Agent pursuant to Section 15.5 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following:
          15.6.1 Advice. To solicit the advice and assistance of each of the Syndication Parties and Voting Participants concerning the administration of the Loans and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Credit Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be (and including in each such case, Voting Participants), and any action taken or failure to act pursuant thereto shall be binding on all of the Syndication Parties, Voting Participants, and the Administrative Agent.
          15.6.2 Documents. To execute, seal, acknowledge, and deliver as the Administrative Agent, all such instruments as may be appropriate in connection with the administration of the Loans and the exercise by the Administrative Agent of its various rights with respect thereto.
          15.6.3 Proceedings. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties.
          15.6.4 Retain Professionals. To retain attorneys, accountants, and other professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 15.18 hereof.
          15.6.5 Incidental Powers. To exercise powers reasonably incident to the Administrative Agent’s discharge of its duties enumerated in Section 15.7 hereof.
     15.7 Duties of the Administrative Agent. The duties of the Administrative Agent hereunder shall consist of the following:
          15.7.1 Possession of Documents. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).
          15.7.2 Distribute Payments. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents, as provided in Article 6 hereof. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Syndication Party hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Syndication Party on such due date an amount equal to the amount then due such Syndication Party. If and to the extent Borrower shall not have so made such payment in full to the Administrative Agent, each Syndication Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Syndication Party together with interest thereon, for each day from the date such amount is distributed to such Syndication Party until the date such Syndication Party repays such amount to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.
          15.7.3 Loan Administration. Subject to the provisions of Section 15.10 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, powers, privileges, and discretion to which the Administrative Agent is entitled to administer the Loans, including, without limitation: (a) monitor all borrowing activity, issuances of Letters of Credit, Individual 5-Year Commitment balances, and maturity dates of all LIBO Rate Loans; (b) monitor and report Credit Agreement and covenant compliance, and coordinate required credit actions by the Syndication Parties (including Voting Participants where applicable); (c) manage the process for future waivers and amendments if modifications to the Credit Agreement are required; and (d) administer, record, and process all assignments to be made for the current and future Syndication Parties (including the preparation of a revised Schedule 1 to replace the previous Schedule 1).
          15.7.4 Determination of Individual Lending Capacity and Individual 5-Year Pro Rata Shares. The Administrative Agent shall (a) on or before 10:00 A.M. and again at 12:30 P.M. (Central time) on each Banking Day calculate the respective Individual 5-Year Lending Capacity of each Syndication Party, which 10:00 A.M. calculation shall be in effect until 12:30 P.M. of the same Banking Day and which 12:30 P.M. calculation shall be in effect until 10:00 A.M. of the next succeeding Banking Day; and (b) on or before 12:00 noon (Central time) on each Banking Day calculate the respective Individual 5-Year Pro Rata Share of each Syndication Party, which calculation shall be in effect until 12:00 noon of the next succeeding Banking Day.
          15.7.5 Forwarding of Information. The Administrative Agent shall, within a reasonable time after receipt thereof, forward to the Syndication Parties and Voting Participants notices and reports provided to the Administrative Agent by Borrower pursuant to Section 11.2 hereof.
     15.8 Action Upon Default. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless an officer thereof primarily responsible for the Administrative Agent’s duties as such with respect to the Loans or primarily responsible for the credit relationship between the Administrative Agent and Borrower has actual knowledge of facts which would result in or constitute a Potential

Default or Event of Default, or has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the Administrative Agent has obtained actual knowledge (in the manner described above) or received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.
          15.8.1 Indemnification as Condition to Action. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 15.19 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
     15.9 Bid Agent’s Appointment, Power, Authority, Duties and Resignation or Removal; Fee. Each of the Syndication Parties hereby designates and appoints the Bid Agent to act as such and to take such action on behalf of such Syndication Party with respect to the acceptance and processing of Bid Requests and Bids as provided herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Bid Agent. The Bid Agent shall have such duties as specified in this Credit Agreement. The resignation, removal, and designation of a successor for, the Bid Agent shall be in accordance with the procedures set forth in Section 15.22 hereof with respect to the Administrative Agent. The Bid Agent and any successor Bid Agent shall be entitled to such fee as agreed upon between Borrower and the Bid Agent for acting as the Bid Agent.
     15.10 Consent Required for Certain Actions. Notwithstanding the fact that this Credit Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 15.10.1(a)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 15.10.1(a) of their intention to do so), of:
          15.10.1 Unanimous. Each of the Syndication Parties and Voting Participants before:

               (a) Amending the definition of Required Lenders as set forth herein or amending Subsections 15.10.1, 15.10.2, or 15.10.3;
               (b) Agreeing to an increase in the 5-Year Commitment, or any Syndication Party’s share thereof, or an extension of the 5-Year Maturity Date; or
               (c) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees with respect to the 5-Year Facility; provided, however, this restriction shall not apply to a delay in payment granted by the Administrative Agent in the ordinary course of administration of the Loans and the exercise of reasonable judgment, so long as such payment delay does not exceed five (5) days; or
               (d) Amending Section 6.6 hereof.
          15.10.2 Required Lenders. The Required Lenders before:
               (a) Consenting to any action, amendment, or granting any waiver not covered in Subsections 15.10.1 or 15.10.3; or
               (b) Agreeing to amend Article 15 of this Credit Agreement (other than Subsections 15.10.1, 15.10.2, or 15.10.3).
          15.10.3 Action Without Vote. Notwithstanding any other provisions of this Section, the Administrative Agent or, with respect to Subsection 15.10.3(b) hereof, the Letter of Credit Bank and the Administrative Agent, may take the following actions without obtaining the consent of the Syndication Parties or the Voting Participants:
               (a) Determining (i) whether the conditions to an 5-Year Advance have been met, and (ii) the amount of such 5-Year Advance;
               (b) Determining (i) whether the conditions and procedures as set forth in Article 4 hereof for issuance of a Committed Letter of Credit have been properly satisfied and (ii) the amount of such Letter of Credit;
               (c) Determining whether the Bid Advance conditions and procedures as set forth in Article 3 hereof have been properly satisfied.
          15.10.4 Voting Participants. Under the circumstances set forth in Section 15.28 hereof, each Voting Participant shall be accorded voting rights as though such Person was a Syndication Party, and in such case the voting rights of the Syndication Party from which such Voting Participant acquired its participation interest shall be reduced accordingly.
If no written consent or denial is received from a Syndication Party or a Voting Participant within five (5) Banking Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party or Voting Participant by the Administrative Agent, such Syndication Party or Voting Participant shall be conclusively deemed to have consented thereto for the purposes of this Section.

     15.11 Distribution of Principal and Interest. The Administrative Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the Loans and will hold all such payments in trust for the benefit of all appropriate present and future Syndication Parties, and, if requested in writing by the Required Lenders, in an account segregated from the Administrative Agent’s other funds and accounts (“Payment Account”). After the receipt by the Administrative Agent of any payment representing interest or principal on the Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in Article 6 hereof, (“Payment Distribution”) no later than 3:00 P.M. (Central time) on the same Banking Day as such payment is received by the Administrative Agent if received no later than 1:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party’s rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 15.4 hereof.
     15.12 Distribution of Certain Amounts. The Administrative Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Required Lenders, segregated from the Administrative Agent’s other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the amounts described below:
          15.12.1 Funding Losses. To each Syndication Party the amount of any Funding Losses paid by Borrower to the Administrative Agent in connection with a prepayment of any portion of a LIBO Rate Loan or a Bid Rate Loan, in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.
          15.12.2 Fees. To each Syndication Party its share of any 5-Year Facility Fees paid by Borrower to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such fees is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.
     15.13 Collateral Application. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loans, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loans solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of one or more of the Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Individual 5-Year Commitments. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of one or more of the Loans, including without limitation payment by reason of the exercise of a right of offset, banker’s lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further Syndication Interests or participations in the Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Individual 5-Year Commitments. Notwithstanding any of the foregoing provisions of this Section or Article 8 hereof, no Syndication Party other than CoBank shall have any right to, or to the proceeds of, or any right to the application to any amount owing to such Syndication Party hereunder of any the proceeds of, (a) any Bank Equity Interests issued to Borrower by CoBank or on account of any statutory lien held by CoBank on such Bank Equity Interests, or (b) any Bank Equity Interests issued to Borrower by any Farm Credit System Institution which is a Syndication Party hereunder or on account of any statutory lien held by such Farm Credit System Institution on such Bank Equity Interests.
     15.14 Amounts Required to be Returned. If the Administrative Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then such Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments).
     15.15 Reports and Information to Syndication Parties. The Administrative Agent shall use reasonable efforts to provide to the Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for the Administrative Agent’s duties as such with respect to the Loans or primarily responsible for the credit relationship between the Administrative Agent and Borrower, any material factual information which has a material adverse effect on the creditworthiness of Borrower, and Borrower hereby authorizes such disclosure by the Administrative Agent to the Syndication Parties (and by the Syndication Parties to any of their participants). Failure of the Administrative Agent to provide the information referred to in this Section or in Subsection 15.7.5 hereof shall not result in any liability upon, or right to make a claim against, the Administrative Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is a result of the willful misconduct or gross negligence of the Administrative Agent. Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no consent rights upon the occurrence and during the continuance of an Event of Default), be (a) disclosed to any third party (other than the Administrative Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (b) used by the Syndication Party except in connection with the Loans and its Syndication Interest.
     15.16 Standard of Care. The Administrative Agent shall not be liable to Syndication Parties for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, except to the extent that a court of competent jurisdiction renders a final non-appealable determination that any of the foregoing resulted from the gross negligence or willful misconduct of the Administrative Agent. Subject to the preceding sentence, the Administrative Agent will exercise the same care in administering the Loans and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and the Administrative Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.
     15.17 No Trust Relationship. Neither the execution of this Credit Agreement, nor the sharing in the Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the Loans and Loan Documents by the Administrative Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Credit Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between the Administrative Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that the Administrative Agent is not acting as trustee for such Syndication Party with respect to the Loans, this Credit Agreement, or any aspect of either, or in any other respect.
     15.18 Sharing of Costs and Expenses. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse the Administrative Agent for its proportionate share (based on the ratio of its Individual 5-Year Commitment to the 5-Year Commitment), for all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Credit Agreement for legal, accounting, consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings and the exercise of any remedies with respect to the Cash Collateral Account or otherwise; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by the Administrative Agent solely as a Syndication Party in connection with the Loans, nor to the Administrative Agent’s internal costs and expenses.

     15.19 Syndication Parties’ Indemnification of the Administrative Agent and Bid Agent. Each of the Syndication Parties agree to indemnify the Administrative Agent, including any Successor Agent, and the Bid Agent, and their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Agency Parties”), (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on the ratio of its Individual 5-Year Commitment to the 5-Year Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and/or the expiration or termination of this Credit Agreement) be imposed on, incurred by or asserted against the Administrative Agent or the Bid Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent or the Bid Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent or the Bid Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are the result of the willful misconduct or gross negligence of such Indemnified Agency Party. The agreements and obligations in this Section shall survive the payment of the Loans and the expiration or termination of this Credit Agreement.
     15.20 Books and Records. The Administrative Agent shall maintain such books of account and records relating to the Loans as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. The Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent’s regular business hours.
     15.21 Administrative Agent Fee. The Administrative Agent and any Successor Agent shall be entitled to such fee as agreed upon between Borrower and the Administrative Agent for acting as the Administrative Agent.
     15.22 The Administrative Agent’s Resignation or Removal. The Administrative Agent may resign at any time by giving at least sixty (60) days’ prior written notice of its intention to do so to each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor (“Successor Agent”). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, such approval not to be unreasonably withheld (provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), or (b) if such Successor Agent has not accepted such appointment, in either case within forty-five (45) days after the retiring Administrative Agent’s giving of such notice of resignation, then the retiring Administrative Agent may, after consulting with, but without obtaining the approval of, Borrower, appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000.

Any Administrative Agent may be removed upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (a) the term “Administrative Agent” shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (b) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 16.4.2 hereof. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.
     15.23 Representations and Warranties of All Parties. The Administrative Agent, the Bid Agent, and each Syndication Party represents and warrants that: (a) the execution and delivery of, and performance of its obligations under, this Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Credit Agreement is in material compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Credit Agreement; and (d) this Credit Agreement has been duly executed by it, and, to its knowledge, constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will, upon the Administrative Agent’s written request following such Syndication Party’s default under any of its obligations hereunder, furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.
     15.24 Representations and Warranties of CoBank. Except as expressly set forth in Section 15.23 hereof, CoBank, in its role as a Syndication Party and as the Administrative Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower, the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loans; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loans or the Loan Documents.
     15.25 Syndication Parties’ Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loans independently and without reliance on the Administrative Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents. Except as otherwise expressly provided herein, no Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.
     15.26 No Joint Venture or Partnership. Neither the execution of this Credit Agreement, the sharing in the Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties.
     15.27 Purchase for Own Account; Restrictions on Transfer; Participations. Each Syndication Party represents that it has acquired and is retaining its interest in the Loans for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof. Each Syndication Party other than CoBank agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”) to any Person, or create or permit to exist any lien or security interest on all or any part of its interest in the Loans, without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default); provided that: (a) any such Transfer (except a Transfer to another Syndication Party or a Transfer by CoBank) must be in a minimum amount of $10,000,000.00, unless it Transfers its entire Syndication Interest; (b) each Syndication Party must maintain an Individual 5-Year Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (c) the transferee must execute an agreement substantially in the form of Exhibit 15.27 hereto (“Syndication Acquisition Agreement”) and assume all of the transferor’s obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay, or cause the transferee to pay, the Administrative Agent an assignment fee of $3,500.00. Any Syndication Party may participate any part of its interest in the Loans to any Person with the prior written consent of the

Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), provided that no such consent shall be required where the participant is a Person at least fifty percent (50%) the equity interest in which is owned by such Syndication Party or which owns at least fifty percent (50%) of the equity interest in such Syndication Party or at least fifty percent (50%) of the equity interest of which is owned by the same Person which owns at least fifty percent (50%) of the equity interest of such Syndication Party, and each Syndication Party understands and agrees that in the event of any such participation: (x) its obligations hereunder will not change on account of such participation; (y) the participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 15.28 hereof with respect to Voting Participants) or the right to receive payments or distributions; and (z) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the Loans (including with respect to voting rights, except as provided in Section 15.28 hereof with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any participant (except as provided in Section 15.28 hereof with respect to Voting Participants). Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its interest in the Loans to any Federal Reserve Bank or any Farm Credit Bank in accordance with applicable law. CoBank reserves the right to sell participations on a non-patronage basis.
     15.28 Certain Participants’ Voting Rights. Any Farm Credit System Institution which (a) has acquired and, at any time of determination maintains, a participation interest in the minimum aggregate amount of $10,000,000.00 in a particular Syndication Party’s Individual 5-Year Commitment and Individual Outstanding 5-Year Obligations; and (b) has been designated in writing by such Syndication Party to the Administrative Agent as having such entitlement (such designation to include for such participant, its name, contact information, and dollar participation amount) (each a “Voting Participant”), shall be entitled to vote (and such Syndication Party’s voting rights shall be correspondingly reduced), on a dollar basis, as if such Voting Participant were a Syndication Party, on any matter requiring or allowing a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action. The voting rights of any Syndication Party so designating a Voting Participant shall be reduced by an equivalent dollar amount.
     15.29 Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by the Administrative Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 15.29 hereto (“Wire Instructions”).
     15.30 Events of Syndication Default/Remedies.
          15.30.1 Syndication Party Default. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an “Event of Syndication Default” hereunder by such party: (a) if any representation or warranty made by such party in this Credit Agreement shall be found to have been untrue in any material respect; (b) if such party fails to make any distributions or payments required under this Credit Agreement within five (5) days of the date required; (c) if such party breaches any other covenant, agreement, or provision of this Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if any agency having supervisory authority over such party, or any creditors thereof, shall file a petition to reorganize or liquidate such party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or for all or any material part of its property or if such party shall be declared insolvent; or (f) if such party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors’ act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.
          15.30.2 Remedies. Upon the occurrence of an Event of Syndication Default, the non-defaulting Syndication Parties, acting by, or through the direction of, a simple majority (determined based on the ratio of (a) their Individual 5-Year Commitments to (b)(i) the 5-Year Commitment less (ii) the Individual 5-Year Commitment of the defaulting Syndication Party) of the non-defaulting Syndication Parties, may, in addition to any other remedy specifically set forth in this Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.
     15.31 Withholding Taxes. Each Syndication Party represents that under the applicable law in effect as of the date it becomes a Syndication Party, it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Syndication Party’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, each Syndication Party that was not created or organized under the laws of the United States of America or any state or other political subdivision thereof (“Non-US Lender”), shall, on the Closing Date, or upon its becoming a Syndication Party (for Persons that were not Syndication Parties on the Closing Date), furnish to the Administrative Agent and Borrower two original copies of IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate, (or any successor forms), or such other forms, certifications, statements of exemption, or documents as may be required by the IRS or by the Administrative Agent or Borrower, in their reasonable discretion, duly executed and completed by such Syndication Party, to establish, and as evidence of, such Syndication Party’s exemption from the withholding of United States tax with respect to any payments to such Syndication Party of interest or fees payable under any of the Loan documents. Further, each Non-US Lender hereby agrees, from time to time after the initial delivery by such Syndication Party of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Syndication Party shall promptly (a) deliver to the Administrative Agent and to

Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Syndication Party, together with any other certificate or statement of exemption required in order to confirm or establish that such Syndication Party is not subject to United States withholding tax with respect to payments to such Syndication Party under the Loan Documents or (b) notify the Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Syndication Party until such Syndication Party shall have furnished to the Administrative Agent and Borrower each requested form, certification, statement or document.
     15.32 Replacement of Holdout Lender. If any action to be taken by the Syndication Parties or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Syndication Parties and Voting Participants, and a Syndication Party or Voting Participant (“Holdout Lender”) fails to give its consent, authorization, or agreement, then the Administrative Agent, upon at least five (5) Banking Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Syndication Parties (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver a Syndication Acquisition Agreement, subject only to the Holdout Lender being repaid its full share of the outstanding Bank Debt without any premium, discount, or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Syndication Acquisition Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Syndication Acquisition Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 15.27 hereof. Until such time as the Replacement Lenders shall have acquired all of the Syndication Interest of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to provide the Holdout Lender’s Funding Share of Advances. In the event that the Holdout Lender is a Voting Participant, (a) the Syndication Party through which such Voting Participant acquired its interest shall have the first option to repurchase such participation interest and be the Replacement Lender; provided (b) if the Syndication Party through which such Voting Participant acquired its interest does not, within five (5) Banking Days after the Administrative Agent has given notice to the Holdout Lender as provided above, elect to become the Replacement Lender, then such Syndication Party shall cancel or re-acquire such Voting Participant’s interest and shall sell to the Replacement Lender(s) an interest in its Individual 5-Year Commitment equivalent to the Voting Participant interest.
     15.33 Amendments Concerning Agency Function. Neither the Administrative Agent nor the Bid Agent shall be bound by any waiver, amendment, supplement or modification of this Credit Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

     15.34 Agent Duties and Liabilities. Neither the Co-Syndication Agents, Senior Managing Agents, nor the Managing Agents, shall, in their capacity as such, have any powers, duties, responsibilities or liabilities with respect to this Credit Agreement or the transactions contemplated herein. Without limiting the foregoing, none of the Co-Syndication Agents, Senior Managing Agents or Managing Agents shall be subject to any fiduciary or other implied duties, or have any liability to any Person for acting as such. Nothing in this Section shall be construed to relieve the Co-Syndication Agents, Senior Managing Agents, nor the Managing Agents, of their duties, responsibilities and liabilities arising out of their capacity as Syndication Parties.
     15.35 Further Assurances. The Administrative Agent and each Syndication Party agree to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 15 and to carry out fully the intent thereof.
ARTICLE 16. MISCELLANEOUS
     16.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to the Administrative Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing the 5-Year Borrowing Notices; and (b) incurred by the Administrative Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties’ rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against the Administrative Agent or any Syndication Party, including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest. In addition, To the extent permitted by law, Borrower agrees to pay to the Bid Agent, on demand, all out-of-pocket costs and expenses incurred by the Bid Agent in connection with the processing of Bid Rate Loans, including the Bid Requests, Bids, Bid Results Notices, and Bid Selection Notices and the procedures related thereto.
     16.2 Service of Process and Consent to Jurisdiction. Borrower and each Syndication Party hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against such Person for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower and each Syndication Party irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower and each Syndication Party hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), The Corporation Company, or such other Person as it may designate to the Administrative Agent, in each case with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Borrower or such Syndication Party to receive for and on its behalf at such agent’s Denver, Colorado office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Borrower and each Syndication Party agrees that it shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower or such Syndication Party, as applicable, of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower or such Syndication Party, as applicable, for all purposes of such litigation.
     16.3 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN THE ADMINISTRATIVE AGENT, THE BID AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.
     16.4 Notices. All notices, requests and demands required or permitted under the terms of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.
          16.4.1 Borrower:
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
FAX: (651) 355-4554
Attention: Executive Vice President and Chief Financial Officer
e-mail address: john.schmitz@chsinc.com

with a copy to:
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
FAX: (651) 355-4554
Attention: Sr. Vice President and General Counsel
e-mail address: david.kastelic@chsinc.com
          16.4.2 Administrative Agent:
CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
FAX: (303) 694-5830
Attention: Administrative Agent
e-mail address: abahr@cobank.com
          16.4.3 Bid Agent:
CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
FAX: (303) 740-4100
Attention: Bid Agent
          16.4.4 Syndication Parties:
          See signature pages hereto.
     16.5 Liability of Administrative Agent and Bid Agent. Neither the Administrative Agent nor the Bid Agent shall have any liabilities or responsibilities to Borrower or any Subsidiary on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower or any Subsidiary to perform their respective obligations hereunder or under any other Loan Document.
     16.6 Successors and Assigns. This Credit Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Bid Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.
     16.7 Severability. The invalidity or unenforceability of any provision of this Credit Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

     16.8 Entire Agreement. This Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of the Administrative Agent, the Bid Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.
     16.9 Applicable Law. To the extent not governed by federal law, this Credit Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.
     16.10 Captions. The captions or headings in this Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement.
     16.11 Complete Agreement; Amendments. THIS CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE ADMINISTRATIVE AGENT, THE BID AGENT, EACH SYNDICATION PARTY, AND BORROWER ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Administrative Agent, the Bid Agent, and all Syndication Parties (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 15.10 hereof). Borrower agrees that it shall reimburse the Administrative Agent for all fees and expenses incurred by the Administrative Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement requested by Borrower.
     16.12 Additional Costs of Maintaining Loan. Borrower shall pay to the Administrative Agent from time to time such amounts as the Administrative Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which the Administrative Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party’s making or maintaining an Advance hereunder or its obligation to make such Advance, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement in respect to such Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (“Regulatory Change”), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement in respect of such Advance (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Notes or amounts payable to such Syndication Party (or any of such extensions of credit or liabilities). The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining an Advance or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.
     16.13 Capital Requirements. In the event that the introduction of or any change in: (a) any law or regulation; or (b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party’s obligations hereunder with respect to the 5-Year Facility, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value (discounted at the Base Rate) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the 5-Year Maturity Date, but for such introduction or change, (b) multiplied by such Syndication Party’s Individual 5-Year Commitment. The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party’s determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.
     16.14 Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of its interest hereunder and the Notes, if any, relating thereto, or any portion thereof, pursuant to this Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Notes and will (upon delivery of such Notes for cancellation, unless covered by subparagraph (a) of this Section), and if the Syndication Party requests a Note as provided in Section 2.4 hereof, deliver in lieu of each such Note a new Note or, in the case of an assignment of a portion of any such Syndication Party’s Syndication Interest, new Notes, for any remaining balance. Each new or replacement Note shall be dated as of the Effective Date.
     16.15 Patronage Payments. Borrower acknowledges and agrees that: (a) only that portion of the Loan represented by CoBank’s Individual 5-Year Pro Rata Share which is retained by CoBank for its own account at any time is entitled to patronage distributions in accordance with CoBank’s bylaws and its practices and procedures related to patronage distribution; (b) any patronage, or similar, payments to which Borrower is entitled on account its ownership of Bank Equity Interests or otherwise will not be based on any portion of CoBank’s interest in the Loans in which CoBank has at any time granted a participation interest; and (c) that portion of the Loan represented by the Individual 5-Year Pro Rata Share which is retained by any other Farm Credit System Institution (other than CoBank) for its own account at any time is entitled to patronage distributions in accordance with such Farm Credit System Institution’s bylaws and its practices and procedures related to patronage distribution only if Borrower has a written agreement to that effect from such Farm Credit System Institution.
16.16 Direct Website Communications; Electronic Mail Communications
          16.16.1 Delivery.
               (a) Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Credit Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but, subject to the provisions of Subsection 16.16.3 hereof, excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Credit Agreement prior to the scheduled date therefor, (iii) provides notice of any Potential Default or Event of Default under this Credit Agreement, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Credit Agreement and/or any borrowing, issuance or reissuance of a Letter of Credit, or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent as follows (A) all financial statements to closing@cobank.com and (B) all other Communications to mtousignant@cobank.com. In addition, Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Credit Agreement but only to the extent requested by the Administrative Agent. Receipt of the Communications by the Administrative Agent at the

appropriate e-mail address as set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Credit Agreement and any other Loan Documents. Nothing in this Section 16.16 shall prejudice the right of the Administrative Agent or any Syndication Party to give any notice or other communication pursuant to this Credit Agreement or any other Loan Document in any other manner specified in this Credit Agreement or any other Loan Document.
               (b) Each Syndication Party agrees that receipt of e-mail notification that such Communications have been posted pursuant to Subsection 16.16.2 below at the e-mail address(es) set forth beneath such Syndication Party’s name on its signature page hereto or pursuant to the notice provisions of any Syndication Acquisition Agreement shall constitute effective delivery of the Communications to such Syndication Party for purposes of this Credit Agreement and any other Loan Document. Each Syndication Party further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services.
          16.16.2 Posting. Borrower further agrees that the Administrative Agent may make the Communications available to the Syndication Parties by posting the Communications on “Synd-Trak” (“Platform”). The Platform is secured with a dual firewall and a User ID/Password Authorization System and through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis. Borrower acknowledges that the distribution of Communications through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
          16.16.3 Additional Communications. The Administrative Agent reserves the right and Borrower and each Syndication Party consents and agrees thereto, to, upon written notice to Borrower and all Syndication Parties, implement and require use of a secure system whereby any notices or other communications required or permitted by this Credit Agreement, but which are not specifically covered by Subsection 16.16.1 hereof, and including, without limitation, 5-Year Borrowing Notices, Funding Notices, Bid Requests, Bids, Bid Results Notices, Bid Selection Notices, notices of Overnight Rates, Overnight Advance Requests, and any communication described in clauses (i) through (iv) of Subsection 16.16.1(a) hereof, shall be sent and received via electronic mail to the e-mail addresses described in Subsection 16.16.1(b) hereof.
          16.16.4 Disclaimer. The Communications transmitted pursuant to this Section 16.16 and the Platform are provided “as is” and “as available.” CoBank does not warrant the accuracy, adequacy or completeness of the Communications or the Platform and CoBank expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by CoBank in connection with the Communications or the Platform.

          16.16.5 Termination. The provisions of this Section 16.16 shall automatically terminate on the date that CoBank, ACB ceases to be the Administrative Agent under this Credit Agreement.
     16.17 Reallocation and Repayment of Certain Amounts Outstanding Under the 2005 Credit Agreement on the Closing Date. All Bid Rate Loans outstanding under the 2005 Credit Agreement on the Closing Date shall remain outstanding (and the Bid Rate and Bid Maturity Date unchanged) and shall, subject to any payments required by clause (2) of the next sentence, be deemed to be Bid Rate Loans made under this Credit Agreement allocated to the Syndication Party which originally made the Bid Rate Loan. Borrower agrees that immediately prior to the closing under this Credit Agreement and on the Closing Date, it shall make the following payments of amounts owing under the 2005 Credit Agreement to the Administrative Agent under the 2005 Credit Agreement (to be allocated among the Syndication Parties as provided by the 2005 Credit Agreement): (1) the amount of all Overnight Advances outstanding under the 2005 Credit Agreement as of the Closing Date; (2) the amount by which the Bid Rate Loans allocated pursuant to the preceding sentence to any Syndication Party exceeds the Individual 5-Year Commitment of such Syndication Party as determined under this Credit Agreement; (3) the amount, if any, by which the aggregate outstanding balance of 364-Day Advances and 5-Year Advances under the 2005 Credit Agreement as of the Closing Date (after payment of the amount required pursuant to clause (1) of this Section) exceeds the 5-Year Commitment (as defined herein); (4) the amount of all accrued interest on all outstanding 364-Day Advances and all 5-Year Advances (as both such terms are defined in the 2005 Credit Agreement); (5) the amount of all 364-Day Facility Fees and all 5-Year Facility Fees which would otherwise be payable under the 2005 Credit Agreement as of the end of Borrower’s next Fiscal Quarter occurring on or after the Closing Date (but pro-rated based on a ratio of (A) the number of days since the beginning of the current Fiscal Quarter to the Closing Date, to (B) the number of days from the beginning to the end of the current Fiscal Quarter), and (6) the amount of Funding Losses (determined as provided in the 2005Credit Agreement) attributable to (i) prepayments, if any, of Bid Rate Loans pursuant to clause (2) of this Section and/or LIBO Rate Loans (as defined in the 2005 Credit Agreement) pursuant to clause (3) of this Section, or (ii) the amount, if any, of the reduction in the outstanding balance of LIBO Rate Loans in which any Syndication Party hereunder has a Syndication Interest on account of a Reduction as required below. Each of the Syndication Parties agrees that: (a) the aggregate outstanding balance of 364-Day Advances and 5-Year Advances under the 2005 Credit Agreement as of the Closing Date (other than Bid Rate Loans), after the application of the payments by Borrower required under this Section, shall on such date be aggregated and reallocated among each of the Syndication Parties (and thereafter treated as 5-Year Advances hereunder) in accordance with their respective Individual 5-Year Pro Rata Shares (determined without considering such 364-Day Advances and 5-Year Advances under the 2005 Credit Agreement, other than Bid Rate Loans) on such date as determined by the Administrative Agent; and (b) to the extent such reallocation as described in clause (a) of this Section (“Reallocation”) results in (x) the 364-Day Advances under the 2005 Credit Agreement allocated to any Syndication Party as 5-Year Advances hereunder being in excess of the 364-Day Advances which were allocated to such Syndication Party under the 2005 Credit Agreement immediately prior to such Reallocation, and/or (y) the 5-Year Advances under the 2005 Credit Agreement allocated to any Syndication Party as 5-Year Advances hereunder being in excess of the 5-Year Advances which were allocated to such Syndication Party under the 2005 Credit

Agreement immediately prior to such Reallocation, such Syndication Party shall remit to the Administrative Agent funds in the amount of any such excess by 2:00 P.M. (Central time) on the Closing Date in the manner provided in Section 15.29 hereof. To the extent such Reallocation results in the 364-Day Advances and/or 5-Year Advances under the 2005 Credit Agreement allocated to any Syndication Party as 5-Year Advances hereunder being less than the 364-Day Advances and/or 5-Year Advances, respectively, which were allocated to such Syndication Party under the 2005 Credit Agreement immediately prior to such Reallocation (“Reduction”), the Administrative Agent shall remit the amount of such Reduction to such Syndication Party in the manner provided in Section 15.29 hereof. To the extent that any Syndication Party fails to remit funds to the Administrative Agent as required under clause (b) of this Section, the Administrative Agent shall provide such funds and such funds shall be deemed to be the Delinquent Amount, such Syndication Party shall be deemed to be a Delinquent Syndication Party subject to all of the obligations set forth in Section 15.4 hereof, and the Administrative Agent shall be deemed to be a Contributing Syndication Party with all of the rights set forth in Section 15.4 hereof. All payments received by the Administrative Agent from Borrower pursuant to clauses (1) through (4) of this Section shall be allocated and paid to the Syndication Parties under the 2005 Credit Agreement as therein provided.
     16.18 Affect of Amended and Restated Credit Agreement. This Credit Agreement shall be effective from the Effective Date forward, and the execution of this Credit Agreement shall not relieve any party to the 2005 Credit Agreement from their respective obligations thereunder for the period from the Original Effective Date to the Effective Date or from any liability for the failure to perform such obligations or from any liability arising out of indemnification obligations under the 2005 Credit Agreement.
     16.19 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, the Bid Agent, and each Syndication Party shall, except as provided in Article 13 hereof and except with respect to Borrower’s reimbursement obligation to the issuer of each Letter of Credit with an expiry date beyond the 5-Year Maturity Date, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.
     16.20 Liberal Construction. This Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.
     16.21 Counterparts. This Credit Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Credit

Agreement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Credit Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Credit Agreement.
     16.22 Confidentiality. Each Syndication Party shall maintain the confidential nature of, and shall not use or disclose, any of Borrower’s financial information, confidential information or trade secrets without first obtaining Borrower’s written consent. Nothing in this Section shall require any Syndication Party to obtain such consent after there is an Event of Default. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution contemplated or described in Sections 15.7, 15.15, and 15.27 hereof or to such Syndication Party’s parent holding company or any of such Syndication Party’s Affiliates, or to any actual or prospective counterparty to any securitization, swap or derivative transaction relating to Borrower with respect to any Loan; (b) any situation in which any Syndication Party is required by Law or required by any Governmental Authority to disclose information; (c) providing information to counsel to any Syndication Party in connection with the transactions contemplated by the Loan Documents; (d) providing information to independent auditors retained by the such Syndication Party; (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (f) any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (g) any information that is independently developed by any Syndication Party; and (h) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party’s confidentiality requirements continue after it is no longer a Syndication Party under this Credit Agreement. Notwithstanding any provision to the contrary in this Credit Agreement, the Administrative Agent and each Syndication Party (and each employee, representative, or other agent thereof) may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transaction described in this Credit Agreement and all materials of any kind (including opinions or other tax analyses), if any, that are provided to the Administrative Agent or such Syndication Party relating to such tax treatment and tax structure. Nothing in the preceding sentence shall be taken as an indication that such transaction would, but for such sentence, be deemed to be a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.
     16.23 USA Patriot Act Notice. Each Syndication Party that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Syndication Party) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Syndication Party or Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.
     16.24 Waiver of Borrower’s Rights Under Farm Credit Act. Borrower, having been represented by legal counsel in connection with this Credit Agreement and, in particular, in connection with the waiver contained in this Section 16.24, does hereby voluntarily and knowingly waive, relinquish, and agree not to assert at any time, any and all rights that Borrower may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R Sections 617.7000 through 617.7630, including those provisions which afford Borrower certain rights, and/or impose on any lender to Borrower certain duties, with respect to the collection of any amounts owing hereunder or the foreclosure of any liens securing any such amounts, or which require the Administrative Agent or any present or future Syndication Party to disclose to Borrower the nature of any such rights or duties. This waiver is given by Borrower pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to induce the Syndication Parties to fund and extend to Borrower the credit facilities described herein and to induce those Syndication Parties which are Farm Credit System Institutions to agree to provide such credit facilities commensurate with their Individual 5-Year Commitments as they may exist from time to time.
[Signature pages commence on the next page]

     IN WITNESS WHEREOF, the parties have executed this 2006 Amended and Restated Credit Agreement (Revolving Loan) as of the date first above written.

BORROWER:

CHS INC., a cooperative corporation formed under the
laws of the State of Minnesota

By:

Name: John Schmitz
Title: Executive Vice President and Chief Financial
Officer

ADMINISTRATIVE AGENT:

COBANK, ACB

By:

Name: Michael Tousignant
Title: Vice President

BID AGENT:

CoBANK, ACB

By:

Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTY:

CoBank, ACB

By:

Name: Michael Tousignant
Title: Vice President

Contact Name: Michael Tousignant
Title: Vice President
Address:	5500 South Quebec Street
Greenwood Village, CO 80111
Phone No.: 303/694-5838
Fax No.: 303/694-5830
E-mail: mtousignant@cobank.com
Individual 5-Year Commitment: $233,000,000.00
Payment Instructions:
CoBank, ACB
ABA No.: 307088754
Acct. Name: CoBank, ACB
Account No.: 22274433
Attn:
Reference: CHS

SYNDICATION PARTY:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago
Branch

By:

Name: Mr. Tsuguyuki Umene
Title: Deputy General Manager

Contact Name: Scott Ackerman
Title: Assistant Vice President
Address:	601 Carlson Parkway, Suite 370
Minnetonka, Minnesota 55305
Phone No.: 952/473-9092
Fax No.: 952/473-5152
E-mail: sackerman@us.mufg.jp
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
Bank: The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
Chicago Branch
ABA No.: 071002341
Acct. Name: The Bank of Tokyo-Misubishi
UFJ, Ltd., Chicago Branch
Account No.: 1525720230
Reference: CHS

SYNDICATION PARTY:

SunTrust Bank

By:

Name: Michel Odermatt
Title: Managing Director

Contact Name: Michel Odermatt
Title: Managing Director
Address:	303 Peachtree Street NE
Atlanta, GA 30308
Phone No.: 404/532-0232
Fax No.: 404/575-2693
E-mail: michel.odermatt@suntrust.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
SunTrust Bank
ABA No.: 061000104
Acct. Name: Corporate Banking Operations
Support
Account No.: 9088000112
Reference: CHS Inc.

SYNDICATION PARTY:

Bank of America, N.A.

By:

Name: Daniel R. Petrik
Title: Senior Vice President

Contact Name: Daniel R. Petrik
Title: Senior Vice President
Address:	231 S. LaSalle Street
Chicago, IL 60697
Phone No.: 312/828-8160
Fax No.: 312/828-7393
E-mail: daniel.petrik@bankofamerica.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
Bank of America N.A.
ABA No.: 026-009-593
Acct. Name: Commercial Loan Services
New York, NY
Account No.: 109823-0000591
Reference: Attn: Torethia Merriwether

SYNDICATION PARTY:

Wells Fargo Bank, National Association

By:

Name: Jacqueline Ryan
Title: Vice President/Sr.Banker

Contact Name: Jacqueline Ryan
Title: Vice President
Address:	Sixth & Marquette
MAC-N9305-031
Minneapolis, MN 55479
Phone No.: 612/667-6508
Fax No.: 612/667-2276
E-mail: Jacqueline.Ryan@wellsfargo.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
Wells Fargo Bank, N.A.
ABA No.: 121-000-248
Acct. Name: MEMSYN/Commercial Banking
Service Center
Account No.: 0271-2507201
Reference: CHS

SYNDICATION PARTY:

BNP Paribas

By:

Name: Marcie Weiss
Title: Managing Director

By:

Name: Chris Chapman
Title: Director

Contact Name: Chris Chapman
Title: Director
Address:	787 Seventh Avenue
New York, NY 10019
Phone No.: 212/841-2076
Fax No.: 212/841-2536
E-mail: christopher.c.chapman @americas.bnpparibas.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
BNP PARIBAS, NEW YORK
ABA No.: 026 007 689
Acct. Name: Loan Servicing Clearing Account
Account No.: 103130 00103
Reference: CHS

SYNDICATION PARTY:

Harris N. A.

By:

Name:
Title:

Contact Name: Robert H. Wolohan
Title: Vice President
Address:	111 West Monroe Street
Chicago, IL 60603
Phone No.: 312/461-6049
Fax No.: 312/293-4280
E-mail: Robert.wolohan@harrisnesbitt.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
Harris N. A. Chicago, IL
ABA No.: 071 000 288
Acct. Name: Harris Nesbitt
Account No.: 109 535 5 Credit Services
Reference: CHS
Notify: Arlett Hall 312-461-3118

SYNDICATION PARTY:

Cooperatieve Centrale Raiffeisen-Boerenleenbank
B.A., “Rabobank International” New York Branch

By:

Name:
Title:

By:

Name:
Title:

Contact Name: Brad Peterson
Title: Executive Director
Address:	245 Park Avenue
New York, NY 10167
Phone No.: 312/408-8222
Fax No.: 312/408-8240
E-mail: brad.peterson@rabobank.com
Individual 5-Year Commitment: $57,000,000.00
Payment Instructions:
Pay to: JPMorgan Chase, N.A.
ABA No.: 021 000 021
Swift Address: CHASUS33
FOA: Rabobank International, NY Branch
A/C: 400-212307
Reference: CHS

SYNDICATION PARTY:

Deere Credit, Inc.

By:

Name: Jack Harris
Title: Manager Credit Operations/Administration

Contact Name: Jack Harris
Title: Manager Credit Operations/Administration
Address:	6400 NW 86th Street
P.O. Box 6650 – Dept. 140
Johnston, IA 50131-6650
Phone No.: 515/267-4349
Fax No.: 515/267-4020
E-mail: harrisjack@johndeere.com
Individual 5-Year Commitment: $55,000,000.00
Payment Instructions:
Bank: JP Morgan Chase NY, NY
ABA No.: 021000021
Acct. Name: Deere Credit Services
Account No.: 51-52135
Reference: CHS, Inc.

SYNDICATION PARTY:

U.S. Bank National Association

By:

Name: Curtis A. Schrieber
Title: Vice President

Contact Name: Curtis A. Schrieber
Title: Vice President
Address: Corporate Food & Agribusiness Group
One US Bank Plaza, 12th Floor
St. Louis, MO 63101
Phone No.: 314/418-2817
Fax No.: 314/418-8430
E-mail: Curtis.Schrieber@usbank.com
Individual 5-Year Commitment: $46,000,000.00
Payment Instructions:
U.S. Bank
ABA No.: 123000220
Acct. Name: PL-7 Commercial Loan
Servicing West
Account No.: 00340012160600
Reference: Participation Specialist, Loan
#6349061459-CHS

SYNDICATION PARTY:

Natexis Banques Populaires

By:

Name: Stephen Jendras
Title: Vice President

By:

Name: Alisa Trani
Title: Assistant Vice President

Contact Name: Stephen Jendras
Title: Vice President
Address: 1251 Avenue of the Americas
34th Floor
New York, NY 10020
Phone No.: 212/872-5157
Fax No.: 212/872-5162
E-mail: steve.jendras@nyc.nxbp.com
Individual 5-Year Commitment: $46,000,000.00
Payment Instructions:
Chase Manhattan Bank, New York, NY
ABA No.: 021-000-021
Acct. Name: In favor of Natexis Banques
Populaires
Account No.: 544-7-75330
Reference: For further credit to CHS
Account No. 101899

SYNDICATION PARTY:

Fortis Capital Corp.

By:

Name: Edward Aldrich
Title: Director

Contact Name: Edward Aldrich
Title: Director
Address: 520 Madison Avenue
New York, NY 10022
Phone No.: 212/340-5342
Fax No.: 212/340-5340
E-mail: Edward.Aldrich@usfortis.com
Individual 5-Year Commitment: $46,000,000.00
Payment Instructions:
J.P. Morgan-Chase New York
ABA No.: 021-000-021
Acct. Name: Fortis Capital Corp.
Account No.: 001-1-624-418
Reference: GCG — CHS

SYNDICATION PARTY:

The Bank of Nova Scotia

By:

Name:
Title:

Contact Name: James Belletire
Title: Director
Address: Scotia Capital
181 West Madison St., Suite 3700
Chicago, IL 60602
Lending Office: 600 Peachtree St. N.E., Suite 2700
Atlanta, GA 30308
Phone No.: 312-201-4185
Fax No.: 312-201-4108
Individual 5-Year Commitment: $46,000,000.00
Payment Instructions:
Bank: The Bank of Nova Scotia, New York Agency
ABA No: 026-002-532
Acct. Name: Atlanta Agency Acct.
Acct. No.: 0606634
Ref: CHS Inc

SYNDICATION PARTY:

Calyon New York Branch

By:

Name: Lee E. Greve
Title: Managing Director, Deputy Manager
(312) 220-7317
lee.greve@us.calyon.com

By:

Name: Joseph Philbin
Title: Director
(312) 220-7314
Joseph.philbin@us.calyon.com

Address: 227 W. Monroe, Suite 3800
Chicago, IL 60606
Fax No.: (312) 641-0527

Individual 5-Year Commitment: $46,000,000.00
Payment Instructions:

ABA No.: 0260-0807-3
Acct. Name: Loan Settlements
Account No.: 01-88179-3701-00-001-179
Attn: Jaikissoon Sanichar
Reference: SWIFT: CRLYUS33

SYNDICATION PARTY:

National City Bank of Indiana

By:

Name: Christopher A. Susott
Title: Vice President

Contact Name: Christopher A. Susott
Title: Vice President
Address: 101 W. Washington Street, Suite 200 E
Indianapolis, IN 46255
Phone No.: 317/267-3668
Fax No.: 317/267-8899
E-mail: Christopher.susott@nationalcity.com
Individual 5-Year Commitment: $25,000,000.00
Payment Instructions:
National City Bank of Indiana
ABA No.: 074000065
Acct. Name: Cenex Harvest States
Account No.: GL 151804
Reference: Att: Commercial Loan
#1526986323

SYNDICATION PARTY:

M&I MARSHALL & ILSLEY BANK

By:

Name: B. Douglas Pudvah
Title: Vice President

By:

Name: Chad M. Kortgard
Title: Assistant Vice President

Contact Name: Doug Pudvah
Title: Vice President
Address: 651 Nicollete Mall
Minneapolis, Minnesota 55402

Phone No.: 612-904-8589
Fax No.: 612-904-8012
email: doug.pudvah@micorp.com
Individual 5-Year Commitment: $25,000,000.00
Payment Instructions:
Bank: M&I Marshall & Ilsely Bank
Bank Address: Milwaukee, WI
ABA No.: 0750-0005-1
Acct. Name: Commercial Loan Transfer Acct
Acct. No.: 24103937
Ref:
Attn: Loan Servicing

SYNDICATION PARTY:

Farm Credit Services of America, PCA

By:

Name: Steven L. Moore
Title: Vice President

Contact Name: Steven L. Moore
Title: Vice President
Address:	Farm Credit Services of America
5015 South 118th Street
Omaha, Nebraska 68137
Phone No.: (402) 348-3339
Fax No.: (402) 348-3324
E-mail:
Individual 5-Year Commitment: $23,000,000.00
Payment Instructions:
Bank:

ABA No.: 096016972
Acct. Name:
Account No.: 362021040
Attn: Becky Haas
Reference: CHS, Inc.

SYNDICATION PARTY:

ING Capital LLC

By:

Name:
Title:

Contact Name: Bill Redmond
Title: Managing Director
Address:	1325 Avenue of the Americas, 8F1
New York, NY 10019
Phone No.: (646) 424-6639
Fax No.: (646) 424-6390
E-mail: bill.redmond@americas.ing.com
Individual 5-Year Commitment: $20,000,000.00
Payment Instructions:
Bank: JPMorgan Chase Bank
ABA No.: 0210 0002 1
Acct. Name: ING Capital LLC Loan/Agency
Account No.: 066 297 311
Attn: CFS Settlements
Reference: CHS INC

SYNDICATION PARTY:

Comerica Bank

By:

Name: Timothy O’Rourke
Title: Vice President

Contact Name: Timothy O’Rourke
Title: Vice President
Address:	500 Woodward Ave. — M.C. 3269
Detroit, MI 48226
Phone No.: (313) 222-7044
Fax No.: (313) 222-9516
E-mail: thorourke@comerica.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:

ABA No.: 072000096
Acct. Name: CHS, Inc.
Account No.: 21585-90010
Attn: Commercial Loan Operation
Reference:

SYNDICATION PARTY:

AgStar Financial Services, PCA

By:

Name: Troy Mostaert
Title: Vice President

Contact Name: Troy Mostaert
Title: Vice President
Address:	14800 Galaxie Avenue
Suite 205
Apple Valley, Minnesota 55124
Phone No.: (925) 997-4064
Fax No.: (925) 997-4077
E-mail: Troy.Mostaert@AgStar.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:

ABA No.: 0960 16972
Acct. Name: AgriBank, FCB
Account No.: 362408688
Attn: AgStar Financial Services
Reference: CHS, Inc.

SYNDICATION PARTY:

HSH Nordbank AG New York Branch

By:

Name: David Lopez Menendez
Title: Senior Vice President

By:

Name: Rhona Aledia
Title: Vice President

Contact Name: Rhona Aledia
Title: Vice President
Address:	230 Park Avenue, 32nd Floor
New York, NY 10169-0005
Phone No.: (212) 407-6062
Fax No.: (212) 407-6011
E-mail: rhona.aledia@hsh-nordbank.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:
Bank: JP Morgan Chase
Bank Address: New York, NY
ABA No.: 021 000 021
Acct. Name: HSH Nordbank, New York Branch
Account Number: 400 949 687
Ref: CHS Inc.
Attn: John O’Shea

SYNDICATION PARTY:

LaSalle Bank National Association

By:

Name: Jeffrey Ware
Title: Vice President

Contact Name: Jeffrey Ware
Title: Vice President
Address:	135 South LaSalle Street-Suite 629
Chicago, Illinois 60603
Phone No.: (312) 904-2417
Fax No.: (312) 904-4779
E-mail: jeffrey.ware@abnamro.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:
Bank: LaSalle Bank National Association
Bank Address: 135 South LaSalle Street Chicago, IL 60603
ABA No.: 071000505
Acct. Name: Commercial Loan General Ledger Account
Account Number: 1378018-7300
Ref: CHS Inc.-

SYNDICATION PARTY:

Société Générale

By:

Name: Milissa Goeden
Title: Vice President

Contact Name: Milissa Goeden
Title: Vice President
Address:	181 W. Madison, Suite 3400
Chicago, Illinois 60602
Phone No.: (312) 578-5156
Fax No.: (312) 578-5099
E-mail: milissa.goeden@sgcib.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:
Bank: Société Générale
Bank Address: 1221 Avenue of the Americas Ny, Ny 10020
ABA No.: 026-004-226
Acct. Name: LSG Clearing account
Account Number: 9051422
Ref: CHS Inc.

SYNDICATION PARTY:

Wachovia Bank, National Association

By:

Name: Clint Bryant
Title: Vice President

Contact Name: Clint Bryant
Title: Vice President
Address:	5080 Spectrum Drive, Suite 500E
Addison, TX 75001
Phone No.: (972) 419-3222
Fax No.: (972) 419-3136
E-mail: clint.bryant@wachovia.com
Individual 5-Year Commitment: $15,000,000.00
Payment Instructions:
Bank: Wachovia Bank
Bank Address: 201 South College Street Charlotte, NC
ABA No.: 530000219
Acct. Name: GBG
Account Number: 01459160000005
Ref: CHS, Inc.

TABLE OF CONTENTS

ARTICLE 1. DEFINED TERMS	1
1.1 Additional Costs	1
1.2 Adjusted Consolidated Funded Debt	1
1.3 Administrative Agent	1
1.4 Administrative Agent Office	2
1.5 Adoption Agreement	2
1.6 Advance	2
1.7 Advance Date	2
1.8 Advance Payment	2
1.9 Affected Loans	2
1.10 Affiliate	2
1.11 Amortization	2
1.12 Annual Operating Budget	2
1.13 Anti-Terrorism Laws	2
1.14 Applicable Lending Office	2
1.15 Authorized Officer	2
1.16 Bank Debt	2
1.17 Banking Day	2
1.18 Bank Equity Interests	3
1.19 Base Rate	3
1.20 Base Rate Loans	3
1.21 Bid	3
1.22 Bid Advance	3
1.23 Bid Agent	3

i

1.24 Bid Maturity Date	3
1.25 Bid Rate	3
1.26 Bid Rate Loan	3
1.27 Bid Request	3
1.28 Bid Results Notice	3
1.29 Bid Selection Notice	3
1.30 Borrower’s Account	3
1.31 Borrower Benefit Plan	3
1.32 Borrower Indemnification Payment	4
1.33 Borrower Pension Plan	4
1.34 Capital Leases	4
1.35 Cash Collateral Account	4
1.36 CCC	4
1.37 CCC Guarantee	4
1.38 Change in Law	4
1.39 Closing Date	4
1.40 Code	4
1.41 Committed Bid Advances	4
1.42 Committed LC Request	4
1.43 Committed Letter of Credit	4
1.44 Committed Letter of Credit Fee	4
1.45 Committed 5-Year Advances	5
1.46 Commitment Increase	5
1.47 Communications	5
1.48 Compliance Certificate	5

1.49 Confirmation Amount	5
1.50 Confirmation Request	5
1.51 Consolidated Cash Flow	5
1.52 Consolidated Current Assets	5
1.53 Consolidated Current Liabilities	5
1.54 Consolidated Funded Debt	5
1.55 Consolidated Interest Expense	5
1.56 Consolidated Members’ and Patrons’ Equity	5
1.57 Consolidated Subsidiary	6
1.58 Contributing Syndication Parties	6
1.59 Control Agreement	6
1.60 Converted LC	6
1.61 Debt	6
1.62 Default Interest Rate	6
1.63 Delinquency Interest	6
1.64 Delinquent Amount	6
1.65 Delinquent Syndication Party	6
1.66 Depreciation	6
1.67 Effective Date	6
1.68 Embargoed Person	6
1.69 Environmental Laws	7
1.70 Environmental Regulations	7
1.71 ERISA	7
1.72 ERISA Affiliate	7
1.73 Event of Default	7

1.74 Event of Syndication Default	7
1.75 Executive Order	7
1.76 Existing Letters of Credit	7
1.77 Export Grain Transaction	7
1.78 Extended Duration LC	7
1.79 Farm Credit System Institution	7
1.80 Fiscal Quarter	8
1.81 Fiscal Year	8
1.82 5-Year Advance	8
1.83 5-Year Availability Period	8
1.84 5-Year Borrowing Notice	8
1.85 5-Year Commitment	8
1.86 5-Year Facility	8
1.87 5-Year Facility Fee Factor	8
1.88 5-Year Facility Fee	8
1.89 5-Year Facility Note	8
1.90 5-Year Funding Notice	8
1.91 5-Year Margin	8
1.92 5-Year Maturity Date	8
1.93 Funded Debt	8
1.94 Funding Losses	9
1.95 Funding Loss Notice	9
1.96 Funding Share	9
1.97 Funding Source	9
1.98 GAAP	9

1.99 Good Faith Contest	9
1.100 Governmental Authority	9
1.101 Hazardous Substances	9
1.102 Holdout Lender	9
1.103 Importer	9
1.104 Importer LC	9
1.105 Indemnification Date	9
1.106 Indemnified Agency Parties	10
1.107 Indemnified Parties	10
1.108 Individual 5-Year Commitment	10
1.109 Individual 5-Year Lending Capacity	10
1.110 Individual Outstanding 5-Year Obligations	10
1.111 Individual 5-Year Pro Rata Share	10
1.112 Intellectual Property	10
1.113 Investment	10
1.114 Issuance Fee	11
1.115 Issuing Syndication Party	11
1.116 LC Commitment	11
1.117 LC Confirmation	11
1.118 LC Confirmation Commitment	11
1.119 Letters of Credit	11
1.120 Letter of Credit Bank	11
1.121 LIBO Rate	11
1.122 LIBO Rate Loan	11
1.123 LIBO Rate Period	11

v

1.124 LIBO Request	11
1.125 Licensing Laws	11
1.126 Lien	11
1.127 Loans	12
1.128 Loan Documents	12
1.129 Material Adverse Effect	12
1.130 Material Agreements	12
1.131 Multiemployer Plan	12
1.132 NCRA	12
1.133 Negotiated LC Request	12
1.134 Negotiated Letter of Credit	12
1.135 Non-US Lender	12
1.136 Note or Notes	12
1.137 OFAC	12
1.138 Operating Lease	12
1.139 Organization Documents	12
1.140 Other List	12
1.141 Original Effective Date	12
1.142 Overnight Advance	12
1.143 Overnight Advance Request	12
1.144 Overnight Funding Commitment	13
1.145 Overnight Lender	13
1.146 Overnight Maturity Date	13
1.147 Overnight Rate	13
1.148 Payment Account	13

1.149 Payment Distribution	13
1.150 PBGC	13
1.151 Permitted Encumbrance	13
1.152 Person	13
1.153 Plan	13
1.154 Platform	13
1.155 Potential Default	13
1.156 Prohibited Transaction	13
1.157 Reallocation	13
1.158 Reduction	13
1.159 Regulatory Change	13
1.160 Replacement Lender	13
1.161 Reportable Event	13
1.162 Requested 5-Year Advance	14
1.163 Required Lenders	14
1.164 Required License	14
1.165 Restricted Subsidiary	14
1.166 SDN List	14
1.167 Subsidiary	14
1.168 Successor Agent	14
1.169 Syndication Acquisition Agreement	14
1.170 Syndication Interest	14
1.171 Syndication Parties	14
1.172 Syndication Party Advance Date	15
1.173 Term Loan Credit Agreement	15

1.174 2005 Credit Agreement	15
1.175 Transfer	15
1.176 USA Patriot Act	15
1.177 Voting Participant	15
1.178 Wire Instructions	15
ARTICLE 2. 5-YEAR FACILITY	15
2.15-Year Facility Loan	15
2.1.1 Individual Syndication Party 5-Year Commitment	15
2.1.2 Individual Syndication Party 5-Year Pro Rata Share	15
2.2 5-Year Commitment	15
2.3 5-Year Borrowing Notice	15
2.4 Promise to Pay; 5-Year Facility Promissory Notes	16
2.5 Advances Under 2005 Credit Agreement	16
2.6 Syndication Party Records	17
2.7 Use of Proceeds	17
2.8 Syndication Party Funding Failure	17
2.9 Reduction of 5-Year Commitment	17
2.10 Increase of 5-Year Commitment	18
ARTICLE 3. BID RATE FACILITY; OVERNIGHT FACILITY; LC CONFIRMATION FACILITY	19
3.1 5-Year Facility Bid Rate Loans	19
3.1.1 Individual 5-Year Commitment	19
3.1.2 5-Year Commitment	19
3.1.3 Amounts	19
3.2 Bid Request	19

3.3 Bid Procedure	19
3.4 Bid Acceptance Procedure	20
3.5 Bid Rate Loan Funding	20
3.6 Syndication Party Funding Failure	20
3.7 Bid Rate Loans — Bid Maturity Date Beyond Maturity Date	21
3.8 Failure to Implement Bid Process	21
3.9 Overnight Advances	21
3.10 Overnight Lender Funding Failure	22
3.11 LC Confirmation Indemnification	22
ARTICLE 4. LETTER OF CREDIT FACILITY	23
4.1 Letter of Credit Request	23
4.1.1 Request for Committed Letter of Credit	23
4.1.2 Request for Negotiated Letter of Credit	23
4.1.3 Purpose	24
4.1.4 Notification of the Administrative Agent Regarding Negotiated Letters of Credit	24
4.2 Committed Letters of Credit	24
4.2.1 Available Amount	24
4.2.2 Availability	24
4.2.3 Issuance Fee	24
4.2.4 Treatment of Draws	24
4.3 Negotiated Letters of Credit	24
4.3.1 Available Amount	25
4.3.2 Availability	25
4.3.3 Fees	25

4.3.4 Treatment of Draws	25
4.4 Notice Regarding Negotiated Letters of Credit	25
4.5 Existing Letters of Credit	25
4.6 Cash Collateral Account	25
4.7 Reimbursement Obligation Unconditional	27
ARTICLE 5. INTEREST; FEES; AND MARGINS	27
5.1 Interest	27
5.1.1 Base Rate Option	27
5.1.2 LIBO Rate Option	28
5.2 Additional Provisions for LIBO Rate Loans	28
5.2.1 Limitation on LIBO Rate Loans	28
5.2.2 LIBO Rate Loan Unlawful	29
5.2.3 Treatment of Affected Loans	29
5.3 Default Interest Rate	29
5.4 Interest Calculation	29
5.5 Fees	30
5.5.1 5-Year Facility Fee	30
5.5.2 Committed Letter of Credit Fee	30
5.6 5-Year Margin; 5-Year Facility Fee Factor	30
5.7 Special Interest Rates	30
ARTICLE 6. PAYMENTS; FUNDING LOSSES	30
6.1 Principal Payments	30
6.2 Interest Payments	31
6.3 Application of Principal Payments	31
6.4 Manner of Payment	31

x

6.4.1 Payments to Be Free and Clear	31
6.4.2 Grossing-up of Payments	32
6.5 Voluntary Prepayments	32
6.6 Distribution of Principal and Interest Payments	33
6.6.1 Principal and Interest Payments on 5-Year Advances	33
6.6.2 Principal and Interest Payments on Bid Advances	33
6.6.3 Principal and Interest Payments on Overnight Advances	33
ARTICLE 7. BANK EQUITY INTERESTS	33
ARTICLE 8. SECURITY	34
ARTICLE 9. REPRESENTATIONS AND WARRANTIES	34
9.1 Organization, Good Standing, Etc.	34
9.2 Corporate Authority, Due Authorization; Consents	34
9.3 Litigation	34
9.4 No Violations	35
9.5 Binding Agreement	35
9.6 Compliance with Laws	35
9.7 Principal Place of Business; Place of Organization	35
9.8 Payment of Taxes	35
9.9 Licenses and Approvals	35
9.10 Employee Benefit Plans	36
9.11 Equity Investments	36
9.12 Title to Real and Personal Property	36
9.13 Financial Statements	36
9.14 Environmental Compliance	37
9.15 Fiscal Year	37

9.16 Material Agreements	37
9.17 Regulations U and X	37
9.18 Trademarks, Tradenames, etc.	37
9.19 No Default on Outstanding Judgments or Orders	38
9.20 No Default in Other Agreements	38
9.21 Acts of God	38
9.22 Governmental Regulation	38
9.23 Labor Matters and Labor Agreements	38
9.24 Anti-Terrorism Laws	39
9.24.1 Violation of Law	39
9.24.2 Classification	39
9.24.3 Conduct of Business	39
9.25 Disclosure	40
ARTICLE 10. CONDITIONS TO CLOSING AND ADVANCES	40
10.1 Conditions to Closing	40
10.1.1 Loan Documents	40
10.1.2 Approvals	40
10.1.3 Organizational Documents	40
10.1.4 Evidence of Corporate Action	40
10.1.5 Evidence of Insurance	41
10.1.6 Appointment of Agent for Service	41
10.1.7 No Material Change	41
10.1.8 Fees and Expenses	41
10.1.9 Bank Equity Interest Purchase Obligation	41
10.1.10 Opinion of Counsel	41

10.1.11 Further Assurances	41
10.2 Conditions to Advances and to Issuance of Letters of Credit	41
10.2.1 Default	42
10.2.2 Representations and Warranties	42
ARTICLE 11. AFFIRMATIVE COVENANTS	42
11.1 Books and Records	42
11.2 Reports and Notices	42
11.2.1 Annual Financial Statements	42
11.2.2 Quarterly Financial Statements	43
11.2.3 Notice of Default	43
11.2.4 ERISA Reports	43
11.2.5 Notice of Litigation	43
11.2.6 Notice of Material Adverse Effect	44
11.2.7 Notice of Environmental Proceedings	44
11.2.8 Regulatory and Other Notices	44
11.2.9 Adverse Action Regarding Required Licenses	44
11.2.10 Budget	44
11.2.11 Additional Information	44
11.3 Maintenance of Existence and Qualification	44
11.4 Compliance with Legal Requirements and Agreements	45
11.5 Compliance with Environmental Laws	45
11.6 Taxes	45
11.7 Insurance	45
11.8 Maintenance of Properties	46
11.9 Payment of Liabilities	46

11.10 Inspection	46
11.11 Required Licenses; Permits; Intellectual Property; Etc.	46
11.12 ERISA	47
11.13 Maintenance of Commodity Position	47
11.14 Financial Covenants	47
11.14.1 Working Capital	47
11.14.2 Consolidated Funded Debt to Consolidated Cash Flow	47
11.14.3 Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity	47
11.15 Embargoed Person	47
11.16 Anti-Money Laundering	48
ARTICLE 12. NEGATIVE COVENANTS	48
12.1 Borrowing	48
12.2 No Other Businesses	48
12.3 Liens	48
12.4 Sale of Assets	50
12.5 Liabilities of Others	51
12.6 Loans	51
12.7 Merger; Acquisitions; Business Form; Etc.	51
12.8 Investments	52
12.9 Transactions With Related Parties	53
12.10 Patronage Refunds, etc	53
12.11 Change in Fiscal Year	53
12.12 ERISA	53
12.13 Anti-Terrorism Law	54

ARTICLE 13. INDEMNIFICATION	54
13.1 General; Stamp Taxes; Intangibles Tax	54
13.2 Indemnification Relating to Hazardous Substances	55
ARTICLE 14. EVENTS OF DEFAULT; RIGHTS AND REMEDIES	56
14.1 Events of Default	56
14.2 No Advance	57
14.3 Rights and Remedies	57
ARTICLE 15. AGENCY AGREEMENT	58
15.1 Funding of Syndication Interest	58
15.2 Syndication Parties’ Obligations to Remit Funds	58
15.3 Notices to Administrative Agent	58
15.4 Syndication Party’s Failure to Remit Funds	58
15.5 Agency Appointment	59
15.6 Power and Authority of the Administrative Agent	60
15.6.1 Advice	60
15.6.2 Documents	60
15.6.3 Proceedings	60
15.6.4 Retain Professionals	60
15.6.5 Incidental Powers	60
15.7 Duties of the Administrative Agent	60
15.7.1 Possession of Documents	60
15.7.2 Distribute Payments	60
15.7.3 Loan Administration	61
15.7.4 Determination of Individual Lending Capacity and Individual 5-Year Pro Rata Shares	61

15.7.5 Forwarding of Information	61
15.8 Action Upon Default	61
15.8.1 Indemnification as Condition to Action	62
15.9 Bid Agent’s Appointment, Power, Authority, Duties and Resignation or Removal; Fee	62
15.10 Consent Required for Certain Actions	62
15.10.1 Unanimous	62
15.10.2 Required Lenders	63
15.10.3 Action Without Vote	63
15.10.4 Voting Participants	63
15.11 Distribution of Principal and Interest	64
15.12 Distribution of Certain Amounts	64
15.12.1 Funding Losses	64
15.12.2 Fees	64
15.13 Collateral Application	64
15.14 Amounts Required to be Returned	65
15.15 Reports and Information to Syndication Parties	65
15.16 Standard of Care	66
15.17 No Trust Relationship	66
15.18 Sharing of Costs and Expenses	66
15.19 Syndication Parties’ Indemnification of the Administrative Agent and Bid Agent	67
15.20 Books and Records	67
15.21 Administrative Agent Fee	67
15.22 The Administrative Agent’s Resignation or Removal	67

15.23 Representations and Warranties of All Parties	68
15.24 Representations and Warranties of CoBank	68
15.25 Syndication Parties’ Independent Credit Analysis	68
15.26 No Joint Venture or Partnership	69
15.27 Purchase for Own Account; Restrictions on Transfer; Participations	69
15.28 Certain Participants’ Voting Rights	70
15.29 Method of Making Payments	70
15.30 Events of Syndication Default/Remedies	70
15.30.1 Syndication Party Default	70
15.30.2 Remedies	71
15.31 Withholding Taxes	71
15.32 Replacement of Holdout Lender	72
15.33 Amendments Concerning Agency Function	72
15.34 Agent Duties and Liabilities	73
15.35 Further Assurances	73
ARTICLE 16. MISCELLANEOUS	73
16.1 Costs and Expenses	73
16.2 Service of Process and Consent to Jurisdiction	73
16.3 Jury Waiver	74
16.4 Notices	74
16.4.1 Borrower	74
16.4.2 Administrative Agent	75
16.4.3 Bid Agent	75
16.4.4 Syndication Parties	75
16.5 Liability of Administrative Agent and Bid Agent	75

16.6 Successors and Assigns	75
16.7 Severability	75
16.8 Entire Agreement	76
16.9 Applicable Law	76
16.10 Captions	76
16.11 Complete Agreement; Amendments	76
16.12 Additional Costs of Maintaining Loan	76
16.13 Capital Requirements	77
16.14 Replacement Notes	77
16.15 Patronage Payments	78
16.16 Direct Website Communications; Electronic Mail Communications	78
16.16.1 Delivery	78
16.16.2 Posting	79
16.16.3 Additional Communications	79
16.16.4 Disclaimer	79
16.16.5 Termination	80
16.17 Reallocation and Repayment of Certain Amounts Outstanding Under the 2005 Credit Agreement on the Closing Date	80
16.18 Affect of Amended and Restated Credit Agreement	81
16.19 Mutual Release	81
16.20 Liberal Construction	81
16.21 Counterparts	81
16.22 Confidentiality	82
16.23 USA Patriot Act Notice	82
16.24 Waiver of Borrower’s Rights Under Farm Credit Act	82

EXHIBITS

Exhibit 1.48	Compliance Certificate
Exhibit 1.76	Existing Letters of Credit
Exhibit 1.165	List of Restricted Subsidiaries
Exhibit 1.167	List of Subsidiaries
Exhibit 2.3	5-Year Borrowing Notice
Exhibit 2.4	5-Year Facility Note Form
Exhibit 2.10	Form of Adoption Agreement
Exhibit 3.2	Bid Request Form
Exhibit 3.3	Bid Form
Exhibit 3.4	Bid Selection Notice
Exhibit 5.7	Special Interest Rates
Exhibit 9.3	Litigation
Exhibit 9.8	Payment of Taxes
Exhibit 9.10	Employee Benefit Plans
Exhibit 9.11	Equity Investments
Exhibit 9.14	Environmental Compliance
Exhibit 9.23	Labor Matters and Agreements
Exhibit 12.1	Existing Indebtedness
Exhibit 12.8(f)	Existing Investments (excluding Restricted Subsidiaries)
Exhibit 12.8(i)	Investment in NCRA
Exhibit 12.8(j)	Investment in Ventura Foods, LLC
Exhibit 15.27	Syndication Acquisition Agreement

Exhibit 15.29	Wire Instructions
Schedule 1	Syndication Parties and Individual Commitments
Schedule 2	Applicable Margins; Facility Fee Factors

EXHIBIT 1.48
to Credit Agreement
COMPLIANCE CERTIFICATE
CHS Inc.
CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
     ATTN: Administrative Agent, CHS Loan
Gentlemen:
     As required by Subsections 11.2.1 and 11.2.2 of that certain 2006 Amended and Restated Credit Agreement (Revolving Loan) (“Credit Agreement”) dated as of May 18, 2006, by and between CHS Inc. (“Company”), CoBank, ACB, in its capacity as Administrative Agent, and the Syndication Parties described therein, a review of the activities of the Company for the [Fiscal Quarter ending                      ___, 200_] or [Fiscal Year ending                      ___, 200_] (the “Fiscal Period”) has been made under my supervision with a view to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement and all other agreements and undertakings contemplated thereby, and to the best of my knowledge, and based upon such review, I certify that no event has occurred which constitutes, or which with the passage of time or service of notice, or both, would constitute an Event of Default or a Potential Default as defined in the Credit Agreement.
     In addition, I certify that the aggregate face amount of all letters of credit outstanding for which the Company has a reimbursement obligation, other than Letters of Credit issued under the Credit Agreement, is $                     .
     I further certify that the amounts set forth on the attachment, to the best of my knowledge accurately present amounts required to be calculated on a consolidated basis by financial covenants of the Credit Agreement as of the last day of the Fiscal Period (unless expressly specified herein). All terms used herein and on the attachment have the identical meaning as in the Credit Agreement.

Very truly yours, CHS Inc.
By:
Name:
Title:	Chief Financial Officer

Capitalized terms used herein shall have the definitions set forth in the Loan Agreement.

SUBSECTION 11.14.1: WORKING CAPITAL
Test: Consolidated Current Assets minus Consolidated Current Liabilities.
     Target: Not less than $250,000,000.00 at all times.
Consolidated Current Assets minus Consolidated Current Liabilities (Actual)
For Fiscal Quarter ended ___/___/___      $

SUBSECTION 11.14.2: CONSOLIDATED FUNDED DEBT TO CONSOLIDATED CASH FLOW
Test: Consolidated Funded Debt divided by Consolidated Cash Flow.
     Target: Not greater than 3.00:1 at all times based on the previous consecutive four Fiscal Quarters.
Consolidated Funded Debt divided by Consolidated Cash Flow for the previous consecutive four Fiscal Quarters (Actual)
At the Fiscal Quarter ended ___/___/___      ______:1.00

SUBSECTION 11.14.3: ADJUSTED CONSOLIDATED FUNDED DEBT TO CONSOLIDATED MEMBERS’ AND PATRONS’ EQUITY
Test: Adjusted Consolidated Funded Debt, divided by Consolidated Members’ and Patrons’ Equity.
     Target: Not more than .80 to 1.00 at all times.
     Adjusted Consolidated Funded Debt, divided by Consolidated Members’ and Patrons’ Equity (Actual)
     For Fiscal Quarter ended ___/___/___      ______; 1.00

2

Exhibit 1.76
to
Credit Agreement

CHS Letters of Credit	May 15, 2006

		Issuing	Issue	Expiration
L/C Number	Beneficiary	Bank	Date	Date	Amount
00616748	Cyprus Grain Commission	CoBank	07/15/03	05/30/06	50,000.00
00617857	Board of Trade City of Chicago	CoBank	03/03/05	06/28/06	3,000,000.00
00097012	Liberty Mutual Insurance	CoBank	07/01/99	06/30/06	425,000.00
00096019	Zurich American	CoBank	07/01/99	06/30/06	2,000,000.00
00616747	MN Rail Services Improvement	CoBank	07/10/03	07/09/06	206,811.00
00612924	Taiwan Sugar Corporation	CoBank	08/24/98	08/31/06	100,000.00
00616754	Federated Rural Electric Assn	CoBank	09/19/03	09/29/06	450,000.00
00612927	Liberty Mutual Insurance	CoBank	09/10/98	09/30/06	5,400,000.00
151-LCS-100213	State of Washington	Bank of Tokyo-Mitsubishi	12/29/03	12/20/06	595,000.00
7412653	United States Fire Insurance Company	Bank of America	10/24/03	10/24/06	700,000.00
NZS335936	State of Minnesota	Wells Fargo	05/30/89	06/01/06	4,163,956.00
NZS335937	South Dakota Department of Labor	Wells Fargo	06/16/92	06/01/06	509,443.00
NZS335938	Zurich Insurance Company	Wells Fargo	12/10/96	06/01/06	180,000.00
S150121	Polaris Acceptance	Bank of Tokyo-Mitsubishi	08/26/04	08/26/06	350,000.00
SB10233	Montana Economic Development Board	Rabobank	09/05/85	09/05/06	4,004,037.00
SLCMMSP01167	Dakota Valley Electric	U.S. Bank	08/28/00	08/28/06	450,000.00

	Total letters of credit on 05/15/2006				22,584,247.00

Exhibit 1.165
to Credit Agreement
Restricted Subsidiaries
Fin-Ag, Inc.

Exhibit 1.167
to Credit Agreement
List of Subsidiaries

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	Ag States Agency of Montana, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	SUB	Insurance Agency	100% CHS	10/11/1977	10/11/1977	31-Dec	Montana	81-0372838

A	Ag States Agency, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	JV	Independent Insurance Agency	100% by CHS (Eff. 4/21/05)	12/27/1994	12/27/1994	31-May	Minnesota	41-1795536

A	CENEX AG, Inc. (formerly FUCEI-E, Inc.)	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Sub	Sale of feed and seed products.	100% CHS	10/23/1974	10/23/1974	31-Aug	Delaware	41-1248837

A	Cenex Petroleum, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Sub	Retail sales and distribution of petroleum and other related products.	100% CHS	7/11/1996	7/11/1996		Minnesota	41-1847046

A	CENEX Pipeline LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Operating Subsidiary for pipeline operations	100% CHS	5/4/1998	5/4/1998		Minnesota

A	Central Montana Propane, LLC	Highway 191 North Box 22 Lewistown, Montana59457	SUB	Owning and operating a propane wholesale and resale operatintion	CHS 53.38% and Moore Farmers Oil Company 46.62%	9/16/1997	3/1/2000	31-Aug	Montana	81-0513866

A	CHS Aggressive Growth Fund, Inc.	11 East Chase Street Baltimore, MD 21202	Corp	Investment Company	100% CHS	5/1/2001	5/1/2001	31-Aug	Maryland	52-2316147

A	CHS Conservative Growth Fund, Inc.	11 East Chase Street Baltimore, MD 21202	Corp	Investment Company	100% CHS	5/1/2001	5/1/2001	31-Aug	Maryland	52-2316152

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	CHS do Brasil Ltda.	Sao Paulo, Brazil		Origination and marketing of soybeans for export to Pacific Rim and European buyers	100% CHS	Feb-03	Feb-03

A	CHS Energy Canada, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Sub	Petroleum; does no business	100% CHS	6/12/1987	6/12/1987		Alberta, Canada	Canadian 8874 8884

A	CHS Fixed Income Fund, Inc.	11 East Chase Street Baltimore, MD 21202	Corp	Investment Company	100% CHS	6/13/2001	6/13/2001	31-Aug	Maryland	41-2008912

A	CHS Holdings, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	SUB	Holding Company for membership interests in the new LLC formed re: Terra	100% CHS	4/20/1999	4/20/1999	31-Aug	Minnesota	41-1947300

A	CHS Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Self	Combined Corporation (Cenex and HSC)	100% CHS	7/15/1936	7/15/1936		Minnesota	41-0251095

A	CHS Moderate Growth Fund, Inc.	11 East Chase Street Baltimore, MD 21202	Corp	Investment Company	100% CHS	5/1/2001	5/1/2001	31-Aug	Maryland	52-2316156

A	CHS-Blackfoot, Inc.	477 West Highway 26, Blackfoot, ID 83221	SUB	Organized to transact any and all lawful business for which corporations may be incorporated under the Idaho Business Corporations Act.	100% CHS	3/30/2006	3/30/2006	31-Aug	Idaho	30-0357896

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	CHS-Browns Valley	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	SUB	Carrying on a supply business, as a cooperative, engaging in any activity or service in connection with the sale of crop inputs, energy products and agricultural supply products	100% CHS	8/21/2003	8/21/2003	31-Aug	Minnesota	75-3133234

A	CHS-Chinook	135 First Street, Chinook, MT 59523-0339	SUB	Carrying on a farm supply business engaging in the purchase, sale and handling of agricultural products and agricultural supplies, energy products and machinery.	100% CHS	2/11/2002	2/11/2002	31-Aug	Montana	73-1630482

A	CHS-Clinton/Wilmot	5500 Cenex Drive Inver Grove Heights, MN 55077-2112	Corp	Grain Handling and Marketing of Grain	100% CHS	5/21/2003	5/21/2003	31-Aug	Minnesota	87-0711575

A	CHS-Connell, Inc.	433 North Columbia Avenue Connell, WA 99326	SUB	Transaction of any and all lawful business for which associations may be incorporated.	100% CHS	5/21/2001	5/21/2001	31-Aug	Washington	36-4454350

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	CHS-Dickinson	3645 98th R Avenue SW, Taylor, ND 58656	SUB	organized for the purpose of carrying on a grain elevator and warehouse business	100% CHS	10/9/2003	10/9/2003	31-Aug	North Dakota	75-3133243

A	CHS-Drayton	2002 North Washington Street Grand Forks, ND 58203	SUB	Engage in any activity within the purposes for which a cooperative may be organized under North Dakota Statute 10-15	100% CHS	1/27/2003	1/27/2003	31-Aug	North Dakota	82-0585676

A	CHS-Farmco, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Sub	Organized to transact any and all lawful business for which corporations may be incorporated under Chapter 17 of the KSA	100% CHS	3/13/2006	3/13/2006	31-Aug	Kansas	61-1501377

A	CHS-Garrison	2100 Railroad Street Garrison, ND 58540	SUB	organized for the purpose of carrying on a grain elevator and warehouse business	100% CHS	5/9/2001	5/9/2001	31-Aug	North Dakota	41-2011668

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	CHS-Grangeville, Inc.	1001 North A P.O. Box 70 Grangeville, ID 83530-0070	SUB	The transaction of any and all lawful business of which corporations may be incorporated under the Idaho Business Corporations Act	100% CHS	2/23/2001	2/23/2001	31-Aug	Idaho	36-4456100

A	CHS-Hoffman	5500 Cenex Drive, Inver Grove Heights, MN 55077	SUB	Carrying on a supply business, as a cooperative, engaging in any activity or service in connection with the sale of crop inputs, energy products and agricultural supply products	100% CHS	12/23/2003	12/23/2003	31-Aug	Minnesota	43-2042326

A	CHS-Kindred	41 Fifth Avenue South Kindred, ND 58051	SUB	Owns and leased to CHSC grain elevator and warehouse businesses	100% CHS	11/20/2001	11/20/2001	31-Aug	North Dakota	41-2023309

A	CHS-Lewistown	190 HC 191 North, Lewistown, MT 59457	SUB	Owns and leases to CHSC grain elevator and warehouse businesses	100% CHS	2/8/2001	2/8/2001	31-Aug	Montana	36-4430427

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	CHS-Mitchell	1320 West Havens Mitchell, SD 57301	SUB	Carrying on a farm supply business, as a cooperative, engaging in any activity or service in connection with the purchase, sale and handling of energy products.	100% CHS	4/18/2005	4/18/2005	31-Aug	South Dakota	75-3192388

A	CHS-Moscow, Inc.	P.O. Box 467 Lewiston, Idaho 83501-0467	SUB	The transaction of any and all lawful business of which corporations may be incorporated under the Idaho Business Corporations Act	100% CHS	8/18/2004	8/18/2004	31-Aug	Idaho	75-3169237

A	CHS-Starbuck	5500 Cenex Drive Inver Grove Heights, MN 55077-2112	SUB	Grain and supply business as a cooperative	100% CHS	5/28/2003	5/28/2003	31-Aug	Minnesota	87-0711576

A	CHS-Wallace County, Inc.	P.O. Box 64089 St. Paul, MN 55164-0089	SUB	The transaction of any and all lawful business of which corporations may be incorporated under Chapter 17 of the Kansas Statutes Annotated.	100% CHS	2/17/2005	2/17/2005	31-Aug	Kansas	43-2079564

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	Circle Land Management, Inc.	PO Box 909; Laurel, MT 59044	CORP	Land Mgt. for property around Laurel MT refinery	100% CHS	5/5/1993	5/5/1993		Minnesota	41-1750051

A	CoGrain	560 W. Grain Terminal Rd., Pasco, WA 99301			CHS 54.5%; Ritzville Warehouse Company 7.273%; Pendleton Grain Growers 1.818%; Odessa Union Warehouse Co-op 36.364%	9/21/1990	6/1/1996		Washington

A	Country Energy, LLC	5500 Cenex Drive PO Box 64089St.Paul, MN 55164	LLC	Alliance between CHS and Farmland	100% CHS — (CHS acquired Farmland’s 50% 12/1/01)	4/9/1998	4/9/1998	31-Aug	Delaware	43-1813211

A	Country Hedging, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	SUB	Full service commodity futures and option brokerage	100% CHS	8/20/1986	8/20/1986	31-Aug	Delaware	41-1556399

A	Fin-Ag, Inc.	4001 South Westport Avenue P.O. Box 88808 Sioux Falls, SD 57105	SUB	Provides cattle feeding and swine financing loans; facility financing loans; crop production loans, and consulting services	100% CHS	12/17/1987	12/17/1987	31-Aug	South Dakota	46-0398764

A	Front Range Pipeline LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	To own and operate the Front Range Pipeline	100% CHS	3/23/1999	3/23/1999		Minnesota	41-1935715

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	Harvest States Cooperatives Europe B.V.	Dienstenstraat 15 NL 3161 GN Rhoon The Netherlands	LLC	Grain Marketing	100% CHS	5/9/2001	5/9/2001	31-Aug	Netherland

A	La Canasta of Minnesota, Inc.	5500 Cenex Drive, Inver Grove Heights, MN 55077	SUB	Sold assets 5/31/05 to Gruma. Still own company	100% CHS (Acquired with Sparta Foods, wholly owned subsidiary of Sparta Foods)	11/18/1980	6/1/2000

A	Marshall Insurance Agency, Inc.	5500 Cenex Driver Inver Grove Heights MN 55077	SUB	Insurance Agency	100% CHS	4/1/2005	4/1/2005		Minnesota	83-0428017

A	Montevideo Grain, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Acquiring, owning, operating and managing grain assets	Financial: 33% FUOC; 67% CHS; Governance 50% FUOC, 50% CHS	8/9/2001	8/9/2001	31-Aug	Delaware	41-2015718

A	National Cooperative Refinery Association (NCRA)	534 S. Kansas Ave. Topeka, KS 66603	Corp.	Manufacturer, marketing, and wholesale distribution of petroleum products.	CHS — 74.5%, 25.5 Growmark and MFA	7/7/1943	7/7/1943	30-Sep	Kansas

A	PGG/HSC Feed Company, LLC.	300 West Feedville Road Hermiston, OR 97838	JV	Feed Manufacturer	80% — CHS and 20% Pendleton Grain Growers	10/26/1994	10/26/1994	31-May	Oregon	93-1156470

A	Plains Partners, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	SUB		100% CHS	3/8/2006	3/8/2006	31-Aug	Minnesota

A	Sparta Foods, Inc.	920 Second Avenue South, Suite 1100, Minneapolis, MN 55402	SUB	Production and distribution of tortilla and value-added tortilla products	100% CHS (Acquired Stock 6/1/00). Sold assets to Gruma 5/31/05.	7/7/1988	6/1/2000		Minnesota	41-1618240

Date
CHS
Active/				Business	Ownership	Incorp.	Interest	Fiscal	State of
Inactive	Entity Name	Address	Type	Description	By	Date	Acquired	End	Incorp.	Fed ID #
A	St. Paul Maritime Corporation		SUB	Company employing stevedores at Myrtle Grove Terminal	100% CHSC	8/18/1995	8/18/1995	31-Aug	Minnesota

A	United Country Brands LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164 and 3315 North Oak Trafficway Kansas City, MO 64116	LLC	Holding Company for membership interests in Agriliance LLC	100% CHS	01/05/00	1/5/2000	31-Aug	Delaware	41-1961040

A	United Energy LLC	120 East Main Street Corsica, SD 57328	LLC	Bulk refined fuels, lubricants and propane businesses within the defined Exclusive Territory in SD	82.634% CHS; 17.366 Amkota	07/01/03	7/1/2003	30-Jun	Delaware	47-0927502

EXHIBIT 2.3
to Credit Agreement
5-YEAR BORROWING NOTICE NO.
                                        , 200__

To:	The Administrative Agent

From:	CHS Inc. (“Borrower”)

Re:	2006 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of May 18, 2006, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.
     Pursuant to Section 2.3 of the Credit Agreement, Borrower hereby gives notice of its desire to receive a 5-Year Advance in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):
(a)	The 5-Year Advance requested pursuant to this 5-Year Borrowing Notice shall be made on , 20___[the date inserted must be a Banking Day and [the same Banking Day as]1 [not less than three (3) Banking Days from]2 the date hereof].

(b)	The aggregate principal amount of the 5-Year Advance requested hereunder shall be Dollars ($ ).

(c)	The 5-Year Advance requested hereunder shall initially bear interest at the [select one]:

☐ Base Rate and be treated as a Base Rate Loan;

☐ LIBO Rate and be treated as a LIBO Rate Loan.
If the LIBO Rate is selected, the initial LIBO Rate Period shall be a ___month period [select one, two, three, or six month period].

CHS INC.

By:
Name:
Title:

[1]Applicable only to Base Rate Loans

[2]Applicable only to LIBO Rate Loans

EXHIBIT 2.4
to Credit Agreement
5-YEAR FACILITY NOTE

$ .00	Effective Date: May 18, 2006
     FOR VALUE RECEIVED, CHS INC., a Minnesota cooperative corporation (“Maker”), promises to pay to the order of                      (“Payee”) at the office of the Administrative Agent (as defined in the Credit Agreement), %CoBank, ACB at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or such other place as the Administrative Agent shall direct in writing, the principal sum of                      Dollars ($                    .00) or, if less, the amount outstanding under this Note for (a) 5-Year Advances (including Overnight Advances, if any), and (b) Bid Advances, in each case made pursuant to the 2006 Amended and Restated Credit Agreement (Revolving Loan) dated as of May 18, 2006, by and between CoBank (for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties as named or defined therein, and as the Bid Agent) and Maker (as it may be amended from time to time in the future, the “Credit Agreement”) and any Bank Debt related thereto. This Note is issued and delivered to Payee pursuant to the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
     The unpaid balance of this Note from time to time outstanding shall bear interest as set forth in the Credit Agreement. Interest shall be payable as provided in the Credit Agreement. Principal shall be payable on the 5-Year Maturity Date and as otherwise provided in the Credit Agreement. This Note has been issued by Maker to Payee pursuant to the Credit Agreement and reference is made thereto for specific terms and conditions under which this Note is made and to which this Note is subject.
     This Note is subject to voluntary and mandatory prepayments as set forth in the Credit Agreement. Amounts repaid may be reborrowed during the 5-Year Availability Period. Upon the occurrence of an Event of Default, Maker agrees that the Administrative Agent and the Payee shall have all rights and remedies set forth in the Credit Agreement, including without limitation the rights of acceleration set forth in the Credit Agreement. In addition, the Administrative Agent and the Payee shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement.
     Maker and any endorser, guarantor, surety or assignor hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of collateral, or of extension of time at or after maturity for the payment of this Note.
     This Note shall be governed in all respects by the law of the State of Colorado.

Maker:

CHS INC. a Minnesota corporation

By:
Name:
Title:

CREDIT AGREEMENT
EXHIBIT 2.10
SYNDICATION ADOPTION AGREEMENT
     This Syndication Adoption Agreement entered into this ___rd day of ___, 20___ (“Effective Date”) by and between CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (as defined below) (in such role, “Administrative Agent”), and each of the other parties signatory hereto (“Adopting Parties”).
Recitals
     A. Pursuant to the 2006 Amended and Restated Credit Agreement (Revolving Loan) by and between Administrative Agent, the Syndication Parties named therein, and CHS, Inc. (“Borrower”), dated May 18, 2006 (as it may be amended from time to time “Credit Agreement”), the Syndication Parties thereto have agreed to provide, limited to their respective Individual 5-Year Commitments and Individual 5-Year Pro Rata Shares, financing to Borrower in the maximum aggregate amount of $1,100,000,000.00 through the 5-Year Facility, to be used for the purposes set forth in the Credit Agreement.
     B. The Credit Agreement provided Borrower with the option to increase the 5-Year Commitment by as much as an aggregate of $200,000,000.00 pursuant to the provisions of Section 2.10 thereof which, among other things, required that each Person agreeing to fund a portion of the Commitment Increase (as defined in the Credit Agreement) and who was not then a Syndication Party, execute an Adoption Agreement.
     B. The Adopting Party wish to be a Funding Source (as defined in the Credit Agreement) and to become Syndication Party under the Credit Agreement with respect to the Individual 5-Year Commitment amounts set forth beneath its signature on this Syndication Adoption Agreement (“Syndication Interest”).
Agreement
     For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Syndication Adoption Agreement (“Agreement”), the parties hereto hereby agree as follows:
     DEFINITIONS
     Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein.
1.	Acquisition of Syndication Interest.
     1.1. The Adopting Party agrees to, as of the Effective Date, and at all times thereafter, comply with all of the obligations of a Syndication Party holding an Individual 5-Year Commitment in the amount shown beneath its signature below, as such obligations are set forth in the Credit Agreement.

2.	Representations, Warranties, and Agreements.
     2.1. The Adopting Party represents and warrants that: (a) the making and performance of this Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule, law, or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting, and it will, upon request, furnish Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.
     2.2. The Adopting Party further represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Adopting Party’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if such Adopting Party is not created or organized under the laws of the United States of America or any state thereof, such Adopting Party will furnish to Administrative Agent and Borrower IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate, or such other forms, certifications, statements or documents, duly executed and completed by Adopting Party, as evidence of such Adopting Party’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to or for the benefit of Adopting Party until Adopting Party shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.
     2.3. Adopting Party acknowledges receipt of true and correct copies of all Loan Documents and agrees and represents that: (a) it has relied upon its independent review (i) of the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on any Syndication Party or Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior

2

to making its decision to acquire the Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon any Syndication Party or Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party.
     2.4. Adopting Party acknowledges and agrees that: (a) neither Administrative Agent nor any Syndication Party has made any representation or warranty, except as expressly stated in this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither Administrative Agent nor any Syndication Party assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither any Syndication Party nor Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession.
     2.5. Adopting Party: (a) represents that it has acquired and is retaining the Syndication Interest it is acquiring in the Loan for its own account in the ordinary course of its banking or financing business; (b) agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan without compliance with all of the terms and conditions of the Credit Agreement, including Section 15.27 thereof.
     2.6. Adopting Party:
2.6.1 Irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the State of Colorado and the United States District Court for the District of Colorado and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.
2.6.2 Adopting Party hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against such Person for breach of this Credit Agreement or under the Notes or other

3

Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Adopting Party irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Adopting Party hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), The Corporation Company, or such other Person as it may designate to the Administrative Agent, in each case with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Adopting Party to receive for and on its behalf at such agent’s Denver, Colorado office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Adopting Party agrees that it shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Adopting Party of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Adopting Party for all purposes of such litigation.
2.6.3 HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ADOPTING PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ADMINISTRATIVE AGENT OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ADOPTING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
3.	General.
     3.1. Adopting Party’s address for notice under Section 16.4 of the Credit Agreement shall be as set forth beneath its signature below.

4

     IN WITNESS HEREOF, the parties hereto have caused this Syndication Adoption Agreement to be executed as of the Effective Date by their duly authorized representatives.

Administrative Agent (as Administrative Agent):

COBANK, ACB

By
Name:
Title:

5

ADOPTING PARTY:

By:

Name:
Title:

Contact Name:
Title:
Address:

Phone No.:
Fax No.:
Individual 5-Year Commitment: $
Payment Instructions:
Bank:
ABA #:
Acct. Name:
Account No.:
Attn:
Ref:

6

BORROWER’S CONSENT
     Borrower hereby signifies its consent to acquisition of an Individual 5-Year Commitment by Adopting Party as described above.

CHS, INC.

By
Name
Title

7

EXHIBIT 3.2
to Credit Agreement
BID REQUEST
(5-Year Facility)
                                        , 200__
VIA FACSIMILE (303) 740-4100

To:	The Bid Agent and all Syndication Parties holding an Individual 5-Year Commitment under the Credit Agreement

From:	CHS Inc. (“Borrower”)

Re:	2006 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of May 18, 2006, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.
          We hereby give notice pursuant to Section 3.2 of the Credit Agreement that we request Bids for the following proposed 5-Year Bid Advances (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement) [maximum of five amounts/maturities]:
Date of Borrowing:
Aggregate Principal Amount of Borrowing:

Principal Amount*	Bid Maturity Date+
$
$
$
$
$

•	*Borrower reserves the right to reduce or apportion this amount during the Bid selection process.

•	+May not extend more than 30 days beyond the 5-Year Maturity Date

CHS INC.

By:

Name:

Title:

EXHIBIT 3.3
to Credit Agreement
BID FORM
(5-Year Facility)
                                                  , 200___
VIA FACSIMILE (303) 740-4100

To:	CHS Inc. (“Borrower”) and the Bid Agent

From:	[NAME OF SYNDICATION PARTY]

Re:	2006 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of May 18, 2006, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.
          In response to the Bid Request of the Borrower dated                     , 200_, we hereby offer to make Bid Advance(s) in the following principal amount(s), with the following Bid Maturity Date(s) and at the following interest rate(s) (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

	Bid	Bid*
Principal Amount	Maturity Date	Rate
$
$
$
$
$

*	Specify rate of interest per annum (to the nearest 1/10,000 of 1%).
          The offer set forth in this Bid expires at 12:00 noon (Central time) on the date hereof to the extent not accepted by Borrower on or before such time. Each offer set forth above is irrevocable, but is subject to the satisfaction of the applicable conditions set forth in Articles 3 and 10 of the Credit Agreement.
          Person to contact:                                         .
          Telephone Number: (___)

[Name of Bank]

Dated: , 200_	By:

Name:

Title:

EXHIBIT 3.4
to Credit Agreement
BID SELECTION NOTICE
(5-Year Facility)
                                        , 200__

To:	[NAME OF SYNDICATION PARTY] (“Syndication Party”) and the Bid Agent

From:	CHS Inc. (“Borrower”)

Re:	2006 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of May 18, 2006, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.
          The Borrower hereby accepts the Syndication Party’s offer, set forth in its Bid dated                     , 200_, for Bid Advances in the following principal amount(s), and for the following Bid Maturity Date(s), and at the following interest rate(s) (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

	Bid	Bid
Principal Amount	Maturity Date	Rate
$
$
$
$
$

CHS INC.

By:

Name:

Title:

Dated: , 200_.

EXHIBIT 5.7
to
Credit Agreement
Special Interest Rates
     None.

Exhibit 9.3
to Credit Agreement
Litigation
The Company is a party or could become a party to various lawsuits and administrative proceedings incidental to its business, such as workers’ compensation cases, OSHA cases, pollution control cases, employment discrimination cases, arbitration cases and others. It is impossible at this time to estimate what the ultimate legal and financial liability of the Association will be; however, management believes, based on the information available to date and the resolution of prior proceedings, that the ultimate liability of all litigation and proceedings will not have a material impact on the financial condition of the Association.

Exhibit 9.8
to Credit Agreement
Payment of Taxes
None.

Exhibit 9.10
to Credit Agreement
Employee Benefit Plans
Plan Name and Number
Plan 001 – CHS Pension Plan
Plan 002 – CHS Pension Plan for Production Employees
Plan 014 — CHS Savings Plan
Plan 028 — CHS Savings Plan for Union Production Employees
Plan 501 — CHS Group Life Insurance Plan
Plan 502 — CHS Group Health Plan
Plan 515 — CHS Flexible Benefit Compensation Plan
Plan 517 — CHS Temporary Disability Benefits Plan
Plan 519 — CHS Educational Assistance Plan
Plan 520 — CHS Employee Assistance Plan
Plan 522 — CHS Health Maintenance Organization Plan
Plan 523 — CHS Long Term Disability Plan
Plan 524 – CHS Long Term Care Plan
Plan 533 — CHS Transitions Severance Plan
Plan 534 — CHS Pathways Severance Plan (Closed 2003)
Plan 535 — CHS FMS Severance Plan
Countrymark co-op member pension plan (frozen plan – Daeske)
Doherty Employment Group 401K Plan Agreement (Wilmot, SD)
Co-op Retirement Plan (Wallace County)
CHS Acquisitions – Plan Name and Number
Plan 001 – Cenex-Swiss Valley 401(k) Plan (Terminated 07/01/05)
Plan 001 – Union Warehouse & Supply Company Employee Pension Plan (Terminated 2006)
Plan 001 – Farmers Union Oil Company of Dickinson 401(k) Plan and Trust (Merged with Plan 014 9/30/05)
Plan 001 – Farmers Union Oil Company of Drayton 401(k) Plan and Trust (Merged with Plan 014 09/30/05)

Exhibit 9.11
to Credit Agreement
EQUITY INVESTMENTS
CHS Inc.
Investments > $5,000,000

	Balance		Consolidated
	03/31/06	Eliminations	3/31/06
Ag Processing	21,296,524		21,296,524
CF Industries	37,889,978		37,889,978
CoBank	9,092,868		9,092,868
Land O’ Lakes, Inc.	33,102,963		33,102,963
Universal Cooperatives, Inc.	6,936,039		6,936,039

INVESTMENTS IN COOPERATIVES & OTHER	108,318,372	—	108,318,372

CONSOLIDATED INVESTMENTS

Country Operations Shell Subsidiaries	28,456,282	(28,456,282)	—
Ag States Agency	20,555,402	(20,555,402)	—
Ag States Agency — Goodwill	742,820		742,820
Cenex Pipeline Company	34,801,564	(34,801,564)	—
Front Range Pipeline Co	49,266,650	(49,266,650)	—
National Co-op Refinery Association (NCRA)	389,723,302	(389,723,302)	—

TOTAL CONSOLIDATED INVESTMENTS	523,546,020	(522,803,200)	742,820.00

CORP, AGRONOMY, ENERGY, GRAIN MARKETING JV’S

Tacoma Export Marketing Co, (Temco)	6,849,633		6,849,633
US BioEnergy	69,741,789		69,741,789
United Country Brands 50% (Agriliance LLC 25%)	107,528,027		107,528,027
United Country Brands Goodwill	26,740,000		26,740,000
CHS Holding – Canada	15,668,404		15,668,404

TOTAL CORP, AGRONOMY, ENERGY, GRN MKTG	226,527,853	—	226,527,853

COUNTRY OPERATIONS JOINT VENTURES

CoFina	38,566,591		38,566,591

TOTAL COUNTRY OPERATIONS JVs	38,566,591	—	38,566,591

WHEAT MILLING JOINT VENTURES

Horizon Milling, LLC	12,361,498		12,361,498
Horizon Milling, LLC Non-base Capital	5,307,524		5,307,524
Horizon Milling Contracts	7,751,800		7,751,800

TOTAL WHEAT JV’S	25,420,822	—	25,420,822

FOODS JOINT VENTURES

Ventura Foods, LLC	111,547,500		111,547,500
Ventura Foods-Additional 10% Goodwill	12,864,429		12,864,429

TOTAL FOODS JOINT VENTURES	124,411,929	—	124,411,929

TOTAL INVESTMENTS	1,046,791,587	(522,803,200)	523,988,387

NCRA Loan	112,500,000		112,500,000

TOTAL	1,159,291,587	(522,803,200)	636,488,387

Exhibit 9.14
to Credit Agreement
Environmental Compliance
The Company is a party or could become a party to various environmental claims, investigations and remediations; however, management believes, based on the information available to date and the resolution of prior proceedings, that the ultimate liability of all environmental claims and proceedings will not have a material impact on the financial condition of the Association.

Exhibit 9.23
to Credit Agreement
Labor Matters and Labor Agreements
None.

Exhibit 12.1
to Credit Agreement
EXISTING INDEBTEDNESS
CHS Inc. & Subsidiaries
Outstanding Debt & Committed Lines of Credit
March 31, 2006

Short-Term Notes
CHS 364 Revolver	$700,000,000.00	(represents commitment - actual drawn was $161,500,000)
5yr Revolver	300,000,000.00	(represents commitment - actual drawn was -0- )
NCRA’s 2yr Revolver	15,000,000.00	(represents commitment - actual drawn was -0- )
Misc Notes	1,234,635.00

	1,016,234,635.00

Indust Rev Bonds

Montana Econ	3,925,000.00

Private Placement
Private Placement	225,000,000.00
Private Placement	175,000,000.00
Prudential Shelf Note	39,285,714.00
Prudential Shelf Note	17,857,143.00
Prudential Shelf Note	15,000,000.00
Prudential Shelf Note	15,000,000.00
Private Placement	125,000,000.00

	612,142,857.00

Cobank
Building Loan	6,076,801.00
Term Debt	102,500,000.00
NCRA’s Term Debt	6,750,000.00

	115,326,801.00

Other Notes Payable

Corp Books
Robert L. Nygaard	43,500.00
Lemmon-Thunder Hawk (DISC)	359,719.00
Mahnomen MN	581,882.00
Greenbush MN	194,992.00
Met Life	9,119,916.00
Hall Prommisory Note	102,275.00

Country Operations
Ag Svc Center-Elrosa	113,455.00
United Energy	140,618.00
Prairie Lakes — State of MN	109,699.00
Milk River — Big Sandy	174,208.00

CHS-French-Fergus Falls	55,615.00

Oilseed
Rural Electric	255,223.00
MN Rail	115,790.00

Milling
MDT Rail Rehabilitation	54,542.00
Rural Econ Development Loan	155,254.00

Ag States
Daseke Note	1,000,000.00

12,576,688.00

Consolidated Total	1,760,205,981

Exhibit 12.8(f)
to Credit Agreement
EXISTING INVESTMENTS
(excluding Restricted Subsidiaries)

	Balance
	03/31/06	Eliminations	Consolidated
Ag Processing	21,296,524		21,296,524
Archer Daniels Midland	1,475,900		1,475,900
CF Industries	37,889,978		37,889,978
Cenex Finance Association	1,752,112		1,752,112
Chicago Board of Trade	3,213,582		3,213,582
Co Grain Inc	566,221		566,221
CoBank	9,092,868		9,092,868
Cooperative Finance Association	1,214,002		1,214,002
Intrade, NV	757,714		757,714
International Malting — Lesaffre	700,000		700,000
Land O’ Lakes, Inc.	33,102,963		33,102,963
Lewis-Clark Terminal, Inc	2,055,147		2,055,147
Universal Cooperatives, Inc.	6,936,039		6,936,039
Various: Transport Cooperatives	542,225		542,225
Electric & Telephone Coops	1,481,975		1,481,975
Other Cooperatives, Etc.	2,158,885	(7,800)	2,151,085
Local Patron Coops	2,240,412	—	2,240,412
Other	1,182,257		1,182,257

INVESTMENTS IN COOPERATIVES & OTHER	127,658,805	(7,800)	127,651,005

CONSOLIDATED INVESTMENTS

Country Operations Shell Subsidiaries	28,456,282	(28,456,282)	—
Ag States Agency	20,555,402	(20,555,402)	—
Ag States Agency — Goodwill	742,820		742,820
Cenex Ag, Inc.	657,405	(657,405)	—
Cenex Petroleum, Inc.	(1,945,327)	1,945,327	—
Circle Land Management, Inc.	1,434,577	(1,434,577)	—
Cenex Pipeline Company	34,801,564	(34,801,564)	—
Fin-Ag, Inc	150,000	(150,000)	—
Front Range Pipeline Co	49,266,650	(49,266,650)	—
HSC Brazil	323,569	(323,569)	—
HSC Europe	16,200	(16,200)	—
National Co-op Refinery Association (NCRA)	389,723,302	(389,723,302)	—
Country Hedging, Inc	875,000	(875,000)	—
Sparta Foods	2,500,000	(2,500,000)	—
Tillamook/GTA Feeds, LLC	750,179	(750,179)	—
United Energy	1,174,277	(1,174,277)	—
HSC/PGG Feed	1,021,068	(1,021,068)	—

TOTAL CONSOLIDATED INVESTMENTS	530,502,967	(529,760,147)	742,820.00

CORP, AGRONOMY, ENERGY, GRAIN MARKETING JV’S

Cenex Canada	5,834		5,834
Green Bay Terminal Corp.	277,960		277,960
Tacoma Export Marketing Co, (Temco)	6,849,633		6,849,633
United Harvest, LLC	4,624,907		4,624,907
United Country Brands 50% (Agriliance LLC 25%)	107,528,027		107,528,027
United Country Brands Goodwill	26,740,000		26,740,000
CHS Holding — Canada	15,668,404		15,668,404
Whitman Terminal Assn, LLC	837,306		837,306
US BioEnergy	69,741,789		69,741,789
NCRA — Investments in LLC’s	4,984,659	(711,425)	4,273,234

TOTAL CORP, AGRONOMY, ENERGY, GRN MKTG	237,258,519	(711,425)	236,547,094

	Balance
	03/31/06	Eliminations	Consolidated
COUNTRY OPS & BUSINESS SOLUTIONS JOINT VENTURES

Allied Agronomy, LLC	335,254		335,254
Allied Agronomy Goodwill	(37,990)		(37,990)
Battle Creek/CHS, LLC	770,952		770,952
Central Montana Propane, LLC	418,685		418,685
CHS/ADM, LLC	1,230,013		1,230,013
Classic Farms, LLC	555,590		555,590
Dakota Agronomy Partners	2,141,943		2,141,943
Energy Partners, LLC	3,051,266		3,051,266
Genetic Marketing Group, LLC	6,547		6,547
Kropf/CHS, LLC	720,923		720,923
Montevideo Grain, LLC	466,382		466,382
Mountain View of Montana, LLC	1,604,598		1,604,598
Norick Risk Funding Concepts, LLC	1,752,114		1,752,114
Prairie Lakes Grain Storage, LLC	63,901		63,901
Red Rock Cooperative	15,376		15,376
Safety Resource Alliance, LLC	10,000		10,000
CoFina	38,566,591		38,566,591

TOTAL COUNTRY OPS & BUSINESS SOLUTIONS	51,672,145	—	51,672,145

WHEAT MILLING JOINT VENTURES

Horizon Milling, LLC	12,361,498		12,361,498
Horizon Milling, LLC Non-base Capital	5,307,524		5,307,524
Horizon Milling Contracts	7,751,800		7,751,800

TOTAL WHEAT JV’S	25,420,821	—	25,420,821

FOODS JOINT VENTURES

United Processors, LLC (Rocky Mountain Milling)	1,150,142		1,150,142
Ventura Foods, LLC	111,547,500		111,547,500
Ventura Foods-Original Goodwill	4,581,675		4,581,675
Ventura Foods-Additional 10% Goodwill	12,864,429		12,864,429

TOTAL FOODS JOINT VENTURES	130,143,746	—	130,143,746

TOTAL INVESTMENTS	1,102,657,004	(530,479,372)	572,177,632

Investment in United BioEnergy Fuels, LLC made 4/28/06			2,400,000

NCRA Loan	112,500,000		112,500,000

TOTAL	1,215,157,004	(530,479,372)	687,077,632

Exhibit 12.8(i)
to Credit Agreement
Investments in NCRA
CHS Cooperatives
Contributions — NCRA Investment

Stock Purchase (5/16/46)	100
Stock Purchase (3/6/58)	499,900
Stock Purchase (8/4/77)	100
Stock Purchase (5/7/74)	100
Stock Purchase from LOL (July 89)	28,729,008
Stock Purchase from Farmland (July 92)	64,801,400

NCRA has redeemed all purchases above 100% in cash.

Exhibit 12.8(j)
to Credit Agreement
Investments in Ventura Foods, LLC
CHS Cooperatives
Contributions — Ventura Foods Investment

Initial Asset Transfers for 50% interest (8/30/96)	38,490,680

Cash Contribution (1/8/99)	8,000,000

Cash Purchase of additional 10% interest (3/31/00)	25,620,000

Exhibit 15.27
to Credit Agreement
SYNDICATION ACQUISITION AGREEMENT
     This Syndication Acquisition Agreement entered into this ___day of ___, 200___(“Effective Date”) pursuant to the Credit Agreement (as defined below) by and between CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (in such role, “Administrative Agent”),                     , a Syndication Party under the Credit Agreement (“Transferor”), and                      (“Purchaser”).
Recitals
     A. Pursuant to the 2006 Amended and Restated Credit Agreement (Revolving Loan) by and between Administrative Agent, the Syndication Parties named therein, and CHS Inc. (“Borrower”), dated as of May 18, 2006 (as amended and as it may be amended in the future, the “Credit Agreement”), the Syndication Parties have agreed to provide, limited to their respective Individual Commitments and Pro Rata Shares, financing to Borrower through the 5-Year Facility, to be used for the purposes set forth in the Credit Agreement.
     B. Transferor wishes to sell and assign a portion of its Individual 5-Year Pro Rata Share of the amounts outstanding under the 5-Year Facility and/or its obligations under a portion of its Individual 5-Year Commitment (“5-Year Loan Interest”), as indicated on Exhibit A hereto, and Purchaser wishes to purchase and assume such 5-Year Loan Interest [IF TRANSFEROR IS ALSO THE ADMINISTRATIVE AGENT, INSERT THE FOLLOWING (as Syndication Party, and not as Administrative Agent)] under the Credit Agreement.
Agreement
     For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Syndication Acquisition Agreement (“Agreement”), the parties hereto hereby agree as follows:
     DEFINITIONS
     Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein.
     “Loan” as used herein shall, where the context requires, mean the 5-Year Facility with respect to which Purchaser has acquired its 5-Year Loan Interest hereunder.
1. Purchase and Sale of Syndication Interest.
     1.1. Purchaser hereby purchases from Transferor and Transferor hereby sells to Purchaser, pursuant to the terms and conditions contained herein and in Article 15 of the Credit Agreement, a Syndication Interest equal to the Individual 5-Year Commitment as set forth in Exhibit A hereto (“Purchaser’s 5-Year Loan Commitment Amount”) and a portion of the amount outstanding under the 5-Year Facility as of the

Effective Date determined by application of the 5-Year Loan Percentage as set forth in Exhibit A hereto (“Purchaser’s Outstanding 5-Year Loan Obligations Amount”), and a proportionate undivided interest in the Loan Documents (other than the Notes payable to the other Syndication Parties), and all applicable amounts owing and all applicable payments made by Borrower thereunder (excluding Borrower’s obligation to purchase Bank Equity Interests, and patronage dividends and patronage shares paid or payable on account of such Bank Equity Interests). Purchaser’s Outstanding 5-Year Loan Obligations Amount shall be allocated (a) to Bid Loans only if, and to the extent, expressly provided in Exhibit A hereto; and (b) except as provided pursuant to clause (a), proportionately in all of the 5-Year Advances, as applicable, outstanding on the Effective Date.
     1.2. Purchaser’s obligation as set forth in Section 1.1 above to purchase the Purchaser’s 5-Year Loan Commitment Amount (individually or collectively “Purchaser’s Commitment Amount”) shall, subject to the terms and conditions hereof and of Article 15 of the Credit Agreement, be continuing, unconditional, and irrevocable. Purchaser’s acquisition of Purchaser’s Commitment Amount shall be without recourse to Transferor and shall not be construed as a loan from Purchaser to Transferor. The term Purchaser’s Outstanding 5-Year Loan Obligations Amount may be hereinafter referred to as the “Purchaser’s Outstanding Obligations Amount” and, collectively with Purchaser’s Commitment Amount as “Purchaser’s Syndication Interest”.
     1.3. Purchaser agrees to remit to Transferor on the Effective Date, the Purchaser’s Outstanding Obligations Amount. Transferor and Purchaser agree to make settlement among themselves, without involvement of the Administrative Agent, with respect to any interest accrued and outstanding on the Purchaser’s Outstanding Obligations Amount as of the Effective Date.
     1.4. Purchaser agrees to, as of the Effective Date, and at all times thereafter, comply with all of the obligations of a Syndication Party holding an Individual Commitment as such obligations are set forth in the Credit Agreement.
     1.5. Transferor agrees to pay, or cause Purchaser to pay, to Administrative Agent on the Effective Date: (a) a fee in the amount of $3,500.00 for processing Purchaser’s acquisition of the Purchaser’s Commitment Amount, and (b) Administrative Agent’s out of pocket fees and expenses incurred in connection with the transaction described herein, including its attorney’s fees.
2. Purchaser’s Representations, Warranties, and Agreements.
     2.1. Purchaser represents and warrants that: (a) the making and performance of this Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Agreement is in compliance with all applicable laws and regulations promulgated thereunder and entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority

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or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting, and that it will, if requested by the Administrative Agent, furnish Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.
     2.2. Purchaser further represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence Purchaser’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if Purchaser is not created or organized under the laws of the United States of America or any state thereof, Purchaser will furnish to Administrative Agent and Borrower the IRS Forms described in Section 15.32 of the Credit Agreement, or such other forms, certifications, statements or documents, duly executed and completed by Purchaser, as evidence of Purchaser’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to Purchaser until Purchaser shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.
     2.3. Purchaser acknowledges receipt of true and correct copies of all Loan Documents from Transferor and agrees and represents that: (a) it has relied upon its independent review (i) of the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on Transferor or Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior to making its decision to acquire the Purchaser’s Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Purchaser’s Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon Transferor or Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party.

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     2.4. Purchaser acknowledges and agrees that: (a) neither Administrative Agent nor Transferor has made any representation or warranty, except as expressly stated in the Credit Agreement and this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither Administrative Agent nor Transferor assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither Transferor nor Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession.
     2.5. Purchaser: (a) represents that it has acquired and is retaining the Purchaser’s Syndication Interest in the Loan for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof; (b) agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan to any Person (“Transferee”) without the prior written consent of Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), provided that (i) any such Transfer (except a Transfer to another Syndication Party) must be in a minimum amount of $10,000,000.00, unless it Transfers the full amount of its Syndication Interest; (ii) Purchaser and each Syndication Party must maintain an Individual 5-Year Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (iii) the Transferee must execute an agreement substantially in the form of Exhibit 15.27 to the Credit Agreement and assume all of the obligations thereunder of the Syndication Party making such Transfer (“Transferor”) and execute such documents as the Administrative Agent may reasonably require; and (iv) the Transferor must pay, or cause the Transferee to pay, the Administrative Agent an assignment fee of $3,500.00 (“Assignment Fee”); (c) understands and agrees that (i) it may participate any part of its interest in the Loans to any Person (“Participant”) with the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), provided that no such consent shall be required where the Participant is a Person at least fifty percent (50%) of the equity interest in which is owned by such Transferor or which owns at least fifty percent (50%) of the equity interest in such Transferor or at least fifty percent (50%) of the equity interest of which is owned by the same Person which owns at least fifty percent (50%) of the equity interest of such Transferor, and (ii) in the event of any such participation: (A) its obligations hereunder will not change on account of such participation; (B) the Participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 15.28 hereof with respect to Voting Participants) or the right to receive payments or distributions; and (C) the Administrative Agent shall continue to deal directly with the Transferor with respect to the Loans (including with respect to voting rights, except as provided in Section 15.28 hereof with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any Participant (except as provided in Section 15.28 hereof with respect to Voting Participants); and (d) agrees that it will not divulge any non-public information regarding Borrower which it acquires on account of its being a Syndication Party to any third Persons not an employee or agent of Purchaser except (i) as may be required

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by law, rule, regulation, or court order, (ii) in connection with an examination of its books or affairs by any of its regulatory agencies or accountants, or (iii) in connection with a Transfer of, or the sale of a participation interest in, its Syndication Interest in accordance with the Credit Agreement.. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its interest in the Loans to any Federal Reserve Bank or any Farm Credit Bank in accordance with applicable law.
2.6.	Purchaser:
2.6.1 Irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the State of Colorado and the United States District Court for the District of Colorado and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.
2.6.2 With respect to litigation concerning this Agreement or the Credit Agreement within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado: Purchaser hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against such Person for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Purchaser irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Purchaser hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), The Corporation Company, or such other Person as it may designate to the Administrative Agent, in each case with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Purchaser to receive for and on its behalf at such agent’s Denver, Colorado office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Purchaser agrees that it shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and

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location of such agent. The receipt by such agent and/or by Purchaser of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Purchaser for all purposes of such litigation.
2.6.3 HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT, AGENT, TRANSFEROR, OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PURCHASER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
3. Representations of Administrative Agent and Transferor.
     3.1. Transferor and Administrative Agent represent and warrant that (a) Transferor’s Individual 5-Year Commitment is not less than Purchaser’s 5-Year Loan Commitment Amount, and (b) the total principal amount advanced and outstanding by Transferor under the 5-Year Facility as of the Effective Date is not less than Purchaser’s Outstanding 5-Year Loan Obligations Amount.
4. General.
     4.1. Purchaser’s address for notice under Section 16.4 of the Credit Agreement shall be as set forth on its signature page hereto as “Contact Name”.

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     IN WITNESS HEREOF, the parties hereto have caused this Syndication Acquisition Agreement to be executed as of the Effective Date by their duly authorized representatives.

Administrative Agent (as Administrative Agent):

COBANK, ACB

By

Name:

Title:

Transferor:

By

Name

Title

BORROWER’S CONSENT
     Borrower hereby signifies its consent to Transferor’s sale of the Purchaser’s Syndication Interest to Purchaser as described above.

CHS INC.
By

Name

Title

[Purchaser’s signature appears on the next page]

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PURCHASER:

[Name]

By:

Name:
Title:

Contact Name:
Title:
Address:

e-mail address:
Phone No.:
Fax No.:
Individual 5-Year Commitment: $.00
Payment Instructions:
Bank
ABA -
Acct. Name:
Attention:
Ref: CHS

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EXHIBIT A TO
SYNDICATION ACQUISITION AGREEMENT
An Individual 5-Year Commitment of $                     , and
     The following percentage of the principal amount outstanding under 5-Year Facility:                     % (“5-Year Loan Percentage”)
     If the following blank is completed, Purchaser’s Outstanding 5-Year Loan Obligations Amount shall be allocated in the amount(s), and to the specific Bid Loan(s) as follows:                                         .

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EXHIBIT 15.29
to Credit Agreement
WIRE INSTRUCTIONS When funds are to be wired to CoBank, including in its role as the Administrative Agent, by any Syndication Party, the following wiring information must be used:

To:	CoBank, ACB ABA # 3070-8875-4 CHS SYND 22274433 Attn: Agencyclosings
     WIRE INSTRUCTIONS When funds are to be wired to any Syndication Party, the wiring information provided on the signature page of the Credit Agreement with respect to such Syndication Party (as it may be changed from time to time by notice to the Administrative Agent) must be used.
     WIRE INSTRUCTIONS When funds are to be wired to Borrower by the Administrative Agent or by any Syndication Party, the following wiring information must be used:

To:	CHS Inc. Bank Name: Wells Fargo Bank Minnesota, N.A. 420 Montgomery San Francisco, CA 94104

Routing No. : 121000248 Account No.: 0000044070 SWIFT: WBFIUS6S

SCHEDULE 1
to Credit Agreement (Revolving Loan)
SYNDICATION PARTIES AND INDIVIDUAL COMMITMENTS

Syndication Party	Individual
Name/Address	5-Year Commitment
CoBank, ACB 5500 South Quebec Street Greenwood Village, CO 80111	$233,000,000.00
The Bank of Tokyo – Mitsubishi UFJ, Ltd. Chicago Branch 227 West Monroe Street Suite 2300 Chicago, IL 60606	$57,000,000.00
SunTrust Bank 303 Peachtree Street N.E., 3rd Floor Atlanta, GA 30308	$57,000,000.00
Bank of America, N.A. 231 South LaSalle Street Chicago, IL 60697	$57,000,000.00
Wells Fargo Bank, National Association Sixth and Marquette Minneapolis, MN 55479-0085	$57,000,000.00
BNP Paribas 787 Seventh Avenue New York, NY 10019	$57,000,000.00
Harris N. A. 111 W. Monroe Street 20th Floor West Chicago, IL 60603	$57,000,000.00
Rabobank International, New York Branch 245 Park Avenue New York, NY 10167	$57,000,000.00
Deere Credit, Inc. 6400 NW 86th Street P.O. Box 6650-Dept 140 Johnston, IA 50131-6650	$55,000,000.00
U.S. Bank National Association Corporate Food & Agribusiness Group One US Bank Plaza, 12th Floor St. Louis, MO 63101	$46,000,000.00
Natexis Banques Populaires 1251 Avenue of the Americas New York, NY 10020	$46,000,000.00

Syndication Party	Individual
Name/Address	5-Year Commitment
Fortis Captial Corp. 520 Madison Avenue New York, NY 10022	$46,000,000.00
The Bank of Nova Scotia 600 Peachtree Street, N.E. Atlanta, GA 30308	$46,000,000.00
Calyon New York Branch 1301 Avenue of the Americas New York, NY 10019	$46,000,000.00
National City Bank of Indiana 101 W. Washington St., Ste. 200 E Indianapolis, IN 46255	$25,000,000.00
M&I Marshall & Ilsley Bank 651 Nicollet Mall Minneapolis, MN 55402	$25,000,000.00
Farm Credit Services of America, PCA 5015 South 118th Street Omaha, Nebraska 68137	$23,000,000.00
ING Capital LLC 1325 Avenue of the Americas, 8F1 New York, NY 10019	$20,000,000.00
HSH Nordbank New York Branch 230 Park Avenue, 32nd Floor New York, NY 10169-0005	$15,000,000.00
Comerica Bank 500 Woodward Ave. Detroit, MI 48226	$15,000,000.00
AgStar Financial Services, PCA 14800 Galaxie Ave., Suite 205 Apple Valley, Minnesota 55124	$15,000,000.00
LaSalle Bank, National Association 135 South LaSalle Street – Suite 629 Chicago, Illinois 60603	$15,000,000.00
Wachovia Bank, National Association 5080 Spectrum Dr., Suite 500 East Addison, Texas 75001	$15,000,000.00
Société Générale 181 W. Madison, Suite 3400 Chicago, Illinois 60602	$15,000,000.00
TOTAL	$1,100,000,000.00

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SCHEDULE 2
to Credit Agreement
5-YEAR MARGIN AND 5-YEAR FACILITY FEE FACTOR
Subject to the provisions of Section 5.6, the determination of the 5-Year Margin and the 5-Year Facility Fee Factor will be made effective five (5) Banking Days after the Administrative Agent receives quarterly financial statements from Borrower; however, no adjustments will be made to the LIBO Rate applicable to LIBO Rate Loans then outstanding until the end of their then current LIBO Period. For the period from the Closing Date and until the Administrative Agent receives quarterly financial statements from Borrower for the Fiscal Quarter that ends 5/31/06, the 5-Year Margin and 5-Year Facility Fee Factor shall be determined pursuant to Tier 4.

Ratio of
Consolidated
	Funded Debt to		5-Year Facility
TIER	Cash Flow	5-Year Margin	Fee Factor
Tier 5	≤ 1.00	40.0 basis points	10.0 basis points

Tier 4	> 1.00 ≤ 1.50	45.0 basis points	12.5 basis points

Tier 3	> 1.50 ≤ 2.00	52.5 basis points	15.0 basis points

Tier 2	> 2.00 ≤ 2.50	62.5 basis points	17.5 basis points

Tier 1	> 2.50	75.0 basis points	20.0 basis points